MORGAN STANLEY ABS CAPITAL I INC. TRUST 2006-NC3

FREE WRITING PROSPECTUS

IMPORTANT NOTICE REGARDING THE CONDITIONS FOR THIS OFFERING OF ASSET-BACKED SECURITIES

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials. Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials. If we determine that condition is not satisfied in any material respect, we will notify you, and neither the issuing entity nor the underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor or the underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Toll-free 1-866-718-1649.

The registration statement referred to above (including the prospectus) is incorporated in this free writing prospectus by reference and may be accessed by clicking on the following hyperlink: http://www.sec.gov/Archives/edgar/data/1030442/000090514806002120/efc6-1020_forms3a.txt.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this material is attached are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another email system.

THIS FREE WRITING PROSPECTUS IS SUBJECT TO COMPLETION AND IS DATED MARCH 27, 2006

The information in this free writing prospectus is preliminary and subject to completion or change. The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase. This free writing prospectus is not an offer to sell or the solicitation of an offer to purchase these securities, nor will there be any sale of these securities in any jurisdiction where that offer, solicitation or sale is not permitted.

FREE WRITING PROSPECTUS

(To Prospectus dated March 14, 2006)

$ 1,357,193,000

Mortgage Pass-Through Certificates, Series 2006-NC3

Morgan Stanley ABS Capital I Inc. Trust 2006-NC3

Issuing Entity

Morgan Stanley ABS Capital I Inc.

Depositor

Morgan Stanley Mortgage Capital Inc.

Sponsor

HomEq Servicing Corporation

Servicer

The following classes of certificates are being offered pursuant to this free writing prospectus and the accompanying prospectus:

Class	Original Class Certificate Balance	Pass-Through Rate
Class A-1	$ 426,670,000	Variable
Class A-2a	$ 340,600,000	Variable
Class A-2b	$ 104,800,000	Variable
Class A-2c	$ 149,625,000	Variable
Class A-2d	$ 97,605,000	Variable
Class M-1	$ 54,035,000	Variable
Class M-2	$ 44,912,000	Variable
Class M-3	$ 25,263,000	Variable
Class M-4	$ 22,456,000	Variable
Class M-5	$ 21,754,000	Variable
Class M-6	$ 20,351,000	Variable
Class B-1	$ 18,947,000	Variable
Class B-2	$ 16,140,000	Variable
Class B-3	$ 14,035,000	Variable

You should read the section entitled “Risk Factors” starting on page S-13 of this free writing prospectus and page 10 of the accompanying prospectus and consider these factors before making a decision to invest in the certificates.

The certificates represent interests in the issuing entity only and are not interests in or obligations of any other person.

Neither the certificates nor the underlying mortgage loans will be insured or guaranteed by any governmental agency or instrumentality.

Assets of the Issuing Entity —
• The issuing entity is a trust whose assets consist primarily of two groups of fixed- and adjustable-rate, first-lien and second-lien mortgage loans secured by residential real properties.
The certificates —
• The certificates represent beneficial interests in the assets of the issuing entity, as described in this free writing prospectus; and

•      The certificates will accrue interest at a rate equal to one-month LIBOR plus a related fixed margin, subject to certain caps, as described in this free writing prospectus under “Summary—Pass-Through Rates.”

Credit enhancement —
• Subordination as described in this free writing prospectus under “Description of the Certificates—Priority of Distributions Among Certificates,”
• Overcollateralization as described in this free writing prospectus under “Description of the Certificates—Overcollateralization Provisions,” and
• Excess interest as described in this free writing prospectus under “Description of the Certificates—Overcollateralization Provisions.”

Interest Rate Support —

•

An interest rate swap agreement with Morgan Stanley Capital Services Inc., as swap provider, for the benefit of the certificates as described in this free writing prospectus under “Description of the Certificates—Interest Rate Swap Agreement.”

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR DETERMINED IF THIS FREE WRITING PROSPECTUS OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Morgan Stanley ABS Capital I Inc. will not list the certificates on any securities exchanges or on any automated quotation system of any securities association.

Each class of certificates will receive monthly distributions of interest, principal or both, commencing on May 25, 2006.

MORGAN STANLEY

March 27, 2006

Important notice about the information presented in this

free writing prospectus and the accompanying prospectus

We provide information to you about the certificates in two separate documents that provide more detail in progression: (1) the accompanying prospectus, which provides general information, some of which may not apply directly to your series of certificates, and (2) this free writing prospectus, which describes the specific terms of your series of certificates. If the accompanying prospectus contemplates multiple options, you should rely on the information in this free writing prospectus as to the applicable option.

You should rely only on the information contained or incorporated by reference in this free writing prospectus and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the Mortgage Pass-Through Certificates, Series 2006-NC3 in any state or other jurisdiction where the offer is not permitted.

For 90 days following the date of this free writing prospectus, all dealers selling certificates will deliver a free writing prospectus and prospectus. This requirement is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters of the certificates with respect to their unsold allotments or subscriptions.

We cannot sell the certificates to you unless you have been given the opportunity to receive both this free writing prospectus and the accompanying prospectus.

We include cross-references in this free writing prospectus and the accompanying prospectus to captions in these materials where you can find further information concerning a particular topic. The table of contents in this free writing prospectus and the table of contents in the prospectus provide the pages on which these captions are located.

Some of the terms used in this free writing prospectus are capitalized. These capitalized terms have specified definitions, which are included at the end of this free writing prospectus under the heading “Glossary.”

In this free writing prospectus, the terms “depositor,” “we,” “us” and “our” refer to Morgan Stanley ABS Capital I Inc.

All annexes and schedules to this free writing prospectus are a part of this free writing prospectus.

Morgan Stanley ABS Capital I Inc.’s principal offices are located at 1585 Broadway, New York, New York 10036, and its phone number is (212) 761-4000.

EUROPEAN ECONOMIC AREA

 In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c) in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

UNITED KINGDOM

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuer; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

NOTICE TO UNITED KINGDOM INVESTORS

The distribution of this free writing prospectus if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This free writing prospectus must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this free writing prospectus relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme.

TABLE OF CONTENTS

SUMMARY

RISK FACTORS

THE MORTGAGE LOAN POOL

General

Prepayment Premiums

Adjustable Rate Mortgage Loans

The Index

Underwriting Guidelines

The Mortgage Loans in the Aggregate

The Group I Mortgage Loans

The Group II Mortgage Loans

Credit Scores

THE SPONSOR

STATIC POOL INFORMATION

THE DEPOSITOR

THE ISSUING ENTITY

THE SERVICER

General

HomEq’s Delinquency and Foreclosure Experience

HomEq’s Policies and Procedures

HomEq Prior Securitizations

THE TRUSTEE

INTEREST RATE SWAP COUNTERPARTY

DESCRIPTION OF THE CERTIFICATES

General

Book-Entry Registration

Definitive Certificates

Assignment of the Mortgage Loans

Delivery of Mortgage Loan Documents

Representations and Warranties Relating to the Mortgage Loans

Payments on the Mortgage Loans

Distributions

Administration Fees

Priority of Distributions Among Certificates

Distributions of Interest and Principal

Allocation of Principal Payments to Class A Certificates

Swap Account

Calculation of One-Month LIBOR

Excess Reserve Fund Account

Interest Rate Swap Agreement

Overcollateralization Provisions

Reports to Certificateholders

THE POOLING AND SERVICING AGREEMENT

General

Subservicers

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

P&I Advances and Servicing Advances

Prepayment Interest Shortfalls

Servicer Reports

Collection and Other Servicing Procedures

Hazard Insurance

Realization Upon Defaulted Mortgage Loans

Removal and Resignation of the Servicer

Termination; Optional Clean-up Call

Certain Matters Regarding the Depositor, the Servicer and the Trustee

Amendment

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

Defaults

Prepayment Considerations and Risks

Overcollateralization Provisions

Subordinated Certificates

Effect on Yields Due to Rapid Prepayments

Weighted Average Lives of the Offered Certificates

Decrement Tables

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

Final Scheduled Distribution Date

FEDERAL INCOME TAX CONSIDERATIONS

General

Taxation of Regular Interests

Status of the Offered Certificates

The Basis Risk Contract Component

Other Matters

STATE AND LOCAL TAXES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

LEGAL MATTERS

REPORTS TO CERTIFICATEHOLDERS

RATINGS

GLOSSARY

ANNEX I - CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

ANNEX II - INTEREST RATE SWAP SCHEDULE

ANNEX III - MORTGAGE LOAN TABLES

SUMMARY

This summary highlights selected information from this free writing prospectus and does not contain all of the information that you need to consider in making your investment decision. You should read this entire free writing prospectus and the accompanying prospectus carefully to understand all of the terms of the offering of the certificates.

The Transaction Parties

Sponsor. Morgan Stanley Mortgage Capital Inc., a New York corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Depositor. Morgan Stanley ABS Capital I Inc., a Delaware corporation with its principal executive offices at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Issuing Entity. Morgan Stanley ABS Capital I Inc. Trust 2006-NC3.

Trustee. Deutsche Bank National Trust Company, a national banking association. The corporate trust office of the trustee is located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration MS06C3, and its telephone number is (714) 247-6000. The trustee will have the custodial responsibility with respect to the mortgage files for all of the mortgage loans. For a description of the trustee, see “The Trustee” in this free writing prospectus.

Servicer. HomEq Servicing Corporation, a New Jersey corporation. The principal executive office of HomEq Servicing Corporation is located at 1620 East Roseville Parkway, Suite 210, Second Floor, Roseville, California 95661, and its telephone number is (916) 339-6267. For further information regarding HomEq Servicing Corporation, see “The Servicer” in this free writing prospectus. In addition, up to 10% of the mortgage loans may be serviced by Wells Fargo Bank, N.A.

Responsible Party. NC Capital Corporation, a California corporation. The principal executive office of NC Capital Corporation is 18400 Von Karman, Suite 1000, Irvine, California 92612 and its telephone number is (949) 440-7030. For certain information regarding NC Capital Corporation see “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

Swap Provider. Morgan Stanley Capital Services Inc., a Delaware corporation. Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The principal executive office of the swap provider is located at 1585 Broadway, New York, New York 10036, and its telephone number is (212) 761-4000. See “Interest Rate Swap Counterparty” in this free writing prospectus.

The following diagram illustrates the various parties involved in the transaction and their functions.

The Offered Certificates

The Morgan Stanley ABS Capital I Inc. Trust 2006-NC3 will issue the Mortgage Pass-Through Certificates, Series 2006-NC3. Fourteen classes of the certificates – the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates – are being offered to you by this free writing prospectus. The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

The Other Certificates

The trust will also issue three other classes of certificates – the Class X, Class P and Class R certificates – which will not be offered under this free writing prospectus.

The Class X certificates will have an initial aggregate principal balance of approximately $46,322,237, which is approximately equal to the initial overcollateralization required by the pooling and servicing agreement. The Class X certificates will initially represent an interest of approximately 3.30% of the aggregate scheduled principal balance of the mortgage loans in the trust.

The Class P certificates will have an aggregate principal balance equal to $100 but will not be entitled to distributions in respect of interest. The Class P certificates will be entitled to all prepayment premiums or charges received in respect of the mortgage loans.

The certificates will represent undivided interests in the assets of the trust, which will consist primarily of the mortgage loans.

Structural Overview

The following chart illustrates generally the distribution priorities and the subordination features applicable to the offered certificates and the Class X certificates.

Closing Date

On or about April 28, 2006.

Cut-off Date

April 1, 2006.

Distribution Date

Distributions on the certificates will be made on the 25th day of each month, or, if the 25th day is not a business day, on the next business day, beginning in May 2006, to the holders of record on the preceding record date.

Final Scheduled Distribution Date

The final scheduled distribution date is the distribution date occurring in March 2036. See “Prepayment and Yield Considerations—Final Scheduled Distribution Date” in this free writing prospectus.

Record Date

The record date for the offered certificates will be the business day preceding the related distribution date, unless the offered certificates are issued in definitive form, in which case the record date will be the last business day of the month preceding the month in which the related distribution date occurs.

Pass-Through Rates

The Class A-1 certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group I Loan Cap, as defined in the “Glossary” in this free writing prospectus, and (iii) the WAC Cap, as defined in the “Glossary” in this free writing prospectus.

The Class A-2a certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, as defined in the “Glossary” in this free writing prospectus, and (iii) the WAC Cap.

The Class A-2b certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, and (iii) the WAC Cap.

The Class A-2c certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, and (iii) the WAC Cap.

The Class A-2d certificates will have a pass-through rate equal to the least of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable), (ii) the Group II Loan Cap, and (iii) the WAC Cap.

The Class M-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class M-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class M-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class M-4 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class M-5 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class M-6 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class B-1 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class B-2 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

The Class B-3 certificates will have a pass-through rate equal to the lesser of (i) one-month LIBOR plus [___]% ([___]% after the first distribution date on which the optional clean up call is exercisable) and (ii) the WAC Cap.

Interest will accrue on the offered certificates on the basis of a 360-day year and the actual number of days elapsed in the applicable interest accrual period. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

Interest Accrual Period

The interest accrual period for the offered certificates for any distribution date will be the period from and including the preceding distribution date (or, in the case of the first distribution date, the closing date) through the day before the current distribution date.

Distribution Priorities

   Distributions on the certificates are required to be made monthly on each distribution date from available funds (after giving effect to the payment of any fees and expenses of the servicer and the trustee) to the classes of certificates in the following order of priority:

    (a) to an account for payment to the provider of the interest swap agreement of certain amounts payable to the swap provider;

    (b) (i) first, to the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, their accrued certificate interest for the related interest accrual period and any unpaid interest amounts from prior distribution dates, payable first from the interest payments on the mortgage loans in the applicable loan group related to those classes of certificates, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, their accrued certificate interest;

    (c) (1) on each distribution date prior to the Stepdown Date or on which a Trigger Event is in effect, an amount equal to the principal distribution amount (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus) (i) first, to the Class A certificates, pursuant to the allocation described below, until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, until their respective class certificate balances have been reduced to zero;

(2)    on each distribution date on and after the Stepdown Date and on which a Trigger Event is not in effect, (i) first, to the Class A certificates, pursuant to the allocation described below, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for the Class A certificates (each as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus), until their respective class certificate balances have been reduced to zero, and (ii) second, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, in each case, the lesser of the principal distribution amount and an amount equal to the principal distribution entitlement for that class of certificates (as further described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus), until their respective class certificate balances have been reduced to zero;

(d)              any amount remaining after the distributions in clauses (a), (b) and (c) above, (i) first, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, any unpaid interest amounts and principal amounts written down from prior distribution dates for those classes, (ii) second, to the excess reserve fund account, an amount equal to any Basis Risk Payment (as defined in the “Glossary” in this free writing prospectus) for that distribution date, (iii) third, from funds on deposit in the excess reserve fund account, an amount equal to any basis risk carryforward amounts with respect to the offered certificates for that distribution date in the same order and priority in which accrued certificate interest is allocated among those classes of certificates, with the allocation to the Class A certificates being pro rata based on their respective class certificate balances and then based on their respective basis risk carryforward amounts, and (iv) fourth, to the swap provider or the Class P, Class X or Class R certificates, any remaining amounts.

Principal payments on the Class A-1 certificates will generally be made from principal payments on the group I mortgage loans. Principal payments on the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates will generally be made from principal payments on the group II mortgage loans, and such payments will be paid sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, in that order, until their respective class certificate balances have been reduced to zero. However, from and after the distribution date on which the aggregate class certificate balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates are required to be distributed pro rata among those classes, based on their respective class certificate balances, until their class certificate balances have been reduced to zero.

“Stepdown Date” is defined in the “Glossary” included in this free writing prospectus and generally means the later to occur of (i) the earlier to occur of (a) the distribution date in May 2009 and (b) the distribution date following the distribution date on which the aggregate class certificate balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the subordination below the Class A certificates is greater than or equal to 40.50% of the aggregate stated principal balance of the mortgage loans for that distribution date.

“Trigger Event” is defined in the “Glossary” included in this free writing prospectus and generally means either a “cumulative loss trigger event” or a “delinquency loss trigger event.” A “cumulative loss trigger event” with respect to any distribution date means the circumstances in which the aggregate amount of realized losses incurred since the cut-off date through the last day of the related prepayment period divided by the aggregate stated principal balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described in the definition of “Cumulative Loss Trigger Event” in the “Glossary” included in this free writing prospectus. A “delinquency loss trigger event” with respect to any distribution date means the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related due period, equals or exceeds the applicable percentages described in the definition of “Delinquency Loss Trigger Event” included in the “Glossary.”

In addition to the distributions set forth above, distributions will be required to be made to certificateholders from any payments received by the trust under the interest rate swap agreement. Such payments will be made in the order and priority described under “Description of the Certificates—Swap Account” in this free writing prospectus.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the certificates consists solely of:

•

the use of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement described below, to cover losses on the mortgage loans and as a distribution of principal to maintain overcollateralization;

•	the subordination of distributions on the more subordinate classes of certificates to the required distributions on the more senior classes of certificates; and
•	the allocation of losses on the mortgage loans to the most subordinate classes of certificates.

Interest Rate Swap Agreement

On the closing date, the trust will enter into an interest rate swap agreement with Morgan Stanley Capital Services Inc., the swap provider, whose obligations are 100% guaranteed by Morgan Stanley. Morgan Stanley is rated “Aa3” by Moody’s Investors Service, Inc., “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “AA-” by Fitch, Inc.

Under the interest rate swap agreement, with respect to the first 55 distribution dates, the trust will pay to the swap provider a fixed payment at a rate of 5.15% per annum, determined on a “30/360” basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date, determined on a “30/360” basis), and the swap provider will pay to the trust a floating payment at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an “actual/360” basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this free writing prospectus for that distribution date. To the extent that the fixed payment exceeds the floating payment payable with respect to any of the first 55 distribution dates, amounts otherwise available for payments on the certificates will be applied on or prior to such distribution date to make a net payment to the swap provider, and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 55 distribution dates, the swap provider will make a net payment to the trust on or prior to such distribution date. Any net amounts received by or paid out from the trust under the interest rate swap agreement will either increase or reduce the amount available to make payments on the certificates, as described under “Description of the Certificates—Swap Account” in this free writing prospectus. The interest rate swap agreement is scheduled to terminate following the distribution date in November 2010.

For further information regarding the interest rate swap agreement, see “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

The Mortgage Loans

The mortgage loans to be included in the trust will be primarily fixed and adjustable rate subprime mortgage loans secured by first-lien and second-lien mortgages or deeds of trust on residential real properties. All of the mortgage loans were purchased by the sponsor from NC Capital Corporation, which in turn acquired them from its affiliate New Century Mortgage Corporation. NC Capital Corporation will make certain representations and warranties relating to the mortgage loans.

On the closing date, the sponsor will transfer the mortgage loans to the depositor and the trust will acquire the mortgage loans from the depositor. The aggregate scheduled principal balance of the mortgage loans as of the cut-off date will be approximately $1,403,515,337. Approximately 22.95% of the mortgage loans are fixed rate and approximately 77.05% of the mortgage loans are adjustable rate. Approximately 97.70% of the mortgage loans are first-lien mortgage loans, and approximately 2.30% of the mortgage loans are second-lien mortgage loans.

The information regarding the mortgage loans set forth below that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from March 1, 2006 through the cut-off date.

The mortgage loans have original terms to maturity of not greater than 360 months, have a weighted average remaining term to scheduled maturity of 355 months and have the following approximate characteristics as of the cut-off date:

Range of interest rates:	5.500%	to	13.600%
Weighted average interest rate:	8.096%
Range of gross margins of adjustable rate mortgage loans:	3.800%	to	8.000%
Weighted average gross margin of adjustable rate mortgage loans:	6.114%
Range of minimum interest rates of adjustable rate mortgage loans:	5.500%	to	12.500%
Weighted average minimum interest rate of adjustable rate mortgage loans:	8.114%
Range of maximum interest rates of adjustable rate mortgage loans:	11.600%	to	19.500%
Weighted average maximum interest rate of adjustable rate mortgage loans:	15.108%
Range of principal balances:	$13,789	to	$940,000
Average principal balance:	$183,179
Range of combined original loan-to-value ratios:	5.31%	to	100.00%
Weighted average combined original loan-to-value ratio:	80.57%
Weighted average next adjustment date of adjustable rate mortgage loans:	March 2008

Primarily for the purpose of calculating principal distributions on the Class A certificates, as further described in this free writing prospectus, the mortgage loans will be divided into two subpools, designated as “group I mortgage loans” and “group II mortgage loans.” The group I mortgage loans will consist only of those mortgage loans with principal balances that conform to Fannie Mae and Freddie Mac guidelines. The group II mortgage loans will consist of all other remaining mortgage loans. Information about the characteristics of the mortgage loans in each group is described under “The Mortgage Loan Pool” in this free writing prospectus.

After an initial fixed rate period, the interest rate on all of the adjustable rate mortgage loans will adjust semi-annually on each adjustment date to equal the sum of six-month LIBOR and the gross margin for that mortgage loan subject to periodic and lifetime limitations. See “The Mortgage Loan Pool—The Index” in this free writing prospectus.

For the adjustable-rate mortgage loans, the first adjustment date will occur only after initial periods of approximately two years or three years, as more fully described under “The Mortgage Loan Pool” in this free writing prospectus. For additional information regarding the mortgage loans, see “The Mortgage Loan Pool” in this free writing prospectus.

Servicing of the Mortgage Loans

HomEq Servicing Corporation will act as servicer with respect to the mortgage loans. In addition, up to 10% of the mortgage loans may be serviced by Wells Fargo Bank, N.A. The servicer will be obligated to service and administer the mortgage loans on behalf of the trust, for the benefit of the holders of the certificates.

Optional Termination of the Trust

Subject to the satisfaction of the conditions described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus, HomEq Servicing Corporation may, at its option, purchase the mortgage loans and terminate the trust on any distribution date when the aggregate stated principal balance, as further described in this free writing prospectus, of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date. That purchase of the mortgage loans would result in the payment on that distribution date of the final distribution on the certificates and a termination of the trust.

Advances

The servicer will be required to make cash advances with respect to delinquent payments of principal and interest on the mortgage loans, unless the servicer reasonably believes that the cash advances cannot be repaid from future payments on the applicable mortgage loans. The trustee acting as successor servicer will advance its own funds to make advances if the servicer fails to do so (unless it deems the advances to be nonrecoverable) as required under the pooling and servicing agreement. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses. The servicer (and the trustee as successor servicer and any other successor servicer, if applicable) will not be required to make any advance that it determines would be nonrecoverable. The servicer will also be required to pay compensating interest to cover prepayment interest shortfalls to the extent of its servicing fee.

Denominations

The offered certificates will be issued and available only in book-entry form, in denominations of $25,000 and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000.

Servicing and Trustee Fees

The servicer is entitled with respect to each mortgage loan to a monthly servicing fee, which will be retained by the servicer from such mortgage loan or payable monthly from amounts on deposit in the collection account. The servicing fee for the servicer will be an amount equal to interest at one-twelfth of a rate equal to 0.50% on the stated principal balance of each mortgage loan.

The trustee is entitled with respect to each mortgage loan to a monthly trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of a rate not greater than 0.02% on the stated principal balance of each mortgage loan.

Required Repurchases or Substitutions of Mortgage Loans

NC Capital Corporation has made or will make certain representations and warranties relating to the mortgage loans. If with respect to any mortgage loan any of the representations and warranties made by NC Capital Corporation are breached in any material respect as of the date made, or there exists any uncured material document defect, NC Capital Corporation will be obligated to repurchase, or substitute for, the mortgage loan as further described in this free writing prospectus under “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” and “—Delivery of Mortgage Loan Documents.”

ERISA Considerations

Subject to the conditions described under “ERISA Considerations” in this free writing prospectus, the offered certificates may be purchased by an employee benefit plan or other retirement arrangement subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

In making a decision regarding investing in any class of offered certificates, fiduciaries of such plans or arrangements should consider the additional requirements resulting from the interest rate swap agreement as discussed under “ERISA Considerations” in this free writing prospectus.

Federal Tax Aspects

Thacher Proffitt & Wood LLP is acting as tax counsel to Morgan Stanley ABS Capital I Inc. and is of the opinion that: portions of the trust will be treated as multiple real estate mortgage investment conduits, or REMICs, for federal income tax purposes; and the offered certificates will represent regular interests in a REMIC, which will be treated as debt instruments of a REMIC, and will represent interests in the right to receive certain basis risk interest carry forward payments and the obligation to make certain payments to the swap account, pursuant to the payment priorities in the transaction. Each interest in basis risk interest carry forward payments will be treated as an interest rate cap contract for federal income tax purposes.

Legal Investment

None of the classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

Ratings

In order to be issued, the offered certificates must be assigned ratings not lower than the following by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Fitch, Inc., Moody’s Investors Service, Inc., and Dominion Bond Rating Service, Inc.:

Class	S&P	Fitch	Moody’s
A-1	AAA	AAA	Aaa
A-2a	AAA	AAA	Aaa
A-2b	AAA	AAA	Aaa
A-2c	AAA	AAA	Aaa
A-2d	AAA	AAA	Aaa
M-1	AA+	AA+	Aa1
M-2	AA	AA	Aa2
M-3	AA-	AA	Aa3
M-4	A+	A+	A1
M-5	A	A	A2
M-6	A-	A-	A3
B-1	BBB+	BBB+	Baa1
B-2	BBB	BBB	Baa2
B-3	BBB-	BBB-	Baa3

A security rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by any of the rating agencies.

RISK FACTORS

In addition to the risk factors discussed in the prospectus, prospective certificateholders should consider, among other things, the following additional factors in connection with the purchase of the certificates. Unless otherwise noted, all percentages are based upon the scheduled principal balances of the mortgage loans as of the cut-off date, which is April 1, 2006. Unless otherwise indicated in this free writing prospectus, the information regarding the mortgage loans set forth in this free writing prospectus that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from March 1, 2006 through the cut-off date.

Less stringent underwriting standards and the resultant potential for delinquencies on the mortgage loans could lead to losses on your securities.

The mortgage loans were made, in part, to borrowers who, for one reason or another, are not able, or do not wish, to obtain financing from traditional sources. These mortgage loans may be considered to be of a riskier nature than mortgage loans made by traditional sources of financing, so that the holders of the certificates may be deemed to be at greater risk than if the mortgage loans were made to other types of borrowers. The underwriting standards used in the origination of the mortgage loans held by the trust are generally less stringent than those of Fannie Mae or Freddie Mac with respect to a borrower’s credit history and in certain other respects. Borrowers on the mortgage loans may have an impaired or unsubstantiated credit history. As a result of this less stringent approach to underwriting, the mortgage loans purchased by the trust may experience higher rates of delinquencies, defaults and foreclosures than mortgage loans underwritten in a manner which is more similar to the Fannie Mae and Freddie Mac guidelines.

Increased use of new mortgage loan products by borrowers may result in decline in real estate values generally.

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed anticipated levels. In that event, the securities, and your investment in the securities, may not perform as you anticipate.

Violation of various federal, state and local laws may result in losses on the mortgage loans.

There has been an increased focus by state and federal banking regulatory agencies, state attorneys general offices, the Federal Trade Commission, the U.S. Department of Justice, the U.S. Department of Housing and Urban Development and state and local governmental authorities on certain lending practices by some companies in the subprime industry, sometimes referred to as “predatory lending” practices. Sanctions have been imposed by state, local and federal governmental agencies for practices including, but not limited to, charging borrowers excessive fees, imposing higher interest rates than the borrower’s credit risk warrants and failing to adequately disclose the material terms of loans to the borrowers.

Applicable state and local laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the originators. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth in Lending Act and Regulation Z promulgated under that Act, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•

the Equal Credit Opportunity Act and Regulation B promulgated under that Act, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the mortgagor’s credit experience.

Violations of certain provisions of these federal, state and local laws may limit the ability of the servicer to collect all or part of the principal of, or interest on, the mortgage loans and in addition could subject the trust to damages and administrative enforcement (including disgorgement of prior interest and fees paid). In particular, an originator’s failure to comply with certain requirements of these federal and state laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties, and result in the obligors’ rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

NC Capital Corporation has represented or will represent that each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In addition, NC Capital Corporation has also represented or will represent that none of the mortgage loans are covered by the Home Ownership and Equity Protection Act of 1994 or is classified as a “high cost home,” “threshold,” “covered,” “high risk home” or “predatory” loan under any other applicable federal, state or local law. In the event of a breach of any of such representations, NC Capital Corporation will be obligated to cure such breach or repurchase or replace the affected mortgage loan, in the manner and to the extent described in this free writing prospectus.

Geographic concentration of the mortgage loans in particular jurisdictions may result in greater losses if those jurisdictions experience economic downturns.

Different geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, may experience higher rates of loss and delinquency on mortgage loans generally. Any concentration of the mortgage loans in a region may present risk considerations in addition to those generally present for similar mortgage-backed securities without that concentration. This may subject the mortgage loans held by the trust to the risk that a downturn in the economy in this region of the country would more greatly affect the pool than if the pool were more diversified.

In particular, the following approximate percentages of mortgage loans were secured by mortgaged properties located in the following states:

Group I mortgage loans

California	Florida	Texas
30.87%	10.03%	5.11%

Group II mortgage loans

California	Florida	New York	Texas
38.54%	9.23%	7.03%	5.52%

Because of the relative geographic concentration of the mortgaged properties within these states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, wildfires, floods, and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the economies of the states with high concentrations of mortgaged properties may be adversely affected to a greater degree than the economies of other areas of the country by certain regional developments. If the residential real estate markets in an area of concentration experience an overall decline in property values after the dates of origination of the respective mortgage loans, then the rates of delinquencies, foreclosures and losses on the mortgage loans may increase and the increase may be substantial.

Effect on yields caused by prepayments, defaults and losses.

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.
•	If you purchase your certificates at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.
•

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, for fixed rate mortgage loans, if prevailing interest rates decline significantly below the interest rates on the fixed rate mortgage loans, the fixed rate mortgage loans are more likely to prepay than if prevailing rates remain above the interest rates on the fixed rate mortgage loans. Conversely, if prevailing interest rates rise significantly, prepayments on the fixed rate mortgage loans may decrease.

•

The prepayment behavior of the adjustable rate mortgage loans and of the fixed rate mortgage loans may respond to different factors, or may respond differently to the same factors. If, at the time of their first adjustment, the interest rates on any of the adjustable rate mortgage loans would be subject to adjustment to a rate higher than the then prevailing mortgage interest rates available to borrowers, the borrowers may prepay their adjustable rate mortgage loans. The adjustable rate mortgage loans may also suffer an increase in defaults and liquidations following upward adjustments of their interest rates, especially following their initial adjustments.

•

Approximately 77.89% of the group I mortgage loans and approximately 75.38% of the group II mortgage loans require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the related mortgage loan during the applicable period.

•

NC Capital Corporation may be required to purchase mortgage loans from the trust in the event certain breaches of its representations and warranties occur or certain material document defects occur, which in each case have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of those mortgage loans.

•

HomEq Servicing Corporation may purchase all of the mortgage loans when the aggregate stated principal balance of the mortgage loans as of the last day of the related due period is equal to or less than 10% of the aggregate stated principal balance of the mortgage loans as of the cut-off date.

If the rate of default or the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•

As a result of the absorption of realized losses on the mortgage loans by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, and overcollateralization as described in this free writing prospectus, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the offered certificates.

•

The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loan pool falls below the required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the offered certificates.

•

The multiple class structure of the offered certificates causes the yield of certain classes of the offered certificates to be particularly sensitive to changes in the rates of prepayments of mortgage loans. Because distributions of principal will be made to the classes of offered certificates according to the priorities described in this free writing prospectus, the yield to maturity on those classes of offered certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on those classes. In particular, the Class M and Class B certificates generally are not entitled to receive (unless the aggregate principal balance of the Class A certificates has been reduced to zero) any portion of the amount of principal payable to the offered certificates prior to the distribution date in May 2009. Thereafter, subject to the loss and delinquency performance of the mortgage loan pool, the Class M and Class B certificates may continue (unless the aggregate principal balance of the Class A certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the offered certificates. After taking into account certain payments by the trust pursuant to the interest rate swap agreement, the weighted average lives of the Class M and Class B certificates will therefore be longer than would otherwise be the case. The effect on the market value of the Class M and Class B certificates of changes in market interest rates or market yields for similar securities may be greater than for the Class A certificates.

The value of your certificates may be reduced if the rate of default or the amount of losses is higher than expected.

•

If the performance of the mortgage loans is substantially worse than assumed by the rating agencies, the ratings of any class of the certificates may be lowered or withdrawn in the future. This may reduce the value of those certificates. No one will be required to supplement any credit enhancement or to take any other action to maintain any rating of the certificates.

Newly originated mortgage loans may be more likely to default, which may cause losses on the offered certificates.

•

Defaults on mortgage loans tend to occur at higher rates during the early years of the mortgage loans. Substantially all of the mortgage loans have been originated within the 12 months prior to their sale to the trust. As a result, the trust may experience higher rates of default than if the mortgage loans had been outstanding for a longer period of time.

The credit enhancement features may be inadequate to provide protection for the offered certificates.

•

The credit enhancement features described in this free writing prospectus are intended to enhance the likelihood that holders of the Class A certificates, and to a limited extent, the holders of the Class M certificates and, to a lesser degree, the holders of the Class B certificates, will receive regular payments of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if the advances are not likely to be recovered.

•	If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

Interest generated by the mortgage loans may be insufficient to maintain the required level of overcollateralization.

The weighted average of the net interest rates on the mortgage loans is expected to be higher than the weighted average of the pass-through rates on the offered certificates. Interest on the mortgage loans, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, is expected to generate more interest than is needed to pay interest owed on the offered certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization at the required level determined as provided in the pooling and servicing agreement. We cannot assure you, however, that enough excess interest will be generated to absorb losses or to maintain the required level of overcollateralization. The factors described below, as well as the factors described in the next Risk Factor, will affect the amount of excess interest that the mortgage loans will generate:

•

Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated or written off, excess interest may be reduced because those mortgage loans will no longer be outstanding and generating interest.
•

If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the offered certificates.

•

All of the adjustable rate mortgage loans have interest rates that adjust based on an index that is different from the index used to determine the pass-through rates on the offered certificates, and the fixed rate mortgage loans have interest rates that do not adjust. In addition, the first adjustment of the interest rates for approximately 76.71% of the adjustable rate mortgage loans will not occur until two years after the date of origination and the first adjustment of the interest rates for approximately 23.29% of the adjustable rate mortgage loans will not occur until three years after the date of origination. As a result, the pass-through rates on the offered certificates may increase relative to the weighted average of the interest rates on the mortgage loans, or the pass-through rate on the offered certificates may remain constant as the weighted average of the interest rates on the mortgage loans declines. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the offered certificates. The pass-through rates on the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates cannot exceed the lesser of the weighted average interest rate of the mortgage loans, reduced for net payments to the swap provider, in the applicable mortgage loan group or in the mortgage loan pool, in either case less certain fees and expenses payable by the trust, and the pass-through rates on the Class M and Class B certificates cannot exceed the weighted average interest rate of the mortgage loans, reduced for net payments to the swap provider, in the mortgage loan pool less certain fees and expenses payable by the trust.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

•

Investors in the offered certificates, and particularly the Class B certificates, should consider the risk that the overcollateralization may not be sufficient to protect your certificates from losses.

Effect of interest rates on the mortgage loans and other factors on the pass-through rates of the offered certificates.

The offered certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to certain limitations. Those limitations on the pass-through rates for the offered certificates are, in part, based on the weighted average of the interest rates on the mortgage loans reduced for net payments to the swap provider and net of certain fees and expenses of the trust.

A variety of factors, in addition to those described in the previous Risk Factor, could limit the pass-through rates and adversely affect the yield to maturity on the offered certificates. Some of these factors are described below:

•

The interest rates on the fixed rate mortgage loans will not adjust, and the interest rates on the adjustable rate mortgage loans are based on a six-month LIBOR index. All of the adjustable rate mortgage loans have periodic, minimum and maximum limitations on adjustments to their interest rates, and, as discussed in the previous Risk Factor, the adjustable rate mortgage loans will not have the first adjustment to their interest rates until two years or three years after the origination of those mortgage loans. As a result of the limit on the pass-through rates for the offered certificates, those certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margins.

•

The six-month LIBOR index may change at different times and in different amounts than one-month LIBOR. As a result, it is possible that interest rates on certain of the adjustable rate mortgage loans may decline while the pass-through rates on the offered certificates are stable or rising. It is also possible that the interest rates on certain of the adjustable rate mortgage loans and the pass-through rates for the offered certificates may decline or increase during the same period, but that the pass-through rates on these certificates may decline more slowly or increase more rapidly.

•

The pass-through rates for the offered certificates adjust monthly and are subject to maximum interest rate caps while the interest rates on the adjustable rate mortgage loans adjust less frequently and the interest rates on the fixed rate mortgage loans do not adjust. Consequently, the limit on the pass-through rates for the offered certificates may limit increases in the pass-through rates for those classes for extended periods in a rising interest rate environment.

•

If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the pass-through rates on the offered certificates are more likely to be limited.

•

If the pass-through rates on the offered certificates are limited for any distribution date due to a cap based on the weighted average net interest rates of the mortgage loans and, in the case of the Class A certificates also, on the weighted average net interest rates of the related loan group (in each case, reduced by certain fees and expenses and net payments to the swap provider), the resulting interest shortfalls may be recovered by the holders of these certificates on the same distribution date or on future distribution dates on a subordinated basis to the extent that on that distribution date or future distribution dates there are available funds remaining after certain other distributions on the offered certificates and the payment of certain fees and expenses of the trust. In addition, these shortfalls may be recovered from net payments, if any, from the swap provider. However, we cannot assure you that these funds, if available, will be sufficient to fully cover these shortfalls.

Effect on yields due to rapid prepayments; no assurance of amounts received under the interest rate swap agreement.

Any net payment payable to the swap provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates on the offered certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the amount on which payments due under the interest rate swap agreement are calculated (namely, the product of the scheduled notional amount and the multiplier) may exceed the aggregate scheduled principal balance of the mortgage loans in the pool, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the swap provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the offered certificates.

In addition, certain swap termination payments arising under the interest rate swap agreement are payable to the swap provider on a senior basis and such payments may reduce amounts available for distribution to certificateholders.

Any amounts received under the interest rate swap agreement will be applied as described in this free writing prospectus to pay interest shortfalls, maintain overcollateralization and cover losses. However, no amounts will be payable to the trust by the swap provider unless the floating payment owed by the swap provider for a distribution date exceeds the fixed payment owed to the swap provider for that distribution date. This will not occur except in a period where one-month LIBOR (as determined pursuant to the interest rate swap agreement) exceeds 5.15% per annum. We cannot assure you that any amounts will be received under the interest rate swap agreement, or that any such amounts that are received will be sufficient to cover interest shortfalls or losses on the mortgage loans, or to maintain required overcollateralization.

See “Description of the Certificates—Distributions of Interest and Principal,” “—Swap Account” and

“—Interest Rate Swap Agreement” in this free writing prospectus.

Prepayments on the mortgage loans could lead to shortfalls in the distribution of interest on your certificates.

When a voluntary principal prepayment is made by the mortgagor on a mortgage loan (excluding any payments made upon liquidation of any mortgage loan), the mortgagor is charged interest only up to the date of the prepayment, instead of for a full month. However, principal prepayments will only be passed through to the holders of the certificates once a month on the distribution date that follows the prepayment period in which the prepayment was received by the servicer. In the event the timing of any voluntary prepayments in full would cause there to be less than one full month’s interest, at the applicable interest rates, available to be distributed to certificateholders with respect to the prepaid mortgage loans, the servicer is obligated to pay an amount, without any right of reimbursement, for the amount of shortfalls in interest collections payable on the certificates that are attributable to the difference between the interest paid by a mortgagor in connection with those principal prepayments in full and thirty days’ interest on the prepaid mortgage loans, but only to the extent those shortfalls do not exceed the servicing fee for that distribution date payable to the servicer.

If the servicer fails to make such payments or the shortfall exceeds the servicing fee payable to the servicer for the month, there will be fewer funds available for the distribution of interest on the certificates. In addition, no such payments from the servicer will be available to cover prepayment interest shortfalls resulting from partial prepayments or involuntary prepayments such as liquidation of a defaulted mortgage loan. Such shortfalls of interest, if they result in the inability of the trust to pay the full amount of the current interest on the certificates, will result in a reduction of the yield on your certificates.

Additional risks associated with the Class M and Class B Certificates.

The weighted average lives of, and the yields to maturity on, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates will be progressively more sensitive, in that order, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, and the amount of overcollateralization following distributions on the related distribution date, will reduce the aggregate principal balance of the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 certificates, in that order. As a result of this reduction, less interest will accrue on such class of certificates than would otherwise be the case. Once a realized loss is allocated to a certificate, no principal or interest will be distributable with respect to such written down amount, except to the extent of any subsequent recoveries received on liquidated mortgage loans after they are liquidated. However, the amount of any realized losses allocated to the Class M or Class B certificates may be distributed to the holders of those certificates according to the priorities set forth under “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

Unless the aggregate principal balances of the Class A certificates have been reduced to zero, the Class M and Class B certificates will not be entitled to any principal distributions until at least May 2009 or a later date as provided in this free writing prospectus, or during any period in which delinquencies or cumulative losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Class M and Class B certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Class M and Class B certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loan pool.

In addition, the multiple class structure of the Class M and Class B certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in this free writing prospectus, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing of those losses), to the extent such losses are not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the Class X certificates or a class of Class M and Class B certificates with a lower payment priority. Furthermore, as described in this free writing prospectus, the timing of receipt of principal and interest by the Class M and Class B certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Delay in receipt of liquidation proceeds; liquidation proceeds may be less than the mortgage loan balance.

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable on the certificates. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements described in this free writing prospectus are insufficient to cover the loss.

A portion of the mortgage loans are secured by subordinate mortgages; in the event of a default, these mortgage loans are more likely to experience losses.

None of the group I mortgage loans and approximately 3.72% of the group II mortgage loans are secured by second-lien mortgages, which are subordinate to the rights of the holder of the related senior mortgages. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of the mortgage loan only to the extent that the claims, if any, of each related senior mortgagee are satisfied in full, including any related foreclosure costs. In addition, a holder of a subordinate or junior mortgage may not foreclose on the mortgaged property securing such mortgage unless it either pays the entire amount of the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertakes the obligation to make payments on each senior mortgage in the event of a default under any senior mortgage. The trust will have no source of funds to satisfy any senior mortgage or make payments due to any senior mortgagee.

An overall decline in the residential real estate markets could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second-lien mortgage loans, together with the senior mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties. This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee. A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated. If there is a reduction in value of the mortgaged property, the ratio of the amount of the mortgage loan to the value of the mortgaged property may increase over what it was at the time the mortgage loan was originated. This type of increase may reduce the likelihood of liquidation or other proceeds being sufficient to satisfy the second-lien mortgage loan after satisfaction of any senior liens.

High loan-to-value ratios increase risk of loss.

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80% or below. Approximately 46.57% and approximately 37.73% of the group I mortgage loans and group II mortgage loans, respectively, had loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80% but not more than 100% at origination. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios or combined loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Some of the mortgage loans have an initial interest-only period, which may result in increased delinquencies and losses.

Approximately 15.50% of the group I mortgage loans and approximately 22.68% of the group II mortgage loans have an initial interest-only period of up to five years after the date of origination. During this period, the payment made by the related mortgagor will be less than it would be if the principal of the mortgage loan was required to amortize. In addition, the mortgage loan principal balance will not be reduced because there will be no scheduled monthly payments of principal during this period. As a result, no principal payments will be made on the offered certificates with respect to these mortgage loans during their interest-only period unless there is a principal prepayment.

After the initial interest-only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related mortgagors. In addition, losses may be greater on these mortgage loans as a result of there being no principal amortization during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after the origination of a mortgage loan, in the aggregate, the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, or overcollateralization, will be allocated to the offered certificates in reverse order of seniority.

Mortgage loans with an initial interest-only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different from mortgage loans that amortize from origination. In particular, the failure by the related mortgagor to build equity in the property may affect the delinquency, loss and prepayment experience with respect to these mortgage loans.

The transfer of servicing may result in higher delinquencies and defaults which may adversely affect the yield on your certificates.

As of the closing date, New Century Mortgage Corporation will be servicing the mortgage loans on an interim basis. HomEq Servicing Corporation is scheduled to become the servicer of the mortgage loans on April 1, 2006. To the extent that Wells Fargo Bank, N.A. is a servicer, they are scheduled to become the servicer of the mortgage loans by no later June 1, 2006.

Although the transfer of servicing with respect to the mortgage loans is scheduled to occur no later than June 1, 2006, all transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities, the requirement to notify the mortgagors about the servicing transfer, delays caused by the transfer of the related servicing mortgage files and records to the new servicer and other reasons. As a result of this servicing transfer or any delays associated with the transfer, the rate of delinquencies and defaults on the related mortgage loans could increase at least for a period of time. We cannot assure you that there will be no disruptions associated with the transfer of servicing or, if there are disruptions, that they will not adversely affect the yield on your certificates.

Payments in full of a balloon loan depend on the borrower’s ability to refinance the balloon loan or sell the mortgaged property.

Approximately 23.43% of the group I mortgage loans and approximately 21.64% of the group II mortgage loans will not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon the borrower’s ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•

the level of available interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;
•	the financial condition of the mortgagor;
•	tax laws;
•	prevailing general economic conditions; and
•	the availability of credit for single family real properties generally.

NC Capital Corporation may not be able to repurchase defective mortgage loans.

NC Capital Corporation has made or will make various representations and warranties related to the mortgage loans. Those representations are summarized in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

If NC Capital Corporation fails to cure a material breach of its representations and warranties with respect to any mortgage loan sold by it in a timely manner, then NC Capital Corporation would be required to repurchase or substitute for the defective mortgage loan. It is possible that NC Capital Corporation may not be capable of repurchasing or substituting for any defective mortgage loans, for financial or other reasons. The inability of NC Capital Corporation to repurchase or substitute for defective mortgage loans would likely cause the mortgage loans to experience higher rates of delinquencies, defaults and losses. As a result, shortfalls in the distributions due on the certificates could occur.

The interest rate swap agreement is subject to counterparty risk.

The assets of the trust include an interest rate swap agreement that will require the swap provider to make certain payments for the benefit of the holders of the offered certificates. To the extent that payments on the offered certificates depend in part on payments to be received by the trustee under the interest rate swap agreement, the ability of the trustee to make such payments on such classes of certificates will be subject to the credit risk of the swap provider.

The credit rating of the swap provider could affect the rating of the offered certificates.

Morgan Stanley, the guarantor of the swap provider under the interest rate swap agreement, is rated “AA-” by Fitch, Inc., “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “Aa3” by Moody’s Investors Service, Inc. The ratings on the offered certificates are dependent in part upon these credit ratings. If a credit rating of the guarantor of the swap provider is qualified, reduced or withdrawn and a substitute swap provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

Bankruptcy of the depositor or the sponsor may delay or reduce collections on loans.

The depositor and the sponsor for the certificates may be eligible to become a debtor under the United States Bankruptcy Code. If the depositor or the sponsor for the certificates were to become a debtor under the United States Bankruptcy Code, the bankruptcy court could be asked to determine whether the mortgage loans that support the certificates constitute property of the debtor, or whether they constitute property of the related issuing entity. If the bankruptcy court were to determine that the mortgage loans constitute property of the estate of the debtor, there could be delays in payments to certificateholders of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders. The mortgage loans would not constitute property of the estate of the depositor or of the sponsor if the transfer of the mortgage loans from the sponsor to the depositor and from the depositor to the trust are treated as true sales, rather than pledges, of the mortgage loans.

The transactions contemplated by this free writing prospectus and the prospectus will be structured so that, if there were to be a bankruptcy proceeding with respect to the sponsor or the depositor, the transfers should be treated as true sales, and not as pledges. The mortgage loans should accordingly be treated as property of the trust and not as part of the bankruptcy estate of the depositor or sponsor. In addition, the depositor is operated in a manner that should make it unlikely that it would become the subject of a bankruptcy filing.

However, we cannot assure you that a bankruptcy court would not recharacterize the transfers as borrowings of the depositor or sponsor secured by pledges of the mortgage loans. Any request by the debtor (or any of its creditors) for such a recharacterization of these transfers, if successful, could result in delays in payments of collections on the mortgage loans and/or reductions in the amount of the payments paid to certificateholders, which could result in losses on the certificates. Even if a request to recharacterize the transfers were to be denied, delays in payments on the mortgage loans and resulting delays or losses on the certificates could result.

External events may increase the risk of loss on the mortgage loans.

In response to previously executed and threatened terrorist attacks in the United States and foreign countries, the United States has initiated military operations and has placed a substantial number of armed forces reservists and members of the National Guard on active duty status. It is possible that the number of reservists and members of the National Guard placed on active duty status in the near future may increase. To the extent that a member of the military, or a member of the armed forces reserves or National Guard who is called to active duty is a mortgagor of a mortgage loan in the trust, the interest rate limitation of the Servicemembers Civil Relief Act, and any comparable state law, will apply. Substantially all of the mortgage loans have mortgage interest rates which exceed such limitation, if applicable. This may result in interest shortfalls on the mortgage loans, which may result in shortfalls of interest on your certificates. None of the responsible party, the depositor, the underwriter, the trustee, the sponsor, the servicer or any other party has taken any action to determine whether any of the mortgage loans would be affected by such interest rate limitation. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and “Legal Aspects of the Loans—Servicemembers’ Civil Relief Act” in the prospectus.

Drug, RICO and money laundering violations could lead to property forfeitures.

Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, did not know or was reasonably without cause to believe that the property was subject to forfeiture. However, there is no assurance that such a defense would be successful.

The certificates are obligations of the trust only.

The certificates will not represent an interest in or obligation of the depositor, the servicer, the sponsor, the underwriter, NC Capital Corporation, the trustee or any of their respective affiliates. Neither the certificates nor the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the servicer, the sponsor, the underwriter, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust (including the interest rate swap agreement for the benefit of the offered certificates) will be the sole source of payments on the certificates, and there will be no recourse to the depositor, the servicer, the sponsor, the underwriter, NC Capital Corporation, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the certificates.

Your investment may not be liquid.

The underwriter intends to make a secondary market in the offered certificates, but it will have no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

None of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. Accordingly, many institutions that lack the legal authority to invest in securities that do not constitute “mortgage related securities” will not be able to invest in the offered certificates, thereby limiting the market for those certificates. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequence to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this free writing prospectus and in the prospectus.

The ratings on your certificates could be reduced or withdrawn.

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency qualifies, reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

The servicing fee may be insufficient to engage a replacement servicer.

To the extent that this free writing prospectus indicates that the fee payable to the servicer is based on a fee rate that is a percentage of the outstanding mortgage loan balances, no assurance can be made that such fee rate in the future will be sufficient to attract a replacement servicer to accept an appointment. In addition, to the extent the mortgage pool of any series has amortized significantly at the time that a replacement servicer is sought, the aggregate fee that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment.

The offered certificates may not be suitable investments.

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly payments or payment on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

THE MORTGAGE LOAN POOL

The statistical information presented in this free writing prospectus concerning the mortgage loans is based on the pool of mortgage loans as of the cut-off date, which is April 1, 2006. Unless otherwise indicated in this free writing prospectus, the information regarding the mortgage loans set forth in this free writing prospectus that is based on the principal balance of the mortgage loans as of the cut-off date assumes the timely receipt of principal scheduled to be paid on the mortgage loans on or prior to the cut-off date and no delinquencies, defaults or prepayments from March 1, 2006 through the cut-off date. With respect to the mortgage loan pool as of the cut-off date, some amortization will occur prior to the closing date. Moreover, certain mortgage loans included in the mortgage loan pool as of the cut-off date may prepay in full, or may be determined not to meet the eligibility requirements for the final mortgage loan pool, and may not be included in the final mortgage loan pool, and certain other mortgage loans may be included in the final mortgage loan pool. As a result of the foregoing, the statistical distribution of characteristics as of the closing date for the final mortgage loan pool may vary somewhat from the statistical distribution of such characteristics as of the cut-off date as presented in this free writing prospectus, although such variance should not be material.

General

The trust will primarily consist of approximately 7,662 conventional, subprime, adjustable and fixed rate, first-lien and second-lien residential mortgage loans with original terms to maturity from the first scheduled payment due date of not more than 30 years, having an aggregate cut-off date balance (after giving effect to scheduled payments due on such date) of approximately $1,403,515,337. The mortgage loans in the trust were acquired by the sponsor, Morgan Stanley Mortgage Capital Inc., from NC Capital Corporation.

The mortgage loans were originated or acquired generally in accordance with the underwriting guidelines described in this free writing prospectus. See “—Underwriting Guidelines” below. Because, in general, such underwriting guidelines do not conform to Fannie Mae or Freddie Mac guidelines, the mortgage loans are likely to experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten to a higher standard.

Approximately 2,468 (or approximately 22.95%) of the mortgage loans in the trust are fixed rate mortgage loans and approximately 5,194 (or approximately 77.05%) are adjustable rate mortgage loans, as described in more detail under “—Adjustable Rate Mortgage Loans” below. All of the mortgage loans have scheduled monthly payment due dates on the first day of the month. Interest on all of the mortgage loans accrues on the basis of a 360-day year consisting of twelve 30-day months.

Approximately 15.50% of the group I and approximately 22.68% of the group II mortgage loans have an initial interest-only period of up to five years after the date of origination.

All of the mortgage loans are secured by first or second mortgages, deeds of trust or similar security instruments creating first-liens or second-liens on residential properties consisting of one- to four-family dwelling units, individual condominium units or individual units in planned unit developments.

Pursuant to its terms, each mortgage loan, other than a loan secured by a condominium unit, is required to be covered by a standard hazard insurance policy in an amount equal to the lower of the unpaid principal amount of that mortgage loan or the replacement value of the improvements on the related mortgaged property.

Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

Approximately 41.10% of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 80%. None of the mortgage loans have loan-to-value ratios at origination, or with respect to second-lien mortgage loans, combined loan-to-value ratios at origination, in excess of 100%. The “loan-to-value ratio” of a mortgage loan at any time is the ratio of the principal balance of such mortgage loan at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification. The “combined loan-to-value ratio” of a mortgage loan at any time is the ratio of the principal balance of the second-lien mortgage loan, together with the outstanding balance of the related first-lien mortgage loan, at the date of determination to (a) in the case of a purchase, the lesser of the sale price of the mortgaged property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the mortgaged property at the time of the refinancing or modification.

[__] mortgage loans with an aggregate principal balance as of the cut-off date of $[_____], which represent approximately [____]% of the mortgage loans in the final mortgage loan pool, were more than 30 days but less than 60 days Delinquent with respect to their scheduled monthly payments.

Approximately 77.68% of the mortgage loans are fully amortizing, and approximately 22.32% of the mortgage loans are balloon mortgage loans that have substantial principal payments due on their stated maturity dates. Approximately 19.94% of the mortgage loans are interest-only for a period of time.

Prepayment Premiums

Approximately 76.33% of the mortgage loans provide for payment by the borrower of a prepayment premium (each, a “Prepayment Premium”) in connection with certain full or partial prepayments of principal. Generally, each such mortgage loan provides for payment of a Prepayment Premium in connection with certain voluntary, full or partial prepayments made within the period of time specified in the related mortgage note, ranging from one to three years from the date of origination of such mortgage loan, or the penalty period, as described in this free writing prospectus. The amount of the applicable Prepayment Premium, to the extent permitted under applicable federal or state law, is as provided in the related mortgage note. Generally, this amount is equal to six months interest on any amounts prepaid in excess of 20% of the original principal balance of the related mortgage loan during any 12-month period during the applicable penalty period. No mortgage loan imposes a Prepayment Premium for a term in excess of three years. Prepayment Premiums collected from borrowers will be paid to the holders of the Class P certificates and will not be available for payment to the offered certificates.

The servicer may waive (or permit a subservicer to waive) a Prepayment Premium in accordance with the pooling and servicing agreement if (i) such waiver relates to a default or reasonably foreseeable default and would, in the servicer’s reasonable judgment, maximize recoveries on the related mortgage loan, (ii) the Prepayment Premium may not be collected under applicable federal, state or local law or regulation, or (iii) the collection of the Prepayment Premium would be considered “predatory” pursuant to written guidance published or issued by any applicable federal, state or local regulatory authority acting in its official capacity and having jurisdiction over such matters.

Adjustable Rate Mortgage Loans

All of the adjustable rate mortgage loans provide for semi-annual adjustment of the related interest rate based on the Loan Index (as described below under “—The Index”) as specified in the related mortgage note, and for corresponding adjustments to the monthly payment amount, in each case on each applicable adjustment date (each such date, an “Adjustment Date”).

The first adjustment of the interest rates for approximately 76.71% of the adjustable rate mortgage loans will occur after an initial period of approximately two years following origination (the “2/28 Adjustable Rate Mortgage Loans”) or in the case of approximately 23.29% of the adjustable rate mortgage loans, approximately three years following origination (the “3/27 Adjustable Rate Mortgage Loans”).

On each Adjustment Date for an adjustable rate mortgage loan, the interest rate will be adjusted to equal the sum, rounded generally to the nearest multiple of 1/8% of the Loan Index and a fixed percentage amount (the “Gross Margin”), provided, that, in the substantial majority of cases, the interest rate on each such adjustable rate mortgage loan will not increase or decrease by more than a fixed percentage (ranging from 1.000% to 1.500%) specified in the related mortgage note (the “Periodic Cap”) on any related Adjustment Date, except in the case of the first such Adjustment Date, and will not exceed a specified maximum interest rate over the life of such mortgage loan (the “Maximum Rate”) or be less than a specified minimum interest rate over the life of such mortgage loan

(the “Minimum Rate”). The interest rate generally will not increase or decrease on the first Adjustment Date by more than a fixed percentage specified in the related mortgage note (the “Initial Cap”); the Initial Caps range from 1.000% to 1.500% for the adjustable rate mortgage loans. Effective with the first monthly payment due on each adjustable rate mortgage loan after each related Adjustment Date or, with respect to the adjustable rate, interest-only mortgage loans – which have initial periods in which payments of only interest are required to be made – following the interest-only period, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related mortgage loan over its remaining term, and pay interest at the interest rate as so adjusted. Due to the application of the Initial Caps, Periodic Caps, and Maximum Rates, the interest rate on each such adjustable rate mortgage loan, as adjusted on any related Adjustment Date, may be less than the sum of the Loan Index and the related Gross Margin, rounded as described in this free writing prospectus. See “—The Index” below. The adjustable rate mortgage loans generally do not permit the related borrowers to convert their adjustable interest rate to a fixed interest rate.

The Index

The index used in determining the interest rates of the adjustable rate mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note (the “Loan Index”), as most recently available either as of (1) the first business day occurring in a specified period of time prior to such Adjustment Date, (2) the first business day of the month preceding the month of such Adjustment Date or (3) the last business day of the second month preceding the month in which such Adjustment Date occurs, as specified in the related mortgage note. In the event that the Loan Index becomes unavailable or otherwise unpublished, the servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.

Underwriting Guidelines

The information set forth in this section (other than the immediately following paragraph) regarding the underwriting standards of New Century Mortgage Corporation (“New Century” or the “Originator”) has been provided by New Century to the depositor.

All of the mortgage loans will be acquired on the closing date by the depositor from the sponsor and were acquired by the sponsor from New Century prior to the closing date. All of the mortgage loans were originated or acquired by New Century in accordance with the “New Century Underwriting Guidelines.” The following is a general summary of the New Century Underwriting Guidelines as generally applied, with some variation, by New Century. This summary does not purport to be a complete description of the underwriting standards of New Century.

The New Century Underwriting Guidelines are primarily intended to assess the borrower’s ability to repay the related mortgage loan, to assess the value of the mortgaged property and to evaluate the adequacy of the property as collateral for the mortgage loan. All of the mortgage loans were also underwritten with a view toward the resale of the mortgage loans in the secondary mortgage market. While New Century’s primary consideration in underwriting a mortgage loan is the value of the mortgaged property, New Century also considers, among other things, a mortgagor’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. The mortgage loans, in most cases, bear higher rates of interest than mortgage loans that are originated in accordance with Fannie Mae and Freddie Mac standards, which is likely to result in rates of delinquencies and foreclosures that are higher, and that may be substantially higher, than those experienced by portfolios of mortgage loans underwritten in a more traditional manner. As a result of New Century’s underwriting criteria, changes in the values of the related Mortgaged Properties may have a greater effect on the delinquency, foreclosure and loss experience on the mortgage loans than these changes would be expected to have on mortgage loans that are originated in a more traditional manner. No assurance can be given that the values of the related Mortgaged Properties have remained or will remain at the levels in effect on the dates of origination of the related mortgage loans. In addition, there can be no assurance that the value of the related Mortgaged Property estimated in any appraisal or review is equal to the actual value of that Mortgaged Property at the time of that appraisal or review.

The mortgage loans will have been originated in accordance with the New Century Underwriting Guidelines. On a case-by-case basis, exceptions to the New Century Underwriting Guidelines are made where compensating factors exist. It is expected that a substantial portion of the mortgage loans will represent these exceptions.

Each applicant completes an application that includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The New Century Underwriting Guidelines require a credit report on each applicant from a credit reporting company. The report typically contains information relating to matters such as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments. Mortgaged properties that are to secure mortgage loans generally are appraised by qualified independent appraisers. These appraisers inspect and appraise the subject property and verify that the property is in acceptable condition. Following each appraisal, the appraiser prepares a report that includes a market value analysis based on recent sales of comparable homes in the area and, when deemed appropriate, replacement cost analysis based on the current cost of constructing a similar home. All appraisals are required to conform to the Uniform Standards of Professional Appraisal Practice adopted by the Appraisal Standards Board of the Appraisal Foundation and are generally on forms acceptable to Fannie Mae and Freddie Mac. The New Century Underwriting Guidelines require a review of the appraisal by a qualified employee of New Century or by an appraiser retained by New Century. New Century uses the value as determined by the review in computing the loan-to-value ratio of the related mortgage loan if the appraised value of a mortgaged property, as determined by a review, is (i) more than 10% greater but less than 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio of up to 90%, and (ii) more than 5% greater but less than 25% lower than the value as determined by the appraisal for mortgage loans having a loan-to-value ration or a combined loan-to-value ratio of between 91-95%. For mortgage loans having a loan-to-value ratio or a combined loan-to-value ratio greater than 95%, the appraised value as determined by the review is used in computing the loan-to-value ratio of the related mortgage loan. If the appraised value of a mortgaged property as determined by a review is 25% or more lower than the value as determined by the appraisal, then New Century obtains a new appraisal and repeats the review process.

The mortgage loans were originated consistent with and generally conform to the New Century Underwriting Guidelines’ full documentation, limited documentation and stated income documentation residential loan programs. Under each of the programs, New Century reviews the applicant’s source of income, calculates the amount of income from sources indicated on the loan application or similar documentation, reviews the credit history of the applicant, calculates the debt service-to-income ratio to determine the applicant’s ability to repay the loan, reviews the type and use of the property being financed, and reviews the property. In determining the ability of the applicant to repay the loan, a qualifying rate has been created under the New Century Underwriting Guidelines that generally is equal to the interest rate on that loan. The New Century Underwriting Guidelines require that mortgage loans be underwritten in a standardized procedure which complies with applicable federal and state laws and regulations and requires New Century’s underwriters to be satisfied that the value of the property being financed, as indicated by an appraisal and a review of the appraisal, currently supports the outstanding loan balance. In general, the maximum loan amount for mortgage loans originated under the programs is $500,000 (additional requirements may be imposed in connection with mortgage loans in excess of $500,000). The New Century Underwriting Guidelines generally permit loans on one- to four-family residential properties to have a loan-to-value ratio at origination of up to 95% with respect to first liens loans. The maximum loan-to-value ratio depends on, among other things, the purpose of the mortgage loan, a borrower’s credit history, home ownership history, mortgage payment history or rental payment history, repayment ability and debt service-to-income ratio, as well as the type and use of the property. With respect to mortgage loans secured by mortgaged properties acquired by a mortgagor under a “lease option purchase,” the loan-to-value ratio of the related mortgage loan is based on the lower of the appraised value at the time of origination of the mortgage loan or the sale price of the related mortgaged property if the “lease option purchase price” was set less than 12 months prior to origination and is based on the appraised value at the time of origination if the “lease option purchase price” was set 12 months or more prior to origination.

The New Century Underwriting Guidelines require that the income of each applicant for a mortgage loan under the full documentation program be verified. The specific income documentation required for New Century’s various programs is as follows: under the full documentation program, applicants usually are required to submit one written form of verification of stable income for at least 12 months from the applicant’s employer for salaried employees and 24 months for self-employed applicants; under the limited documentation program, applicants usually are required to submit verification of stable income for at least 6 months, such as 6 consecutive months of complete personal checking account bank statements, and under the stated income documentation program, an applicant may be qualified based upon monthly income as stated on the mortgage loan application if the applicant meets certain criteria. All the foregoing programs require that, with respect to salaried employees, there be a telephone verification of the applicant’s employment. Verification of the source of funds, if any, that are required to be deposited by the applicant into escrow in the case of a purchase money loan is required.

In evaluating the credit quality of borrowers, New Century utilizes credit bureau risk scores, or a FICO score, a statistical ranking of likely future credit performance developed by Fair, Isaac & Company and the three national credit data repositories: Equifax, TransUnion and Experian.

The New Century Underwriting Guidelines have the following categories and criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan:

“AA” Risk. Under the “AA” risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments) are required for loan-to-value ratios above 90%. The borrower must have no late mortgage payments within the last 12 months on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550, or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% is permitted for a mortgage loan on a non-owner occupied single family or two unit property, an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and non-owner occupied three to four family residential properties or high-rise condominiums is 85%. The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80%. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A+” Risk. Under the “A+” risk category, the applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Two or more tradelines (one of which with 24 months history and no late payments), are required for loan-to-value ratios above 90%. A maximum of one 30 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 90% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied property single family or two unit property, and an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties and a non-owner occupied three to four family residential property or high-rise condo is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for non-owner occupied rural, remote or unique properties is 80% (or 75% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“A-” Risk. Under the “A-” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. A maximum of three 30 day late payments within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 60 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with FICO scores of less than 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 (or 580 under the stated income documentation program) may have occurred as long as such bankruptcy is discharged at least one day prior to funding of the loan. A maximum loan-to-value ratio of 80% is permitted with respect to borrowers with a FICO score less than or equal to 550 (or 580 with respect to stated income documentation programs) with Chapter 7 bankruptcy, which Chapter 7 bankruptcy is discharged at least one day prior to loan funding. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (any such loan may not exceed a 90% loan-to-value ratio), provided that such borrower has a FICO score of at least 550 or 80% loan-to-value ratio provided that such borrower has a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding two years. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 95% (or 85% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property, and an owner occupied high-rise condominium or three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote, or unique properties, and non-owner occupied three to four family residential properties or high rise condominiums is 85% (or 80% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and 100%, for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“B” Risk. Under the “B” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day late payments and a maximum of one 60 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 90 days late at the time of funding of the loan. No bankruptcy may have occurred during the preceding year for borrowers with a FICO score less than or equal to 550; provided, however, that a Chapter 7 bankruptcy for a borrower with a FICO score in excess of 550 may have occurred as long as such bankruptcy has been discharged at least one day prior to funding of the loan. A borrower in Chapter 13 bankruptcy may discharge such bankruptcy with the proceeds of the borrower’s loan (such loan may not exceed an 80% loan-to-value ratio for borrowers with a FICO score of less than 550). No notice of default filings or foreclosures (or submission of deeds in lieu of foreclosure) may have occurred during the preceding 18 months. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 90% (or 80% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 85% (or 75% for mortgage loans originated under the stated income documentation program) is permitted for a mortgage loan on a non-owner occupied single family or two unit property, and an owner occupied high-rise condominium or a three to four family residential property. The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and a non-owner occupied three to four family property or high-rise condo is 80% (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property is 75% (or 65% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50%, unless the loan-to-value ratio is reduced.

“C” Risk. Under the “C” risk category, an applicant must have a FICO score of 500, or greater, based on loan-to-value ratio and loan amount. Unlimited 30 day and 60 day late payments and a maximum of one 90 day late payment within the last 12 months is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 120 days late at the time of funding of the loan. All bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. No notice of default filings may have occurred during the preceding 12 months. The mortgaged property must be in at least average condition. In most cases, a maximum loan-to-value ratio of 80% (or 75% for mortgage loans originated under the stated income documentation program) for a mortgage loan on an owner occupied single family or two unit property is permitted. A maximum loan-to-value ratio of 75% is permitted for a mortgage loan on a non-owner occupied single family or 2 unit property (refinance only), or an owner occupied high-rise condominium or three to four family residential property (or 70% for mortgage loans originated under the stated income documentation program). The maximum loan-to-value ratio for owner occupied rural, remote or unique properties, and non-owner occupied three to four family residential properties or high-rise condos is 70% (or 65% for mortgages originated under the stated income documentation program). The maximum loan-to-value ratio for a non-owner occupied rural, remote or unique property (refinance only) is 65% (or 60% for mortgage loans originated under the stated income documentation program). The maximum combined loan-to-value ratio, including any related subordinate lien, is 85% for a refinance loan and for a purchase money loan. The maximum debt service-to-income ratio is usually 50% unless the loan-to-value ratio is reduced.

“C-” Risk. Under the “C-” risk category, an applicant must have a FICO score of 500, or greater. Unlimited 30, 60 and 90 day late payments and a maximum of one 120 day late payment is acceptable on an existing mortgage loan. An existing mortgage loan must be less than 150 days late at the time of funding of the loan. There may be no current notice of default and all bankruptcies must be discharged at least one day prior to funding of the loan; provided, however, that Chapter 13 bankruptcies may be discharged with loan proceeds. The mortgaged property must be in at least average condition. A maximum loan-to-value ratio of 70% (55% for mortgage loans originated under the stated income documentation program), is permitted for a mortgage loan on an owner occupied single family or two unit property. A maximum loan-to-value ratio of 65% is permitted for a mortgage loan on a non-owner occupied property single family or two unit property (refinance only), and an owner occupied high-rise condominium or a three to four family residential property (50% for a mortgage loan on a non-owner occupied property, an owner occupied high-rise condominium or a three to four family residential property originated under the stated income documentation program). Rural, remote or unique properties are not allowed. The maximum combined loan-to-value ratio, including any related subordinate lien, is 80% for a refinance loan and 80% for a purchase money loan. The maximum debt service-to-income ratio is usually 55%.

Special Programs. New Century originates loans which it calls “special programs” to enable borrowers with higher FICO scores and good mortgage histories the ability to obtain larger loan amounts or higher loan-to-value ratios. Special programs extend loan-to-value ratios to a maximum of 100%, and combined 80/20 (first/second) loan combinations to 100% combined loan-to-value ratios and loan amounts to $1,000,000 with higher minimum FICO scores and paid-as-agreed minimum tradeline requirements. No bankruptcy filing may have occurred during the preceding two years for borrowers with FICO scores less than 580, under the full income documentation program, or 620, under the limited income and stated income documentation programs (Chapter 13 bankruptcies may not be paid off with loan proceeds) for combined 80%/20% (first/second) loan combinations. For first mortgage loans having 100% loan-to-value ratios, no bankruptcy filing may have occurred during the preceding two years. No notice of default filings may have occurred during the preceding two years. The mortgaged property must be in at least average condition. The maximum combined loan-to-value ratio, including any related subordinate lien, is 100%, for either a refinance loan or a purchase money loan. The maximum debt service-to-income ratio is usually 50%.

Exceptions. As described above, the foregoing categories and criteria are guidelines only. On a case by case basis, it may be determined that an applicant warrants a debt service-to-income ratio exception, a pricing exception, a loan-to-value ratio exception, an exception from certain requirements of a particular risk category, etc. An exception may be allowed if the application reflects compensating factors, such as: low loan-to-value ratio; pride of ownership; a maximum of one 30 day late payment on all mortgage loans during the last 12 months; and stable employment or ownership of current residence of four or more years. An exception may also be allowed if the applicant places a down payment through escrow of at least 20% of the purchase price of the mortgaged property or if the new loan reduces the applicant’s monthly aggregate mortgage payment by 25% or more. Accordingly, a mortgagor may qualify in a more favorable risk category than, in the absence of compensating factors, would satisfy only the criteria of a less favorable risk category. It is expected that a substantial portion of the mortgage loans will represent these kinds of exceptions.

The Mortgage Loans in the Aggregate

The mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of the mortgage loans	$ 1,403,515,337
Cut-off date principal balance of the fixed rate mortgage loans	$ 322,122,497
Cut-off date principal balance of the adjustable rate mortgage loans	$ 1,081,392,840
Interest Rates:
Weighted Average	8.096%
Range	5.500% to 13.600%
Weighted average stated remaining term to maturity (in months)	355

The scheduled principal balances of the mortgage loans range from approximately $13,789 to approximately $940,000. The mortgage loans had an average scheduled principal balance of approximately $183,179.

The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the mortgage loans is approximately 80.57% and approximately 41.10% of the mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

Approximately 97.70% of the mortgage loans are secured by first liens. Approximately 2.30% of the mortgage loans are secured by second liens.

No more than approximately 0.43% of the mortgage loans are secured by mortgaged properties located in any one zip code area.

None of the mortgage loans has a Prepayment Premium period at origination in excess of three years.

NC Capital has represented or will represent with respect to each mortgage loan sold by it that

•

none of the group I mortgage loans sold by it is (a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home” or “predatory” loan under any other applicable federal, state or local law;

•	none of the group I mortgage loans originated on or after October 1, 2002 and on or before March 6, 2003 is secured by property located in the State of Georgia; and
•	in connection with the origination of the group I mortgage loans, no proceeds from a group I mortgage loan were used to finance a single-premium credit life insurance policy.

See “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

The tables on Annex III attached to this free writing prospectus set forth certain statistical information with respect to the mortgage loans in the aggregate. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group I Mortgage Loans

The group I mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group I mortgage loans	$535,011,961
Cut-off date principal balance of group I fixed rate mortgage loans	$123,619,633
Cut-off date principal balance of group I adjustable rate mortgage loans	$411,392,328
Interest Rates:
Weighted Average	8.211%
Range	5.500% to 12.500%
Weighted average stated remaining term to maturity (in months)	355

The scheduled principal balances of the group I mortgage loans range from approximately $48,061 to approximately $522,573. The group I mortgage loans had an average scheduled principal balance of approximately $162,125.

The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group I mortgage loans is approximately 80.02% and approximately 46.57% of the group I mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80.00%.

All of the group I mortgage loans are secured by first liens. None of the group I mortgage loans are secured by second liens.

No more than approximately 0.47% of the group I mortgage loans are secured by mortgaged properties located in any one zip code area.

None of the group I mortgage loans has a Prepayment Premium period at origination in excess of three years.

The tables on Annex III attached to this free writing prospectus set forth certain statistical information with respect to the group I mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

The Group II Mortgage Loans

The group II mortgage loans are expected to have the following approximate aggregate characteristics as of the cut-off date:

Cut-off date principal balance of group II mortgage loans	$868,503,376
Cut-off date principal balance of group II fixed rate mortgage loans	$198,502,864
Cut-off date principal balance of group II adjustable rate mortgage loans	$670,000,512
Interest Rates:
Weighted Average	8.025%
Range	5.500% to 13.600%
Weighted average stated remaining term to maturity (in months)	355

The scheduled principal balances of the group II mortgage loans range from approximately $13,789 to approximately $940,000. The group II mortgage loans had an average scheduled principal balance of approximately $199,107.

The weighted average loan-to-value ratio (or, with respect to second-lien mortgage loans, combined loan-to-value ratio) at origination of the group II mortgage loans is approximately 80.91% and approximately 37.73% of the group II mortgage loans have loan-to-value ratios (or, with respect to second-lien mortgage loans, combined loan-to-value ratios) at origination exceeding 80%.

Approximately 96.28% of the group II mortgage loans are secured by first liens. Approximately 3.72% of the group II mortgage loans are secured by second liens.

No more than approximately 0.45% of the group II mortgage loans are secured by mortgaged properties located in any one zip code area.

None of the group II mortgage loans has a Prepayment Premium period at origination in excess of three years.

The tables on Annex III attached to this free writing prospectus set forth certain statistical information with respect to the group II mortgage loans. Due to rounding, the percentages shown may not precisely total 100.00%.

Credit Scores

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness (the “Credit Scores”). Credit Scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default. The Credit Score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit Scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a Credit Score purports only to be a measurement of the relative degree of risk a borrower represents to a lender, i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score. Lenders have varying ways of determining Credit Scores and, as a result, the determination of Credit Scores across the industry is not consistent. In addition, it should be noted that Credit Scores were developed to indicate a level of default probability over a two-year period, which does not correspond to the life of a mortgage loan. Furthermore, Credit Scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a Credit Score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the Credit Scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

The tables on Annex III attached to this free writing prospectus set forth information as to the Credit Scores of the related mortgagors obtained in connection with the origination of each mortgage loan.

THE SPONSOR

The sponsor is Morgan Stanley Mortgage Capital Inc., a New York corporation (“MSMC”). MSMC is an affiliate, through common parent ownership, of Morgan Stanley Capital Services Inc., the interest rate swap provider, and Morgan Stanley & Co. Incorporated, the underwriter. Morgan Stanley Mortgage Capital Inc. is also an affiliate of the depositor and a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS). The executive offices of Morgan Stanley Mortgage Capital Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. Morgan Stanley Mortgage Capital Inc. provides warehouse and repurchase financing to mortgage lenders and purchases closed, first- and subordinate-lien residential mortgage loans for securitization or resale, or for its own investment. Morgan Stanley Mortgage Capital Inc. also originates commercial mortgage loans. Morgan Stanley Mortgage Capital Inc. does not currently service loans. Instead, Morgan Stanley Mortgage Capital Inc. contracts with other entities to service the loans on its behalf.

Morgan Stanley Mortgage Capital Inc. acquires residential mortgage loans through bulk purchases and also through purchases of single loans through Morgan Stanley Mortgage Capital Inc.’s conduit loan purchase program. The mortgage loans purchased through its conduit program generally conform to the conduit origination standards.

Prior to acquiring any residential mortgage loans, Morgan Stanley Mortgage Capital Inc. conducts a review of the related mortgage loan seller that is based upon the credit quality of the selling institution. Morgan Stanley Mortgage Capital Inc.’s review process may include reviewing select financial information for credit and risk assessment and conducting an underwriting guideline review, senior level management discussion and/or background checks. The scope of the mortgage loan due diligence varies based on the credit quality of the mortgage loans.

The underwriting guideline review entails a review of the mortgage loan origination processes and systems. In addition, such review may involve a consideration of corporate policy and procedures relating to state and federal predatory lending, origination practices by jurisdiction, historical loan level loss experience, quality control practices, significant litigation and/or material investors.

As mentioned above, Morgan Stanley Mortgage Capital Inc. currently contracts with third party servicers for servicing the mortgage loans that it originates or acquires. Third party servicers are also assessed based upon the servicing rating and the credit quality of the servicing institution. The servicers may be reviewed for their systems and reporting capabilities, review of collection procedures and confirmation of servicers’ ability to provide loan-level data. In addition, Morgan Stanley Mortgage Capital Inc. may conduct background checks, meet with senior management to determine whether the servicer complies with industry standards or otherwise monitor the servicer on an ongoing basis.

MSMC has been the sponsor of securitizations backed by residential mortgage loans, including subprime mortgage loans, since 2000. The following table sets forth the approximate initial principal amount of securities issued in subprime mortgage loan securitizations sponsored by MSMC since 2000.

Year	Approximate Initial Principal Amount of Securities
2000	$ 0.4 billion
2001	$ 2.6 billion
2002	$ 8.1 billion
2003	$ 10.9 billion
2004	$ 25.7 billion
2005	$ 22.3 billion

As a sponsor, Morgan Stanley Mortgage Capital Inc. acquires mortgage loans and initiates their securitization by transferring the mortgage loans to the depositor or another entity that acts in a similar capacity as the depositor, which loans will ultimately be transferred to the issuing entity for the related securitization. In coordination with Morgan Stanley & Co. Incorporated, Morgan Stanley Mortgage Capital Inc. works with rating agencies, mortgage loan sellers and servicers in structuring the securitization transaction.

STATIC POOL INFORMATION

Information concerning MSMC’s prior residential mortgage loan securitizations involving fixed- and adjustable-rate subprime mortgage loans secured by first- or second-lien mortgages or deeds of trust in residential real properties issued by the depositor is available on the internet at

http://www.morganstanley.com/institutional/ abs_spi/Subprime.html. On this website, you can view for each of these securitizations, summary pool information as of the applicable securitization cut-off date and delinquency, cumulative loss, and prepayment information as of each distribution date by securitization for the past five years, or since the applicable securitization closing date if the applicable securitization closing date occurred less than five years from the date of this free writing prospectus. These prior transactions include, among other transactions, prior securitizations of the sponsor of mortgage loans purchased from NC Capital (see, in particular, those securitizations with a “NC” series designation). Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the trust that will issue the certificates offered by this free writing prospectus. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the sponsor’s control, such as housing prices and market interest rates. Therefore, the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the trust related to this offering.

In the event any changes or updates are made to the information available on the website, the depositor will provide to any person a copy of the information as it existed as of the date of this free writing prospectus upon request who writes or calls the depositor at 1585 Broadway, New York, New York 10036, Attention: Prospectus Department, telephone number (212) 761-4000.

The information available on the website relating to any mortgage loan securitizations issued prior to January 1, 2006 is not deemed to be part of this free writing prospectus, the accompanying prospectus or the depositor’s registration statement.

THE DEPOSITOR

Morgan Stanley ABS Capital I Inc., the depositor, is an affiliate, through common parent ownership, of the sponsor, Morgan Stanley Capital Services Inc. (the swap provider) and Morgan Stanley & Co. Incorporated (the underwriter), and is a direct, wholly-owned subsidiary of Morgan Stanley (NYSE:MS) and was incorporated in the State of Delaware on January 28, 1985. The principal executive offices of Morgan Stanley ABS Capital I Inc. are located at 1585 Broadway, 37th Floor, New York, New York 10036. Its telephone number is (212) 761-4000.

Morgan Stanley ABS Capital I Inc. does not have, nor is it expected in the future to have, any significant assets.

The depositor has been engaged since its incorporation in the securitization of mortgage loans and other asset types included within the description of the trust fund assets in the prospectus. See “Description of the Trust Funds” in the prospectus. The depositor is engaged in the business of acting as depositor of trusts that issue series of certificates that represent interests in, the assets of the trusts. The depositor acquires assets specifically for inclusion in a securitization from the sellers in privately negotiated transactions.

The certificate of incorporation of the depositor limits its activities to those necessary or convenient to carry out its securitization activities. The depositor may have limited obligations with respect to a series of certificates. The depositor will obtain the mortgage loans from the sponsor, and may also assign to the trustee certain rights of the sponsor with respect to the mortgage loans. See “Description of the Certificates—Assignment of the Mortgage Loans” in this free writing prospectus. In addition, after the issuance of a series of certificates, the depositor may have limited obligations with respect to the trust, which may include appointing a successor trustee if the trustee resigns or is otherwise removed and preparing, or causing to be prepared, certain reports filed under the Securities Exchange Act of 1934, as amended.

Neither the depositor nor any of the depositor’s affiliates will insure or guarantee distributions on the certificates of any series.

THE ISSUING ENTITY

Morgan Stanley ABS Capital I Inc. Trust 2006-NC3, the issuing entity, will be formed on the closing date pursuant to the pooling and servicing agreement. The issuing entity will be a New York common law trust with no officers or directors and no continuing duties other than to hold and service the mortgage loans and related assets and issue the certificates. The fiscal year end for the issuing entity will be December 31, commencing with December 31, 2006.

THE SERVICER

General

HomEq Servicing Corporation (“HomEq”) will act as servicer of the mortgage loans. The servicer will service the mortgage loans in accordance with the pooling and servicing agreement. The information in this free writing prospectus with regard to HomEq Servicing Corporation has been provided by HomEq.

HomEq is a nationwide consumer loan servicing company, primarily involved in mortgage loan servicing, with facilities in North Highlands, California, Raleigh, North Carolina and Boone, North Carolina. HomEq is a

subsidiary of Wachovia Corporation, the fourth largest bank holding company in the United States with assets of $521 billion as of December 31, 2005.

HomEq’s residential sub-prime and alternative servicing operations are currently rated as “Strong” by S&P. Fitch has rated HomEq “RPS1” as a primary servicer of residential Alt-A and sub-prime products, and “RSS1” as a special servicer. Moody’s has rated HomEq “SQ1” as a primary servicer of residential sub-prime mortgage loans. HomEq is an approved Freddie Mac and Fannie Mae servicer.

HomEq and its predecessor have been servicing residential mortgage loans since 1967. At the end of 2002, HomEq began acquiring servicing from third parties, and currently a substantial majority of the loans in HomEq’s servicing portfolio are serviced for third parties, including loans in over 70 residential mortgage-backed securities transactions. HomEq has serviced prime, and non-prime mortgage loans and has experience acting as a special servicer performing collections, loss mitigation, default reporting, bankruptcy, foreclosure and REO property management.

Currently, substantially all of HomEq’s servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The following table reflects the size and composition of HomEq’s servicing portfolio as of the end of each indicated period.

HomEq Mortgage Loan Servicing Portfolio

Servicing Portfolio Composition and Size

(Dollar Amounts in Thousands)

	As of December 31, 2005 Principal Balance	As of December 31, 2004 Principal Balance	As of December 31, 2003 Principal Balance	As of December 31, 2002 Principal Balance
Product Type
Fixed Rate 1st Lien	$11,234,562	$15,826,596	$13,548,719	$11,441,853
Fixed Rate 2nd Lien	1,916,188	2,448,416	2,294,855	3,296,453
ARM 1st Lien	31,639,566	24,343,483	8,109,637	2,010,520
Real Estate Owned (REO)	434,584	190,081	160,334	185,437
Total	$45,224,900	$42,808,576	$24,113,545	$16,934,264

HomEq’s Delinquency and Foreclosure Experience

The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by HomEq at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. A mortgage loan is considered Delinquent for these purposes if the full monthly payment of principal and interest has not been paid by the next scheduled due date. See the definition of “Delinquent” in the “Glossary” in this free writing prospectus. HomEq would not consider a mortgage loan current if a partial payment is made in respect of a delinquent monthly payment. HomEq’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience with respect to the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the actual rates of delinquencies and foreclosures could be higher than those previously experienced by HomEq. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for HomEq’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience with respect to the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool.

HomEq Mortgage Loan Servicing Portfolio

Delinquencies and Foreclosures

(Dollar Amounts in Thousands)

As of December 31, 2005	As of December 31, 2004

	Number of Loans	Principal Balance	Percent by Principal Balance	Number of Loans	Principal Balance	Percent by Principal Balance
Current Loans	265,153	$37,124,345	82.09%	301,208	$37,671,124	88.00%
Period of Delinquency
30 to 59 days	26,380	3,446,717	7.62%	20,831	2,378,568	5.56%
60 to 89 days	8,885	1,204,065	2.66%	6,575	761,639	1.78%
90 days or more	6,101	688,152	1.52%	3,285	324,419	0.76%
Total Delinquencies	41,366	5,338,935	11.81%	30,691	3,464,625	8.09%
Foreclosures	9,674	1,255,477	2.78%	7,006	703,929	1.64%
Bankruptcies	13,092	1,071,560	2.37%	12,181	778,816	1.82%
Total Foreclosures and Bankruptcies	22,766	2,327,037	5.15%	19,187	1,482,745	3.46%
Real Estate Owned	4,395	434,584	0.96%	2,528	190,081	0.44%
Total Portfolio	333,680	$45,224,900	100.00%	353,614	$42,808,576	100.00%

As of December 31, 2003	As of December 31, 2002

	Number of Loans	Principal Balance	Percent by Principal Balance	Number of Loans	Principal Balance	Percent by Principal Balance
Current Loans	234,635	$21,488,618	89.11%	255,443	$14,803,485	87.42%
Period of Delinquency
30 to 59 days	13,709	1,029,985	4.27%	13,387	658,621	3.89%
60 to 89 days	3,838	276,720	1.15%	3,907	184,752	1.09%
90 days or more	2,775	185,249	0.77%	3,610	183,220	1.08%
Total Delinquencies	20,322	1,491,954	6.19%	20,904	1,026,593	6.06%
Foreclosures	5,101	363,205	1.51%	5,031	302,383	1.79%
Bankruptcies	11,322	609,434	2.53%	12,424	616,366	3.64%
Total Foreclosures and Bankruptcies	16,423	972,639	4.03%	17,455	918,749	5.43%
Real Estate Owned	2,597	160,334	0.66%	3,119	185,437	1.10%
Total Portfolio	273,977	$24,113,545	100.00%	296,921	$16,934,264	100.00%

HomEq’s Policies and Procedures

Upon the acquisition of servicing rights, HomEq coordinates with the prior servicer of the mortgage loans to achieve a transfer of servicing activities with minimal impact to mortgagors. The transfer and boarding process involves notifying the mortgagors of the servicing transfer, transferring electronic files containing loan set up information and a payment history, if applicable. In addition, loan documents are stored either in hard copy or electronically imaged form for future review and reference. All boarding activities are regularly reviewed to assure best practices are employed throughout the boarding process.

Once a mortgage loan has been boarded, HomEq begins to collect mortgage payments in adherence to the applicable servicing agreement and customary industry standards. HomEq’s collections strategy is based on a predictive behavioral scoring system that enables collection efforts to be focused on mortgage loans that represent the greatest risks within the servicing portfolio and is intended to address potential collection problems as soon as possible before they migrate into more costly delinquency, foreclosure and REO status. The predictive behavioral scoring system is integrated with a predictive dialer and phone switch to facilitate incoming and outgoing calls with mortgagors. Outgoing calls range from an introduction of HomEq as servicer to advanced collection activities. Incoming calls are directed by the phone switch based upon the status of the loan to the appropriate customer service or collections representative.

In the event collection efforts are not successful, HomEq determines whether foreclosure proceedings are appropriate. HomEq considers a number of factors, including the related mortgagor’s payment history, such mortgagor’s ability and willingness to pay, the condition and occupancy of the related property, the lien position of the mortgage loan and the amount of equity in the property. HomEq also considers the costs associated with taking possession, interest and expense carry, repairs and marketing. Unless impractical, HomEq seeks to reduce the cycle time and loss severity of foreclosure actions in a manner that meets or exceeds published Fannie Mae timelines.

If a borrower goes into bankruptcy, HomEq will pursue appropriate steps to process the case quickly in an effort to increase monthly cash flows and reduce loss severity, duration and servicing costs. HomEq maintains internal controls to monitor the status of all bankruptcies, whether handled internally or through a multi-state network of attorneys specializing in bankruptcy proceedings in the state of the mortgaged property. HomEq utilizes electronic notifications and case management tools in connection with its bankruptcy account management.

When HomEq acquires title to a mortgaged property through foreclosure proceedings, it utilizes the services of its affiliate, Horizon Management Services, Inc. (“Horizon”), a wholly owned subsidiary of Wachovia Bank, N.A., which specializes in REO management services. Horizon ascertains property occupancy, obtains appraisals and broker price opinions, determines property condition and whether the costs necessary to preserve or enhance property marketability are justified, lists the property for sale and oversees the final disposition of the property. HomEq electronically monitors these activities performed by Horizon.

HomEq provides full escrow services, including property tax, hazard insurance, flood insurance and lender-placed insurance services. Most of these services are provided through third-party vendors that specialize in these service areas. HomEq conducts the initial and annual escrow analysis functions internally. HomEq monitors escrow activities on an ongoing basis.

There have been no material changes in HomEq’s servicing policies and procedures during the past three years.

HomEq Prior Securitizations

During the three years preceding the date of this free writing prospectus, HomEq has not been terminated as the servicer in a residential mortgage loan securitization due to a servicing default or application of a servicing performance test or trigger. During such time, HomEq also neither has failed to make any required advance with respect to any issuance of residential mortgage backed securities nor disclosed material noncompliance with the servicing criteria applicable to any such securitization.

THE TRUSTEE

Deutsche Bank National Trust Company (“DBNTC”) will act as trustee. DBNTC is a national banking association and has an office in Santa Ana, California. DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area. As trustee, DBNTC will be calculating certain items and reporting as set forth in the pooling and servicing agreement. DBNTC has acted as calculation agent and paying agent in numerous mortgage-backed transactions since 1991. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as trustee on behalf of the certificateholders. DBNTC may perform certain of its obligations through one or more third party vendors. However, DBNTC will remain liable for the duties and obligations required of it under the pooling and servicing agreement. DBNTC has had no material changes to DBNTC’s policies or procedures in its calculation agent and paying agent roles in mortgage-backed transactions during the past 3 years. DBNTC will act as the custodian of the mortgage files pursuant to the pooling and servicing agreement. DBNTC has performed this custodial role in numerous mortgage-backed transactions since 1991. DBNTC will maintain the mortgage files in secure, fire-resistant facilities. DBNTC will not physically segregate the mortgage files from other mortgage files in DBNTC’s custody but will be kept in shared facilities. However, DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage file and will show that the mortgage loan documents are held by the trustee on behalf of the trust. DBNTC has no pending legal proceedings that would materially affect its ability to perform its duties as custodian.

DBNTC is providing the information in the foregoing paragraph at the depositor’s request in order to assist the depositor with the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

In its capacity as trustee, DBNTC will be required to perform the following duties regarding the residential mortgage-backed securities:

•	execute and authenticate the certificates;
•	maintain lists of certificateholders;
•	maintain custody of the mortgage files with respect to all mortgage loans;
•	make distributions according to the priorities set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus;
•	collect and prepare certain reports and notices to the certificateholders as set forth in the pooling and servicing agreement;
•	collect and prepare certain reports and notices to the rating agencies as set forth in the pooling and servicing agreement;
•	notify certificateholders of “servicer events of default” as defined and described under “The Pooling and Servicing Agreement—Removal and Resignation of the Servicer” in this free writing prospectus;
•	in case of a servicer event of default, file claims and enforce all rights of action pursuant to the terms of the pooling and servicing agreement;
•

amend the provisions of the pooling and servicing agreement at the request of a specified percentage of certificateholders as further described under “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus; and

•	perform tax reporting duties and make REMIC elections pursuant to the pooling and servicing agreement.

DBNTC will only be required to perform duties that are specifically set forth in the pooling and servicing agreement, interest rate swap agreement and any other agreements relating to the issuing entity to which it is a party or the certificates. In addition, DBNTC may conclusively rely on any documents furnished to it as the trustee, is not bound to make any investigation into the facts underlying such documents, is not required to expend or risk its own funds or incur any financial liability in the exercise of its rights and powers, and will not be liable for any action taken or omitted to be taken by it in good faith and reasonably believed by it to be authorized. DBNTC is not responsible for verifying, recomputing or recalculating information given to it by the servicer. See also “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Trustee” for additional limitations on the liability of DBNTC.

DBNTC will be entitled to indemnification from (a) the responsible party for breaches of certain representations and warranties to the extent described under “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus and (b) the trust to the extent described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Trustee” in this free writing prospectus.

DBNTC may resign or be removed as set forth in the pooling and servicing agreement. Such resignation or removal will become effective when a successor trustee accepts the appointment.

INTEREST RATE SWAP COUNTERPARTY

The interest rate swap agreement will be provided by Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty that satisfies certain credit criteria (together with MSCS, the “Swap Provider”). See “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus. Morgan Stanley Capital Services Inc. is an affiliate, through common parent ownership, of the sponsor, the depositor and Morgan Stanley & Co. Incorporated, the underwriter, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1221 Avenue of Americas, New York, New York 10020, telephone number (212) 761-4000.

Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley. As of October 11, 2005, Morgan Stanley has a long-term debt rating of “Aa3” by Moody’s Investors Service, Inc. (“Moody’s”), “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”) and “AA-” by Fitch, Inc. (“Fitch”) and a short-term debt rating of “P-1” by Moody’s, “A-1” by S&P and “F1+” by Fitch.

DESCRIPTION OF THE CERTIFICATES

General

On the closing date, the trust will be created and the depositor will cause the trust to issue the certificates. The certificates will be issued in seventeen classes, the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3, Class P, Class X and Class R certificates. Only the Class A-1, Class A-2a, Class A-2b, Class A-2c, Class A-2d, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, collectively, the “Offered Certificates,” will be offered under this free writing prospectus. The certificates will collectively represent the entire undivided ownership interest in the trust fund created and held under the pooling and servicing agreement, subject to the limits and priority of distribution provided for in that agreement.

The trust fund will consist of:

•	the mortgage loans, together with the related mortgage files and all related collections and proceeds due and collected after the cut-off date;
•	such assets as from time to time are identified as REO property and related collections and proceeds;
•	assets that are deposited in the accounts, and invested in accordance with the pooling and servicing agreement; and
•	an interest rate swap agreement.

The Offered Certificates will be issued and available only in book-entry form, in denominations of $25,000 and integral multiples of $1 in excess of $25,000, except that one certificate of each class may be issued in an amount less than $25,000. For information regarding the issuance of certificates in book-entry form, see “—Book-Entry Registration” below.

Voting rights will be allocated among holders of the Offered Certificates in proportion to the Class Certificate Balances of their respective certificates on such date, except that the Class X and Class P certificates will each be allocated 1% of the voting rights. The Class X and Class P certificates will be held by the sponsor or one of its affiliates.

The Class A-1 certificates generally represent interests in the group I mortgage loans. The Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates generally represent interests in the group II mortgage loans. The Class M and Class B certificates represent interests in all of the mortgage loans.

The following chart illustrates generally the distribution priorities and subordination features applicable to the Offered Certificates and the Class X certificates.

Book-Entry Registration

The Offered Certificates are sometimes referred to in this free writing prospectus as “book-entry certificates.” No person acquiring an interest in the book-entry certificates will be entitled to receive a definitive certificate representing an obligation of the trust, except under the limited circumstances described in this free writing prospectus. Beneficial owners may elect to hold their interests through DTC, in the United States, or Clearstream Banking, société anonyme or Euroclear Bank, as operator of the Euroclear System, in Europe. Transfers within DTC, Clearstream or Euroclear, as the case may be, will be in accordance with the usual rules and operating procedures of the relevant system. So long as the Offered Certificates are book-entry certificates, such certificates will be evidenced by one or more certificates registered in the name of Cede & Co., which will be the “holder” of such certificates, as the nominee of DTC or one of the relevant depositories. Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and counterparties holding directly or indirectly through Clearstream or Euroclear, on the other, will be effected in DTC through the relevant depositories of Clearstream or Euroclear, respectively, and each a participating member of DTC. The interests of the beneficial owners of interests in the Offered Certificates will be represented by book-entries on the records of DTC and its participating members. All references in this free writing prospectus to the Offered Certificates reflect the rights of beneficial owners only as such rights may be exercised through DTC and its participating organizations for so long as such certificates are held by DTC.

The beneficial owners of the Offered Certificates may elect to hold their certificates through DTC in the United States, or Clearstream or Euroclear, if they are participants in such systems, or indirectly through organizations which are participants in such systems. The Offered Certificates will be issued in one or more certificates which in the aggregate equal the outstanding principal of the related class of certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositories, which in turn will hold such positions in customers’ securities accounts in the depositories names on the books of DTC. Except as described below, no beneficial owner will be entitled to receive a physical or definitive certificates. Unless and until definitive certificates are issued, it is anticipated that the only holder of the Offered Certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders or certificateholders as those terms are used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise their rights indirectly through participants and DTC.

The beneficial owner’s ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner’s account for such purpose. In turn, the financial intermediary’s ownership of such book-entry certificate will be recorded on the records of DTC or on the records of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a clearing corporation within the meaning of the New York UCC and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entries, thus eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, including underwriters, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly through indirect participants.

Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers of book-entry certificates, such as the Offered Certificates, among participants on whose behalf it acts with respect to the book-entry certificates and to receive and transmit distributions of principal of and interest on the book-entry certificates. Participants and indirect participants with which beneficial owners have accounts with respect to the book-entry certificates similarly are required to make book-entry transfers and receive and transmit such distributions on behalf of their respective beneficial owners.

Beneficial owners that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, book-entry certificates may do so only through participants and indirect participants. In addition, beneficial owners will receive all distributions of principal and interest from the trustee, or a paying agent on behalf of the trustee, through DTC participants. DTC will forward such distributions to its participants, which thereafter will forward them to indirect participants or beneficial owners. Beneficial owners will not be recognized by the trustee or any paying agent as holders of the Offered Certificates, and beneficial owners will be permitted to exercise the rights of the holders of the Offered Certificates only indirectly through DTC and its participants.

Because of time zone differences, it is possible that credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream participant or Euroclear participant to a DTC participant will be received with value on the DTC settlement date but, due to time zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Transfers between participants will occur in accordance with DTC rules. Transfers between Clearstream participants and Euroclear participants will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream participants or Euroclear participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the relevant depositary, each of which is a participating member of DTC. However, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the relevant depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving distribution in accordance with normal procedures for same day funds settlement applicable to

DTC. Clearstream participants and Euroclear participants may not deliver instructions directly to the relevant depositories for Clearstream or Euroclear.

Clearstream holds securities for its participant organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thus eliminating the need for physical movement of securities. Transactions may be settled through Clearstream in many currencies, including United States dollars. Clearstream provides to its Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant, either directly or indirectly.

Euroclear was created to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. The Euroclear System is owned by Euroclear plc and operated through a license agreement by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium (the “Euroclear Operator”). The Euroclear Operator holds securities and book-entry interests in securities for participating organizations and facilitates the clearance and settlement of securities transactions between Euroclear participants, and between Euroclear participants and participants of certain other securities intermediaries through electronic book-entry changes in accounts of such participants or other securities intermediaries. Non-participants of Euroclear may hold and transfer book-entry interests in the Offered Certificates through accounts with a direct participant of Euroclear or any other securities intermediary that holds a book-entry interest in the Offered Certificates through one or more securities intermediaries standing between such other securities intermediary and the Euroclear Operator. Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the book-entry certificates will be made on each distribution date by the trustee to Cede & Co., as nominee of DTC. DTC will be responsible for crediting the amount of such distributions to the accounts of the applicable DTC participants in accordance with DTC’s normal procedures. Each DTC participant will be responsible for disbursing such distribution to the beneficial owners of the book-entry certificates that it represents and to each financial intermediary for which it acts as agent. Each such financial intermediary will be responsible for disbursing funds to the beneficial owners of the book-entry certificates that it represents.

Under a book-entry format, beneficial owners of the book-entry certificates may experience some delay in their receipt of distributions, since such distributions will be forwarded by the trustee to Cede & Co., as nominee of DTC. Distributions with respect to certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by the relevant depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such book-entry certificates, may be limited due to the lack of physical certificates for such book-entry certificates. In addition, issuance of the book-entry certificates in book-entry form may reduce the liquidity of such certificates in the secondary market since certain potential investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

Monthly and annual reports on the trust made available by the trustee to Cede & Co., as nominee of DTC, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the financial intermediaries to whose DTC accounts the book-entry certificates of such beneficial owners are credited.

DTC has advised the depositor that it will take any action permitted to be taken by a holder of the Offered Certificates under the pooling and servicing agreement only at the direction of one or more participants to whose accounts with DTC the book-entry certificates are credited. Additionally, DTC has advised the depositor that it will take such actions with respect to specified percentages of voting rights only at the direction of and on behalf of participants whose holdings of book-entry certificates evidence such specified percentages of voting rights. DTC may take conflicting actions with respect to percentages of voting rights to the extent that participants whose holdings of book-entry certificates evidence such percentages of voting rights authorize divergent action.

None of the trust, the depositor, the servicer or the trustee will have any responsibility for any aspect of the records relating to or distributions made on account of beneficial ownership interests of the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

See also the attached Annex I for certain information regarding U.S. federal income tax documentation requirements for investors holding certificates through Clearstream or Euroclear (or through DTC if the holder has an address outside the United States).

Definitive Certificates

The Offered Certificates, which will be issued initially as book-entry certificates, will be converted to definitive certificates and reissued to beneficial owners or their nominees, rather than to DTC or its nominee, only if (a) DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository with respect to the book-entry certificates and the trustee or the depositor is unable to locate a qualified successor or (b) the depositor, at its option (but with the trustee’s consent), notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the participants holding beneficial interests in the certificates agree to initiate such termination.

Upon the occurrence of any event described in the immediately preceding paragraph, the trustee will be required to notify all participants of the availability through DTC of definitive certificates. Upon delivery of definitive certificates, the trustee will reissue the book-entry certificates as definitive certificates to beneficial owners. Distributions of principal of, and interest on, the book-entry certificates will thereafter be made by the trustee, or a paying agent on behalf of the trustee, directly to holders of definitive certificates in accordance with the procedures set forth in the pooling and servicing agreement.

Definitive certificates will be transferable and exchangeable at the offices of the trustee, its agent or the certificate registrar designated from time to time for those purposes. As of the closing, the trustee designates its office located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658, Attention: Transfer Unit for those purposes. No service charge will be imposed for any registration of transfer or exchange, but the trustee may require distribution of a sum sufficient to cover any tax or other governmental charge imposed in connection with the transfer or exchange.

Assignment of the Mortgage Loans

Pursuant to a mortgage loan purchase and warranties agreement, NC Capital Corporation (“NC Capital”) sold the mortgage loans, without recourse, to MSMC, and MSMC will sell and convey the mortgage loans, including all principal outstanding as of, and interest due and accruing on or after, the close of business on the cut-off date, without recourse, to the depositor on the closing date. Pursuant to the pooling and servicing agreement, the depositor will sell, without recourse, to the trust, all right, title and interest in and to each mortgage loan, including all principal outstanding as of, and interest due on or after, the close of business on the cut-off date. Each such transfer will convey all right, title and interest in and to (a) principal outstanding as of the close of business on the cut-off date (after giving effect to payments of principal due on that date, whether or not received) and (b) interest due and accrued on each such mortgage loan after the cut-off date. However, MSMC will not convey to the depositor, and will retain all of its right, title and interest in and to (x) principal due on each mortgage loan on or prior to the cut-off date and principal prepayments in full and curtailments (i.e., partial prepayments) received on each such mortgage loan prior to the cut-off date and (y) interest due and accrued on each mortgage loan on or prior to the cut-off date.

Delivery of Mortgage Loan Documents

(a) In connection with the transfer and assignment of each mortgage loan to the trust, the depositor will cause to be delivered to the trustee, on or before the closing date, the following documents with respect to each mortgage loan which constitute the mortgage file:

(b) the original mortgage note, endorsed without recourse in blank by the last endorsee, including all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee;

(c) the original of any guaranty executed in connection with the mortgage note;

(d) the related original mortgage and evidence of its recording or, in certain limited circumstances, a copy of the mortgage certified by the originator, escrow company, title company, or closing attorney;

(e) the mortgage assignment(s), or copies of them certified by the applicable originator, escrow company, title company, or closing attorney, if any, showing a complete chain of assignment from the originator of the related mortgage loan to the last endorsee – which assignment may, at the originator’s option, be combined with the assignment referred to in clause (e) below;

(f) a mortgage assignment in recordable form, which, if acceptable for recording in the relevant jurisdiction, may be included in a blanket assignment or assignments, of each mortgage from the last endorsee in blank;

(g) originals or certified copies of all assumption, modification, consolidation and extension agreements, with evidence of recording on them;

(h) an original title insurance policy or, in the event the original policy is unavailable, a certified true copy of the related policy binder, preliminary report or commitment for title certified to be true and complete by the title insurance company; and

(i) the original of any security agreement, chattel mortgage or equivalent document executed in connection with the mortgage (if provided).

Pursuant to the pooling and servicing agreement, the trustee will agree to execute and deliver on or prior to the closing date an acknowledgment of receipt of the original mortgage note, item (a) above, with respect to each of the mortgage loans delivered to the trustee, with any exceptions noted. The trustee will agree, for the benefit of the holders of the certificates, to review, or cause to be reviewed, each mortgage file within ninety days after the closing date – or, with respect to any Substitute Mortgage Loan delivered to the trustee, within thirty days after the receipt of the mortgage file by the trustee, and to deliver a certification generally to the effect that, as to each mortgage loan listed in the schedule of mortgage loans,

•	all documents required to be reviewed by it pursuant to the pooling and servicing agreement are in its possession;
•	each such document has been reviewed by it and appears regular on its face and relates to such mortgage loan;
•

based on its examination and only as to the foregoing documents, certain information set forth on the schedule of mortgage loans accurately reflects the information set forth in the mortgage file delivered on such date; and

•	each mortgage note has been endorsed as provided in the pooling and servicing agreement.

If the trustee, during the process of reviewing the mortgage files, finds any document constituting a part of a mortgage file that is not executed, has not been received or is unrelated to the mortgage loans, or that any mortgage loan does not conform to the requirements above or to the description of the requirements as set forth in the schedule of mortgage loans attached to the pooling and servicing agreement, the trustee is required to notify NC Capital, the servicer and the depositor in writing as provided in the pooling and servicing agreement. NC Capital will be required to use reasonable efforts to cause to be remedied a material defect in a document constituting part of a mortgage file of which it is so notified by the trustee. If, however, within the time frame set forth in the mortgage loan purchase and warranties agreement, NC Capital has not caused the defect to be remedied, NC Capital will be required to either (a) substitute a Substitute Mortgage Loan for the defective mortgage loan, if permitted under the terms of the mortgage loan purchase and warranties agreement, or (b) repurchase the defective mortgage loan. The substitution or repurchase is required to be effected in the same manner as a substitution or repurchase for a material breach of a mortgage loan representation and warranty, as described below under “—Representations and Warranties Relating to the Mortgage Loans.” The obligation of NC Capital to cure the defect or to substitute or repurchase the defective mortgage loan will constitute the sole remedies available to the holders of the certificates and the trustee relating to the defect.

Representations and Warranties Relating to the Mortgage Loans

Pursuant to the pooling and servicing agreement, NC Capital, the responsible party, will make representations and warranties with respect to each mortgage loan, as of the closing date, including, but not limited to:

(1)    Except with respect to the Delinquent mortgage loans described under “The Mortgage Loan Pool—General” in this free writing prospectus, no payment required under the mortgage loan is more than 30 days Delinquent nor has any payment under the mortgage loan been more than 30 days Delinquent at any time since the origination of the mortgage loan;

(2)    Except as described in representation (1) above with respect to certain Delinquent mortgage loans, to the best of NC Capital’s knowledge, there are no defaults in complying with the terms of the mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable;

(3)    The terms of the mortgage note and mortgage have not been impaired, waived, altered or modified in any respect from the date of origination, except by a written instrument which has been recorded, if necessary to protect the interests of the purchaser. No mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the mortgage loan file;

(4)    The mortgage loan is not subject to any right of rescission, set off, counterclaim or defense, including, without limitation, the defense of usury, nor will the operation of any of the terms of the mortgage note or the mortgage, or the exercise of any right under the mortgage note or the mortgage, render either the mortgage note or the mortgage unenforceable, in whole or in part, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto, and no mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the mortgage loan was originated;

(5)    Pursuant to the terms of the mortgage, all buildings or other improvements upon the mortgaged property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by Freddie Mac;

(6)    Any and all requirements of any federal, state or local law, including, without limitation, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, disclosure and all predatory and abusive lending laws applicable to the mortgage loan have been complied with, including, without limitation, any provisions therein relating to Prepayment Premiums, and the consummation of the transactions contemplated by the pooling and servicing agreement will not involve the violation of any such laws or regulations;

(7)    The mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The responsible party has not waived the performance by the mortgagor of any action, if the mortgagor’s failure to perform such action would cause the mortgage loan to be in default, nor has the responsible party waived any default resulting from any action or inaction by the mortgagor;

(8)    The mortgage is a valid, subsisting, enforceable and perfected first lien or second lien (as applicable) on the mortgaged property, including all buildings and improvements on the mortgaged property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the mortgage is subject only to:

with respect to any second lien mortgage loan, the lien of the first mortgage on the related mortgaged property;

the lien of current real property taxes and assessments not yet due and payable;

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the mortgage loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the mortgage loan or (b) which do not adversely affect the appraised value of the mortgaged property set forth in such appraisal; and

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related mortgaged property;

(9)    The mortgage note and the mortgage and any other agreement executed and delivered by a mortgagor in connection with a mortgage loan are genuine, and each is the legal, valid and binding obligation of the signatory enforceable in accordance with its terms (including, without limitation, any provisions relating to Prepayment Premiums). All parties to the mortgage note, the mortgage and any other such related agreement had legal capacity to enter into the mortgage loan and to execute and deliver the mortgage note, the mortgage and any such agreement, and the mortgage note, the mortgage and any other such related agreement have been duly and properly executed by other such related parties. No fraud, error, omission, misrepresentation, negligence or similar occurrence with respect to a mortgage loan has taken place on the part of any person, including without limitation, the mortgagor, any appraiser, any builder or developer, or any other party involved in the origination of the mortgage loan;

(10)  The mortgage loan is covered by an American Land Title Association lender’s title insurance policy, or with respect to any mortgage loan for which the related mortgaged property is located in California a California Land Title Association lender’s title insurance policy, or other generally acceptable form of policy or insurance acceptable to Fannie Mae or Freddie Mac with respect to mortgage loans and each such title insurance policy is issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the mortgaged property is located, insuring the responsible party, its successors and assigns, as to the first priority lien or second priority lien, as applicable, of the mortgage in the original principal amount of the mortgage loan, subject only to the exceptions contained in clauses (i), (ii), (iii) and (iv) of representation (8) above;

(11)  Except as described in representation (1) above with respect to certain Delinquent mortgage loans, other than payments due but not yet 30 or more days Delinquent, there is no default, breach, violation or event which would permit acceleration existing under the mortgage or the mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the responsible party nor its affiliates or any of their respective predecessors have waived any default, breach, violation or event which would permit acceleration;

(12)  The mortgage contains customary and enforceable provisions that render the rights and remedies of the holder of the mortgage adequate for the realization against the mortgaged property of the benefits of the security provided by the mortgaged property, including, (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a mortgagor on a mortgage loan and foreclosure on, or trustee’s sale of, the mortgaged property pursuant to the proper procedures, the holder of the mortgage loan will be able to deliver good and merchantable title to the mortgaged property. There is no homestead or other exemption available to a mortgagor which would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

(13)  The mortgaged property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the mortgaged property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(14)  There is no proceeding pending or threatened for the total or partial condemnation of the mortgaged property. The mortgaged property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended and each mortgaged property is in good repair;

(15)  No action, inaction or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any insurance policy related to the mortgage loans, irrespective of the cause of such failure of coverage;

(16)  The mortgage file contains an appraisal of the related mortgaged property signed by a qualified appraiser, appointed by the responsible party, who had no interest, direct or indirect, in the mortgaged property or in any loan made on the security of the mortgaged property, and whose compensation is not affected by the approval or disapproval of the mortgage loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the mortgage loan was originated;

(17)  None of the mortgage loans is (a) covered by the Home Ownership and Equity Protection Act of 1994, or (b) classified as a “high cost home,” “threshold,” “covered,” “high risk home,” “predatory” or similar loan under any other applicable federal, state or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

(18)  None of the mortgage loans has a Prepayment Premium period at origination in excess of three years;

(19)  None of the mortgage loans secured by property located in the State of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003;

(20)  NC Capital Corporation has, in its capacity as prior servicer of the mortgage loans, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information in its borrower credit files to Equifax, Experian and Trans Union Credit Information Company, on a monthly basis;

(21)  No mortgagor was required to purchase any credit life, disability, property, accident, unemployment or health insurance product as a condition of obtaining the extension of credit. No mortgagor obtained a prepaid single premium credit life, disability, property, accident, unemployment or health insurance policy in connection with the origination of the mortgage loan. No proceeds from any mortgage loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage loan; and

(22)  No mortgage loan originated on or after July 1, 2004 requires the related mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction.

Pursuant to the pooling and servicing agreement, upon the discovery by any of the responsible party, the servicer, the depositor or the trustee that any of the representations and warranties contained in the pooling and servicing agreement have been breached in any material respect as of the date made, with the result that value of, or the interests of the trustee or the holders of the certificates in the related mortgage loan were materially and adversely affected, the party discovering such breach is required to give prompt written notice to the other parties. Subject to certain provisions of the pooling and servicing agreement, within sixty days of the earlier to occur of the responsible party’s discovery or its receipt of notice of any such breach with respect to a mortgage loan transferred by it, the responsible party will be required to:

•	promptly cure such breach in all material respects,
•

if such substitution would occur prior to the second anniversary of the closing date, remove each mortgage loan which has given rise to the requirement for action by the responsible party, substitute one or more Substitute Mortgage Loans and, if the outstanding principal balance of such Substitute Mortgage Loans as of the date of such substitution is less than the outstanding principal balance of the replaced mortgage loans as of the date of substitution, deliver to the trust as part of the amounts remitted by the servicer with respect to the related distribution date the amount of such shortfall plus all accrued and unpaid interest on the replaced mortgage loans and all related unreimbursed servicing advances (a “Substitution Adjustment Amount”), or

•

purchase such mortgage loan at a price equal to the unpaid principal balance of such mortgage loan as of the date of purchase, plus all related accrued and unpaid interest, plus the amount of any unreimbursed servicing advances made by the servicer or other expenses of the servicer or trustee relating to the mortgage loan in breach.

Notwithstanding the foregoing, pursuant to the terms of the pooling and servicing agreement, in the event of discovery by any party to the pooling and servicing agreement (i) that a mortgage loan does not constitute a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code resulting from a breach of any representation or warranty contained in the pooling and servicing agreement or (ii) of a breach of the representations and warranties listed as numbers (18), (19), (20), (21), (22) or (23) in the second preceding full paragraph, the responsible party will be required to repurchase the related mortgage loan at the purchase price within sixty days of such discovery or receipt of notice. The purchase price with respect to such mortgage loan will be deposited into the distribution account on the next succeeding Servicer Remittance Date after deducting any amounts received in respect of such repurchased mortgage loan or mortgage loans and being held in the distribution account for future distribution to the extent such amounts have not yet been applied to principal or interest on such mortgage loan.

In addition, the responsible party is obligated to indemnify the depositor, any of its affiliates, the servicer, the trustee and the trust for any third party claims arising out of a breach by the responsible party of representations or warranties regarding the mortgage loans. The obligations of the responsible party to cure such breach or to substitute or purchase any mortgage loan and to indemnify constitute the sole remedies respecting a material breach of any such representation or warranty to the holders of the certificates, the servicer, the trustee, the depositor and any of its affiliates.

The depositor will also represent that (a) no group I mortgage loan has a Prepayment Premium period in excess of three years and (b) the original principal balance of each group I mortgage loan was within Freddie Mac’s and Fannie Mae’s dollar amount limits for conforming one- to-four family mortgage loans. In the event of a breach by the depositor of either of these representations and warranties, the depositor will be obligated to cure, repurchase or substitute the applicable mortgage loan in the same manner as is set forth above with respect to breaches of representations and warranties made by the responsible party regarding the mortgage loans. The obligation of the depositor under the pooling and servicing agreement to cure, repurchase or substitute any mortgage loan as to which a breach of either of these representations and warranties has occurred and is continuing will constitute the sole remedies against the depositor respecting such breach available to the holders of the certificates or the trustee.

Payments on the Mortgage Loans

The pooling and servicing agreement provides that the servicer is required to establish and maintain a collection account. The pooling and servicing agreement permits the servicer to direct any depository institution maintaining the collection account to invest the funds in the collection account in one or more eligible investments that mature, unless payable on demand, no later than the business day preceding the Servicer Remittance Date, as described below.

The servicer is obligated to deposit or cause to be deposited in the collection account, within two business days after receipt, amounts representing the following payments and other collections received by it on or with respect to the mortgage loans after the cut-off date, other than in respect of monthly payments on the mortgage loans due and accrued on each mortgage loan up to and including any due date occurring prior to the cut-off date:

•	all payments on account of principal, including prepayments of principal on the mortgage loans;
•	all payments on account of interest, net of the servicing fee, on the mortgage loans;
•

all Insurance Proceeds to the extent such Insurance Proceeds are not to be applied to the restoration of the related mortgaged property or released to the related borrower in accordance with the express requirements of law or in accordance with prudent and customary servicing practices, Condemnation Proceeds and Liquidation Proceeds;

•	all other amounts required to be deposited in the collection account pursuant to the pooling and servicing agreement; and
•	any amounts required to be deposited in connection with net losses realized on investments of funds in the collection account.

The servicer is not permitted to commingle funds in the collection account with any other funds or assets.

The trustee will be obligated to set up a distribution account with respect to the certificates into which the servicer will be required to deposit or cause to be deposited the funds required to be remitted by the servicer on the Servicer Remittance Date. The pooling and servicing agreement permits but does not require the trustee to invest the funds in the distribution account in one or more eligible investments that mature on or prior to the next distribution date.

The funds required to be remitted by the servicer for a Servicer Remittance Date will be equal to the sum, without duplication, of:

•	all collections of scheduled principal and interest on the mortgage loans received by the servicer on or prior to the related Determination Date;
•	all principal prepayments, Insurance Proceeds, Condemnation Proceeds and Liquidation Proceeds, if any, collected by the servicer during the related Prepayment Period;
•	all P&I Advances made by the servicer with respect to payments due to be received on the mortgage loans on the related due date but not received by the related Determination Date; and
•	any other amounts required to be placed in the collection account by the servicer pursuant to the pooling and servicing agreement;
but excluding the following:

(a)

for any mortgage loan with respect to which the servicer has previously made an unreimbursed P&I Advance, amounts received on such mortgage loan that represent late payments of principal and interest, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds, to the extent of such unreimbursed P&I Advance;

(b)	amounts received on a particular mortgage loan with respect to which the servicer has previously made an unreimbursed servicing advance, to the extent of such unreimbursed servicing advance;
(c)	for that Servicer Remittance Date, the aggregate servicing fee;
(d)	all net income from eligible investments that are held in the collection account for the account of the servicer;
(e)	all amounts actually recovered by the servicer in respect of late fees, assumption fees and similar fees;
(f)	for all mortgage loans for which P&I Advances or servicing advances are determined to be non-recoverable, all amounts equal to unreimbursed P&I Advances and servicing advances for such mortgage loans;
(g)	certain other amounts which are reimbursable to the depositor or the servicer, as provided in the pooling and servicing agreement; and
(h)	all collections of principal and interest not required to be remitted on that Servicer Remittance Date.

The amounts described in clauses (a) through (h) above may be withdrawn by the servicer from the collection account on or prior to each Servicer Remittance Date.

Distributions

Distributions on the certificates will be required to be made by the trustee on the 25th day of each month, or, if that day is not a business day, on the first business day thereafter, commencing in May 2006, to the persons in whose names the certificates are registered on the related Record Date.

Distributions on each distribution date will be made by check mailed to the address of the person entitled to the distribution as it appears on the applicable certificate register or, in the case of a certificateholder who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of that certificateholder at a bank or other depository institution having appropriate wire transfer facilities. However, the final distribution in retirement of the certificates will be made only upon presentment and surrender of those certificates at the office of the trustee designated from time to time for those purposes. Initially, the trustee designates its offices located at DB Services Tennessee, 648 Grassmere Park Road, Nashville, Tennessee 37211-3658 for those purposes.

Administration Fees

As described under the definition of “Available Funds” included in the “Glossary” in this free writing prospectus, funds collected on the mortgage loans that are available for distribution to certificateholders will be net of the servicing fee and trustee fee payable on each mortgage loan. On each distribution date, the servicer and the trustee will be entitled to their fee prior to the certificateholders receiving any distributions. The servicing fee and trustee fee for any distribution date for any mortgage loan will be an amount equal to one-twelfth of the applicable servicing fee rate or trustee fee rate, as applicable, on the Stated Principal Balance of such mortgage loan. The following table identifies the per annum fee rate applicable in calculating the servicing fee and the trustee fee.

Fee	Per Annum Fee Rate
Servicing Fee	0.50%
Trustee Fee	less than or equal to 0.02%

In addition to the servicing fee and the trustee fee, funds collected on the mortgage loans that are available for distribution to the certificateholders will also be net of any indemnification payments made to the depositor, the servicer or the trustee, as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Servicer and the Trustee” in this free writing prospectus and “Description of the Agreements—Matters Regarding a Master Servicer and the Depositor” in the prospectus, and reimbursements for certain unanticipated expenses borne by the depositor, the servicer or the trustee, as described in this free writing prospectus and the accompanying prospectus.

Priority of Distributions Among Certificates

•       As more fully described in this free writing prospectus, distributions on the certificates will be made monthly on each distribution date from Available Funds and will be made to the classes of certificates generally in the following order of priority:

(i)    to make certain payments to the Swap Account for the benefit of the Swap Provider, as further described below under “—Distributions of Interest and Principal”

(ii)   to current interest on each class of certificates and previously unpaid interest on the Class A certificates, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”

(iii) to principal on the classes of certificates then entitled to receive distributions of principal, in the order and subject to the priorities set forth below under “—Distributions of Interest and Principal”

(iv)               to unpaid interest and Unpaid Realized Loss Amounts on the Subordinated Certificates, in the order and subject to the priorities described below under “—Distributions of Interest and Principal” and

(v)   to deposit into the Excess Reserve Fund Account to cover any Basis Risk CarryForward Amounts on the Offered Certificates, and, after making certain termination payments, if any, to the Swap Account for the benefit of the Swap Provider, finally to be released to the Class X certificates, in each case subject to certain limitations set forth below under “—Distributions of Interest and Principal.”

Distributions of Interest and Principal

    For any distribution date, the “Pass Through Rate” for each class of Offered Certificates will be as set forth below:

(a)

for the Class A-1 certificates, a per annum rate equal to the least of (1) One Month LIBOR plus the related fixed margin for the Class A-1 certificates and that distribution date, (2) the Group I Loan Cap (as defined below) and (3) the WAC Cap (as defined below);

(b)

for the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, a per annum rate equal to the least of (1) One Month LIBOR plus the related fixed margin for the applicable class and that distribution date, (2) the Group II Loan Cap (as defined below) and (3) the WAC Cap; and

(c)

for the Class M and Class B certificates, a per annum rate equal to the lesser of (1) One Month LIBOR plus the related fixed margin for the applicable class and that distribution date and (2) the WAC Cap.

The fixed margin for each class of Offered Certificates is as follows: Class A-1, [___]%; Class A-2a, [___]%; Class A-2b, [___]%; Class A-2c, [___]%; Class A-2d, [___]%; Class M-1, [___]%; Class M-2, [___]%; Class M-3, [___]%; Class M-4, [___]%; Class M-5, [___]%; Class M-6, [___]%; Class B-1, [___]%; Class B-2, [___]%; and Class B-3, [___]%. On the distribution date immediately following the distribution date on which the servicer has the right to purchase all of the mortgage loans as described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus and each distribution date thereafter, the fixed margin for each class of Offered Certificates will increase to the following: Class A-1, [___]%; Class A-2a, [___]%;

Class A-2b, [___]%; Class A-2c, [___]%; Class A-2d, [___]%; Class M-1, [___]%; Class M-2, [___]%; Class M-3, [___]%; Class M-4, [___]%; Class M-5, [___]%; Class M-6, [___]%; Class B-1, [___]%; Class B-2, [___]%; and Class B-3, [___]%.

The “Group I Loan Cap” for any distribution date is the weighted average of the interest rates for each group I mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate (as defined below), adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

The “Group II Loan Cap” for any distribution date is the weighted average of the interest rates for each group II mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

The “WAC Cap” for any distribution date is the weighted average of the interest rates for each mortgage loan (in each case, less the applicable Expense Fee Rate) then in effect at the beginning of the related Due Period less the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

The “Swap Payment Rate” for any distribution date is a fraction (expressed as a percentage), the numerator of which is any Net Swap Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) owed to the Swap Provider for such distribution date and the denominator of which is the Stated Principal Balance of the mortgage loans at the beginning of the related Due Period, multiplied by 12.

On each distribution date, distributions in reduction of the Class Certificate Balance of the certificates entitled to receive distributions of principal are required to be made in an amount equal to the Principal Distribution Amount. The “Principal Distribution Amount” for each distribution date will equal the sum of (i) the Basic Principal Distribution Amount for that distribution date and (ii) the Extra Principal Distribution Amount for that distribution date.

On each distribution date, the trustee will be required to make the distributions and transfers from the Available Funds then on deposit in the distribution account specified below in the following order of priority:

(i)     to the holders of each class of Offered Certificates and to the Swap Account in the following order of priority:

(a)

to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Provider including, without limitation, the lesser of (i) any payments received by the trust as a result of entering into a replacement interest rate swap agreement following an additional termination event resulting from a ratings downgrade of the Swap Counterparty in accordance with the interest rate swap agreement (such payment, a “Replacement Swap Provider Payment”), and (ii) any Swap Termination Payment owed to the Swap Provider (the lesser of clause (i) or (ii) above, the “Senior Defaulted Swap Termination Payment”); but not including any other Defaulted Swap Termination Payment owed to the Swap Provider, if any;

(b)

concurrently, (1) from the Interest Remittance Amount related to the group I mortgage loans, to the Class A-1 certificates, the related Accrued Certificate Interest and Unpaid Interest Amount for the Class A-1 certificates, and (2) from the Interest Remittance Amount related to the group II mortgage loans, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, pro rata (based upon their respective entitlements to those amounts), the related Accrued Certificate Interest and Unpaid Interest Amounts for those classes of certificates; provided, that, if the Interest Remittance Amount for any group is insufficient to make the related payments set forth in clauses (i)(b)(1) or (i)(b)(2) above, any Interest Remittance Amount relating to the other group remaining after payment of the related Accrued Certificate Interest and Unpaid Interest Amounts will be available to cover that shortfall;

(c)	from any remaining Interest Remittance Amounts, to the Class M-1 certificates, the Accrued Certificate Interest for that class;

(d)	from any remaining Interest Remittance Amounts, to the Class M-2 certificates, the Accrued Certificate Interest for that class;
(e)	from any remaining Interest Remittance Amounts, to the Class M-3 certificates, the Accrued Certificate Interest for that class;
(f)	from any remaining Interest Remittance Amounts, to the Class M-4 certificates, the Accrued Certificate Interest for that class;
(g)	from any remaining Interest Remittance Amounts, to the Class M-5 certificates, the Accrued Certificate Interest for that class;
(h)	from any remaining Interest Remittance Amounts, to the Class M-6 certificates, the Accrued Certificate Interest for that class;
(i)	from any remaining Interest Remittance Amounts, to the Class B-1 certificates, the Accrued Certificate Interest for that class;
(j)	from any remaining Interest Remittance Amounts, to the Class B-2 certificates, the Accrued Certificate Interest for that class; and
(k)	from any remaining Interest Remittance Amounts, to the Class B-3 certificates, the Accrued Certificate Interest for that class;

     (ii)  (A) on each distribution date before the Stepdown Date or with respect to which a Trigger Event is in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal as set forth below, an amount equal to the Principal Distribution Amount in the following order of priority:

(a)    to the Class A certificates, allocated among those classes as described under “—Allocation of Principal Payments to Class A Certificates” below until their respective Class Certificate Balances are reduced to zero; and

(b)    sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, and Class B-3 certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

   (B) on each distribution date on and after the Stepdown Date and as long as a Trigger Event is not in effect, to the holders of the class or classes of Offered Certificates then entitled to distributions of principal in an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

(a)

to the Class A certificates, the lesser of (x) the Principal Distribution Amount and (y) the Class A Principal Distribution Amount, allocated among those classes as described under “—Allocation of Principal Payments to Class A Certificates” below until their respective Class Certificate Balances are reduced to zero;

(b)

to the Class M-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and (y) the Class M-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(c)

to the Class M-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above and to the Class M-1 certificateholders in clause (ii)(B)(b) above and (y) the Class M-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(d)

to the Class M-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above and to the Class M-2 certificateholders in clause (ii)(B)(c) above and (y) the Class M-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(e)

to the Class M-4 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above and to the Class M-3 certificateholders in clause (ii)(B)(d) above and (y) the Class M-4 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(f)

to the Class M-5 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above and to the Class M-4 certificateholders in clause (ii)(B)(e) above and (y) the Class M-5 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(g)

to the Class M-6 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above and to the Class M-5 certificateholders in clause (ii)(B)(f) above and (y) the Class M-6 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(h)

to the Class B-1 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above and to the Class M-6 certificateholders in clause (ii)(B)(g) above and (y) the Class B-1 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero;

(i)

to the Class B-2 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above and to the Class B-1 certificateholders in clause (ii)(B)(h) above and (y) the Class B-2 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

(j)

to the Class B-3 certificates, the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amounts distributed to the Class A certificateholders in clause (ii)(B)(a) above, to the Class M-1 certificateholders in clause (ii)(B)(b) above, to the Class M-2 certificateholders in clause (ii)(B)(c) above, to the Class M-3 certificateholders in clause (ii)(B)(d) above, to the Class M-4 certificateholders in clause (ii)(B)(e) above, to the Class M-5 certificateholders in clause (ii)(B)(f) above, to the Class M-6 certificateholders in clause (ii)(B)(g) above, to the Class B-1 certificateholders in clause (ii)(B)(h) above and to the Class B-2 certificateholders in clause (ii)(B)(i) above and (y) the Class B-3 Principal Distribution Amount, until their Class Certificate Balance is reduced to zero; and

    (iii)               any amount remaining after the distributions in clauses (i) and (ii) above is required to be distributed in the following order of priority with respect to the certificates:

(a)	to the holders of the Class M-1 certificates, any Unpaid Interest Amount for that class;
(b)	to the holders of the Class M-1 certificates, any Unpaid Realized Loss Amount for that class;

(c)	to the holders of the Class M-2 certificates, any Unpaid Interest Amount for that class;
(d)	to the holders of the Class M-2 certificates, any Unpaid Realized Loss Amount for that class;
(e)	to the holders of the Class M-3 certificates, any Unpaid Interest Amount for that class;
(f)	to the holders of the Class M-3 certificates, any Unpaid Realized Loss Amount for that class;
(g)	to the holders of the Class M-4 certificates, any Unpaid Interest Amount for that class;
(h)	to the holders of the Class M-4 certificates, any Unpaid Realized Loss Amount for that class;
(i)	to the holders of the Class M-5 certificates, any Unpaid Interest Amount for that class;
(j)	to the holders of the Class M-5 certificates, any Unpaid Realized Loss Amount for that class;
(k)	to the holders of the Class M-6 certificates, any Unpaid Interest Amount for that class;
(l)	to the holders of the Class M-6 certificates, any Unpaid Realized Loss Amount for that class;
(m)	to the holders of the Class B-1 certificates, any Unpaid Interest Amount for that class;
(n)	to the holders of the Class B-1 certificates, any Unpaid Realized Loss Amount for that class;
(o)	to the holders of the Class B-2 certificates, any Unpaid Interest Amount for that class;
(p)	to the holders of the Class B-2 certificates, any Unpaid Realized Loss Amount for that class;
(q)	to the holders of the Class B-3 certificates, any Unpaid Interest Amount for that class;
(r)	to the holders of the Class B-3 certificates, any Unpaid Realized Loss Amount for that class;
(s)	to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that distribution date;
(t)

from funds on deposit in the Excess Reserve Fund Account, an amount equal to any remaining unpaid Basis Risk CarryForward Amount with respect to the Offered Certificates to the Offered Certificates in the same order and priority in which Accrued Certificate Interest is allocated among those classes of certificates, with the allocation to the Class A certificates being (a) first, among those classes of certificates pro rata, based on their respective Class Certificate Balances and (b) second, any remaining amounts to those classes of certificates, pro rata, based on any Basis Risk CarryForward Amounts remaining unpaid, in order to reimburse such unpaid amounts;

(u)	to the Swap Account, the amount of any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Provider;
(v)	to the Class X certificates, those amounts as described in the pooling and servicing agreement;
(w)

if such distribution date follows the Prepayment Period during which occurs the latest date on which a prepayment charge may be required to be paid in respect of any mortgage loan, to the holders of the Class P certificates, in reduction of the Certificate Principal Balance thereof, until the Certificate Principal Balance thereof is reduced to zero; and

(x)	to the holders of the Class R certificates, any remaining amount.

On each distribution date, prior to the distribution on any other class of certificates, the trustee is required to distribute to the holders of the Class P certificates all amounts representing Prepayment Premiums in respect of the mortgage loans received during the related Prepayment Period.

If on any distribution date, after giving effect to all distributions of principal as described above and allocations of payments from the Swap Account to pay principal as described under “—Swap Account” below, the aggregate Class Certificate Balances of the Offered Certificates exceeds the aggregate Stated Principal Balance of the mortgage loans for that distribution date, the Class Certificate Balance of the applicable Class M or Class B certificates will be reduced, in inverse order of seniority (beginning with the Class B-3 certificates) by an amount equal to that excess, until that Class Certificate Balance is reduced to zero. This reduction of a Class Certificate Balance for Realized Losses is referred to as an “Applied Realized Loss Amount.” In the event Applied Realized Loss Amounts are allocated to any class of certificates, its Class Certificate Balance will be reduced by the amount so allocated, and no funds will be distributable with respect to interest or Basis Risk CarryForward Amounts on the amounts written down on that distribution date or any future distribution dates, even if funds are otherwise available for distribution. Notwithstanding the foregoing, if after an Applied Realized Loss Amount is allocated to reduce the Class Certificate Balance of any class of certificates, amounts are received with respect to any mortgage loan or related mortgaged property that had previously been liquidated or otherwise disposed of (any such amount being referred to as a “Subsequent Recovery”), the Class Certificate Balance of each class of certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recoveries (but not in excess of the Unpaid Realized Loss Amount for the applicable class of Subordinated Certificates for the related distribution date). Any Subsequent Recovery that is received during a Prepayment Period will be treated as Liquidation Proceeds and included as part of the Principal Remittance Amount for the related distribution date.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any prepayment interest shortfalls not covered by Compensating Interest payments from the servicer (as further described in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus) will be allocated first to reduce the amounts otherwise distributable on the Class X certificates, and thereafter as a reduction to the Accrued Certificate Interest for the Offered Certificates on a pro rata basis based on the respective amounts of interest accrued on those certificates for that distribution date. The holders of the Offered Certificates will not be entitled to reimbursement for the allocation of any Relief Act shortfalls or prepayment interest shortfalls described in the preceding sentence.

Allocation of Principal Payments to Class A Certificates

All principal allocated to the holders of the Class A certificates on any distribution date will be allocated concurrently, between the Class A-1 certificates (the “Group I Class A Certificates”), on the one hand, and the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates (collectively, the “Group II Class A Certificates”), on the other hand, based on the Class A Principal Allocation Percentage for the Group I Class A Certificates and the Group II Class A Certificates, as applicable, for that distribution date. The Group I Class A Certificates and the Group II Class A Certificates are each a “Class A Certificate Group.” However, if the Class Certificate Balances of the Class A certificates in either Class A Certificate Group are reduced to zero, then the remaining amount of principal allocable to such Class A certificates on that distribution date, and the amount of principal allocable to the Class A certificates on all subsequent distribution dates, will be allocated to the holders of the Class A certificates in the other Class A Certificate Group remaining outstanding, in accordance with the principal allocations described in this paragraph, until their respective Class Certificate Balances have been reduced to zero. Any payments of principal to the Group I Class A Certificates will be made first from payments relating to the group I mortgage loans, and any payments of principal to the Group II Class A Certificates will be made first from payments relating to the group II mortgage loans.

Any principal distributions allocated to the Group II Class A Certificates are required to be allocated sequentially, first to the Class A-2a certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2b certificates, until their Class Certificate Balance has been reduced to zero, then to the Class A-2c certificates, until their Class Certificate Balance has been reduced to zero, and then to the Class A-2d certificates, until their Class Certificate Balance has been reduced to zero. However, on and after the distribution date on which the aggregate Class Certificate Balances of the Subordinated Certificates and the principal balance of the Class X certificates have been reduced to zero, any principal distributions allocated to the Group II Class A Certificates are required to be allocated pro rata among the classes of Group II Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Certificate Balances have been reduced to zero.

Swap Account

 On or prior to any distribution date, during which the interest rate swap agreement is in effect, Swap Termination Payments, Net Swap Payments owed to the Swap Provider and Net Swap Receipts for that distribution date will be deposited into a trust account (the “Swap Account”) established by the trustee as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

(a)	to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for that distribution date;
(b)

to the Swap Provider, any Swap Termination Payment, including, without limitation, any Senior Defaulted Swap Termination Payment but not including any other Defaulted Swap Termination Payment for that distribution date;

(c)

to the Class A certificates, to pay Accrued Certificate Interest and, if applicable, any Unpaid Interest Amounts as described in clause (i) in the eighth full paragraph of “—Distributions of Interest and Principal” above, to the extent unpaid from Available Funds;

(d)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, in that order, to pay Accrued Certificate Interest and, if applicable, Unpaid Interest Amounts as described in clauses (i) and (iii) in the eighth full paragraph of “—Distributions of Interest and Principal” above, to the extent unpaid from Available Funds;

(e)

to the Offered Certificates, to pay principal as described and, in the same manner and order of priority as set forth, in clause (ii)(A) or clause (ii)(B), as applicable, in the eighth full paragraph of “—Distributions of Interest and Principal” above, but only to the extent necessary to restore the Subordinated Amount at the Specified Subordinated Amount as a result of prior or current Realized Losses not previously reimbursed, after giving effect to payments and distributions from Available Funds;

(f)

to the Class A certificates, to pay any Basis Risk CarryForward Amounts pro rata, based on their Class Certificate Balances for such distribution date, up to the Swap Payment Allocation for each class of Class A certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

(g)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, to pay any Basis Risk CarryForward Amounts, up to the Swap Payment Allocation for each class of Class M and Class B certificates and to the extent unpaid from Available Funds (including funds on deposit in the Excess Reserve Fund Account);

(h)

to the Offered Certificates, any remaining unpaid Basis Risk CarryForward Amount, pro rata, based on their respective remaining unpaid Basis Risk CarryForward Amount after the allocation of payments as set forth in clauses (f) and (g) above;

(i)

sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 certificates, to pay any Unpaid Realized Loss Amounts, to the extent unpaid from Available Funds;

(j)	to the Swap Provider, any Defaulted Swap Termination Payment, other than a Senior Defaulted Swap Termination Payment, owed to the Swap Provider for that distribution date; and
(k)	to the holders of the Class X certificates, any remaining amounts.

In the event that the trust enters into a replacement interest rate swap agreement following the occurrence of an additional termination event resulting from a ratings downgrade of the Swap Provider, and the trust is entitled to receive a payment from a replacement Swap Provider, the trustee will direct the replacement Swap Provider to make such payment to the Swap Account. Any Senior Defaulted Swap Termination Payment will be made from the Swap Account to the Swap Provider immediately upon receipt of such payment, regardless of whether the date of receipt is a distribution date. If any Replacement Swap Provider Payment is made to an account other than the Swap Account, then, any Senior Defaulted Swap Termination Payment will be paid to the Swap Provider immediately upon receipt of such Replacement Swap Provider Payment, regardless of whether the date of receipt is a distribution date. The Swap Provider will have first priority to any Replacement Swap Provider Payment over the payment by the trust to certificateholders, the servicer, the responsible party, the trustee or any other person.

In the event that the trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then the trustee will be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent distribution date (so long as funds are available in such reserve account), the trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final distribution date.

The “Swap Payment Allocation” for any class of certificates and any distribution date is that class’s pro rata share of the Net Swap Receipts, if any, for that distribution date, based on the Class Certificate Balances of the classes of certificates.

The Swap Account will not be an asset of any REMIC.

Calculation of One-Month LIBOR

On each LIBOR Determination Date, the trustee will be required to determine One-Month LIBOR for the next Interest Accrual Period for the Offered Certificates.

Excess Reserve Fund Account

The “Basis Risk Payment” for any distribution date will be the aggregate of the Basis Risk CarryForward Amounts, for that date. However, the payment with respect to any distribution date cannot exceed the amount otherwise distributable on the Class X certificates or payable from the Swap Account.

If on any distribution date, the Pass-Through Rate for any class of Offered Certificates is based upon the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable, the sum of (x) the excess of (i) the amount of Accrued Certificate Interest that class of certificates would otherwise have been distributable on that distribution date had the Pass-Through Rate not been subject to the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, over (ii) the amount of Accrued Certificate Interest that class of certificates received on that distribution date, based on the lesser of (1) the Group I Loan Cap or the Group II Loan Cap, as applicable, and (2) the WAC Cap and (y) the unpaid portion of any such excess described in clause (x) from prior distribution dates (and related accrued interest at the then applicable Pass-Through Rate on that class of certificates, without giving effect the Group I Loan Cap, the Group II Loan Cap or the WAC Cap, as applicable) is the “Basis Risk CarryForward Amount” on those classes of certificates. Any Basis Risk CarryForward Amount on any class of certificates will be allocated on that distribution date or future distribution dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, with respect to that distribution date (each as described in this free writing prospectus) and from Net Swap Receipts that are available for payment of Basis Risk CarryForward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

Pursuant to the pooling and servicing agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the trust fund, by the trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account, in the manner described in this free writing prospectus, in an amount equal to any Basis Risk CarryForward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class X certificates. Any distribution by the trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable distribution date. Any Basis Risk

CarryForward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Swap Account in the priority specified in “—Swap Account” above.

Interest Rate Swap Agreement

On the closing date, the trust will enter into an interest rate swap agreement with MSCS, as Swap Provider. Under the interest rate swap agreement, with respect to the first 55 distribution dates, the trust will pay to the Swap Provider fixed payments at a rate of 5.15% per annum, determined on a “30/360” basis (or, in the case of the first distribution date, the number of days in the period from the closing date to the day immediately preceding the first distribution date, determined on a “30/360” basis), and the Swap Provider will pay to the trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an “actual/360” basis, in each case calculated on the product of the scheduled notional amount and the multiplier set forth on the schedule attached as Annex II to this free writing prospectus for that distribution date. To the extent that a fixed payment exceeds the floating payment payable with respect to any of the first 55 distribution dates, amounts otherwise available to certificateholders will be applied on or prior to such distribution date to make a net payment to the Swap Provider (each, a “Net Swap Payment”), and to the extent that the floating payment exceeds the fixed payment payable with respect to any of the first 55 distribution dates, the Swap Provider will owe a net payment to the trust on or prior to such distribution date (each, a “Net Swap Receipt”).

All payments due to the Swap Provider under the interest rate swap agreement will be paid from Available Funds on each applicable distribution date in accordance with the priority of payments described under

“—Distributions of Interest and Principal” above. Any Swap Termination Payment (as defined below) other than a Defaulted Swap Termination Payment (as defined below) due to the Swap Provider will be paid on a senior basis on each applicable distribution date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the trust to the Swap Provider will be paid by the trust on a subordinated basis. However, to the extent any payments are received by the trust as a result of entering into replacement transaction(s) following a Downgrade Terminating Event (as defined below), the Swap Provider that is being replaced will have first priority to those payments over certificateholders, the servicer and the trustee (which payments are to be deposited in the Swap Account), and the trust will pay from the Swap Account to the Swap Provider the lesser of (x) the amount so received and (y) any Swap Termination Payment owed to the Swap Provider (to the extent not already paid by the trust) that is being replaced immediately upon receipt. See “—Distributions of Interest and Principal” above.

A “Swap Termination Payment” is a termination payment required to be made by either the trust or the Swap Provider pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or an early termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

•	failure to pay,
•	bankruptcy and insolvency events, and
•	a merger by the Swap Provider without an assumption of its obligations under the interest rate swap agreement.

Early termination events under the interest rate swap agreement include, among other things:

•

illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

•

a tax event (which generally relates to either party to the interest rate swap agreement receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax),

•

a tax event upon merger (which generally relates to either party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes or paying an additional amount on account of an indemnifiable tax, in each case, resulting from a merger),

•

upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

•	upon the exercise of the optional termination of the trust by the servicer as described under “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call,” and
•	the pooling and servicing agreement is amended without the consent of the Swap Provider and such amendment materially and adversely affects the rights or interests of the Swap Provider.

“Defaulted Swap Termination Payment” means any termination payment required to be made by the trust to the Swap Provider pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Provider is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Provider) with respect to which the Swap Provider is the sole affected party or with respect to a termination resulting from a Substitution Event (as described below).

 In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a “Downgrade Terminating Event”) if (x) any of the rating agencies downgrades the Swap Provider (or its guarantor) below the Required Swap Counterparty Rating or Moody’s or Fitch withdraws its ratings of the Swap Provider (or its guarantor) and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(1)                  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider will transfer the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition;

(2)                  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider will collateralize its exposure to the trust pursuant to an ISDA Credit Support Annex, subject to the satisfaction of the Rating Agency Condition; provided that such ISDA Credit Support Annex will be made a credit support document for the Swap Provider pursuant to an amendment to the interest rate swap agreement;

(3)                  within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Provider under the interest rate swap agreement will be guaranteed by a person or entity that satisfies the Required Swap Counterparty Rating, subject to the satisfaction of the Rating Agency Condition; or

(4)                  within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Provider will take such other steps, if any, to enable the trust to satisfy the Rating Agency Condition.

It will also be an additional termination event under the interest rate swap agreement if the Swap Provider (or its guarantor) has its rating by S&P withdrawn, has a rating of less than “BBB-” or “A-3,” if applicable, by S&P, has a rating of less than “BBB-” or “F3,” if applicable, by Fitch (if rated by Fitch), or has a rating of less than or equal to “A3” or “P-2,” if applicable, by Moody’s, and within the time period specified in the interest rate swap agreement, the Swap Provider, while collateralizing its exposure to the trust, (A) fails to transfer the interest rate swap agreement at its sole cost and expense, in whole, but not in part, to a replacement counterparty that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition and (B) fails to obtain a guaranty of, or a contingent agreement of, another person that satisfies the Required Swap Counterparty Rating, subject to satisfaction of the Rating Agency Condition (a “Substitution Event”).

If the trust is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the closing date and so long as the Rating Agency Condition has been satisfied, (i) the trust may, with the consent of the Swap Provider, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Provider may assign its obligations under the interest rate swap agreement to any institution, (iii) the interest rate swap agreement may be amended and/or (iv) the interest rate swap agreement may be terminated or replaced.

The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in November 2010 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Provider by the trust and no further amounts will be paid to the trust by the Swap Provider.

We believe that MSCS’s maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Overcollateralization Provisions

The pooling and servicing agreement requires that the Total Monthly Excess Spread, if any, on each distribution date be applied as an accelerated payment of principal of the Offered Certificates, but only to the limited extent described below.

The application of Total Monthly Excess Spread to the payment of Extra Principal Distribution Amount to the class or classes of certificates then entitled to distributions of principal has the effect of accelerating the amortization of those certificates relative to the amortization of the related mortgage loans. The portion, if any, of the Available Funds not required to be distributed to holders of the Offered Certificates or paid to the Swap Account as described above on any distribution date will be paid to the holders of the Class X certificates and will not be available on any future distribution date to cover Extra Principal Distribution Amounts or Basis Risk CarryForward Amounts, Unpaid Interest Amounts or Unpaid Realized Loss Amounts.

With respect to any distribution date, the excess, if any, of (a) the aggregate Stated Principal Balance of the mortgage loans for that distribution date over (b) the aggregate Class Certificate Balance of the Offered Certificates as of that date (after taking into account the distribution of the Principal Remittance Amount on those certificates on that distribution date) is the “Subordinated Amount” as of that distribution date. The pooling and servicing agreement requires that the Total Monthly Excess Spread be applied as an accelerated payment of principal on the certificates then entitled to receive distributions of principal to the extent that the Specified Subordinated Amount exceeds the Subordinated Amount as of that distribution date (the excess is referred to as a “Subordination Deficiency”). Any amount of Total Monthly Excess Spread actually applied as an accelerated payment of principal is an “Extra Principal Distribution Amount.” The required level of the Subordinated Amount with respect to a distribution date is the “Specified Subordinated Amount” and is set forth in the definition of Specified Subordinated Amount in the “Glossary” in this free writing prospectus. As described above, the Specified Subordinated Amount may, over time, decrease, subject to certain floors and triggers. If a Trigger Event (as defined in the “Glossary” in this free writing prospectus) exists, the Specified Subordinated Amount may not “step down.” Total Monthly Excess Spread (only to the extent needed to maintain the Specified Subordinated Amount) will then be applied to the payment of principal of the class or classes of certificates then entitled to distributions of principal during the period that a Trigger Event exists.

In the event that a Specified Subordinated Amount is permitted to decrease or “step down” on a distribution date in the future, the pooling and servicing agreement provides that some or all of the principal that would otherwise be distributed to the holders of the Offered Certificates on that distribution date will be distributed to the holders of the Class X certificates on that distribution date (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment owed to the Swap Provider) until the Excess Subordinated Amount is reduced to zero. This has the effect of decelerating the amortization of the Offered Certificates relative to the amortization of the mortgage loans, and of reducing the related Subordinated Amount. With respect to any distribution date, the excess, if any, of (a) the Subordinated Amount on that distribution date over (b) the Specified Subordinated Amount is the “Excess Subordinated Amount.” If, on any distribution date on or after the Stepdown Date on which a Trigger Event does not exist, the Excess Subordinated Amount is, after taking into account all other distributions and allocations to be made on that distribution date, greater than zero (i.e., the related Subordinated Amount is or would be greater than the related Specified Subordinated Amount), then any amounts relating to principal which would otherwise be distributed to the holders of the Offered Certificates on that distribution date will instead be distributed to the holders of the Class X certificates (to the extent not required to pay Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts to the Offered Certificates or a Defaulted Swap Termination Payment to MSCS, as swap provider) in an amount equal to the lesser of (x) the Excess Subordinated Amount and (y) the Net Monthly Excess Cash Flow (referred to as the “Subordination Reduction Amount” for that distribution date). The “Net Monthly Excess Cash Flow” is the amount of Available Funds remaining on a distribution date after the amount necessary to make all payments of interest and principal to the Offered Certificates and amounts required to be paid to the MSCS, as swap provider, on that distribution date (other than Defaulted Swap Termination Payments).

Reports to Certificateholders

On each distribution date the trustee will make available to each holder of an Offered Certificate a distribution report, based on information provided to the trustee by the servicer and the swap provider, a statement containing the following:

•	the amount of the distribution allocable to principal, separately identifying the aggregate amount of any principal prepayments and Liquidation Proceeds included in that distribution;
•

the amount of the distribution allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk CarryForward Amount for such distribution date and the amount of all Basis Risk CarryForward Amounts covered by withdrawals from the Excess Reserve Fund Account on such distribution date;

•

if the distribution to the holders of such class of certificates is less than the full amount that would be distributable to such holders if there were sufficient funds available for such distribution, the amount of the shortfall and the allocation of the shortfall as between principal and interest, including any Basis Risk CarryForward Amount not covered by amounts in the Excess Reserve Fund Account;

•	the Class Certificate Balance of each class of certificates after giving effect to the distribution of principal on such distribution date;
•	the aggregate Stated Principal Balance of the mortgage loans for the following distribution date;
•	the amount of the expenses and fees paid to or retained by the servicer and paid to or retained by the trustee with respect to such distribution date;
•	the Pass-Through Rate for each such class of certificates with respect to such distribution date;
•

the amount of advances included in the distribution on such distribution date and the aggregate amount of advances reported by the servicer (and the trustee as successor servicer and any other successor servicer, if applicable) as outstanding as of the close of business on the Determination Date immediately preceding such distribution date;

•

the number and aggregate outstanding principal balances of mortgage loans (1) as to which the scheduled payment is Delinquent 31 to 60 days, 61 to 90 days or 91 days or more, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last day of the related Due Period;

•	for each of the preceding 12 calendar months, or all calendar months since the related cut-off date, whichever is less, the aggregate dollar amount of the scheduled payments (A) due on all outstanding mortgage loans on each of the Due Dates in each such month and (B) Delinquent 60 days or more on each of the Due Dates in each such month;

•

with respect to all mortgage loans that became REO properties during the preceding calendar month, the aggregate number of such mortgage loans and the aggregate Stated Principal Balance of such mortgage loans as of the close of business on the last Business Day of the immediately preceding month;

•	the total number and principal balance of any REO properties (and market value, if available) as of the close of business on the last Business Day of the immediately preceding month;
•

whether a Trigger Event has occurred and is continuing (including the calculation demonstrating the existence of the Trigger Event) and the aggregate outstanding balance of all mortgage loans 60 or more days Delinquent;

•	the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such distribution date);
•

in the aggregate and for each class of certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such distribution date;

•

the amount of any Net Monthly Excess Cash Flow on such distribution date and the allocation of it to the certificateholders with respect to Unpaid Interest Amounts, Unpaid Realized Loss Amounts or Basis Risk CarryForward Amounts;

•	the Subordinated Amount and Specified Subordinated Amount;
•	Prepayment Premiums collected by the servicer;
•	the percentage equal to the aggregate realized losses divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date;
•	the amount distributed on the Class X certificates;
•	the amount of any Subsequent Recoveries for such distribution date;
•	the Record Date for such distribution date; and
•	updated mortgage loan information, such as weighted average interest rate, and weighted average remaining term.

The trustee will provide the monthly distribution report via the trustee’s internet website. The trustee’s website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the trustee’s investor relations desk at 1-800-735-7777. Parties that are unable to use the website are entitled to have a paper copy mailed to them via first class mail by calling the investor relations desk and requesting a copy. As a condition to access the trustee’s internet website, the trustee may require registration and the acceptance of a disclaimer. The trustee will have the right to change the way the monthly statements to certificateholders are distributed in order to make such distribution more convenient and/or more accessible to the above parties and the trustee will provide timely and adequate notification to all above parties regarding any such changes. The trustee will not be liable for the dissemination of information in accordance with the pooling and servicing agreement.

The trustee will also be entitled to rely on, but will not be responsible for, the content or accuracy of any information provided by third parties for purposes of preparing the monthly distribution report and may affix to that report any disclaimer it deems appropriate in its reasonable discretion (without suggesting liability on the part of any other party to the pooling and servicing agreement).

THE POOLING AND SERVICING AGREEMENT

General

The pooling and servicing agreement will be entered into among the depositor, the servicer, the trustee and NC Capital, as responsible party. The pooling and servicing agreement will govern the rights and responsibilities of the parties responsible for administering the issuing entity.

Pursuant to the pooling and servicing agreement, the servicer will be required to use the same care as it customarily employs in servicing and administering similar mortgage loans for its own account, in accordance with customary and standard mortgage servicing practices of mortgage lenders and loan servicers administering similar mortgage loans and in accordance with the terms of the pooling and servicing agreement.

Subservicers

The servicer may enter into subservicing agreements with subservicers for the servicing and administration of the mortgage loans. However, no subservicing agreement will take effect until 30 days after written notice is received by both the trustee and the depositor. The terms of any subservicing agreement may not be inconsistent with any of the provisions of the pooling and servicing agreement. Any subservicing agreement will include the provision that such agreement may be immediately terminated by the depositor or the trustee without fee, in accordance with the terms of the pooling and servicing agreement, in the event that the servicer, for any reason, is no longer servicer (including termination due to a servicer event of default).

The servicer will remain obligated and primarily liable to the certificateholder for the servicing and administering of the mortgage loans in accordance with the provisions of the pooling and servicing agreement without diminution of such obligation or liability by virtue of the subservicing agreements or arrangements or by virtue of indemnification from the subservicer. The servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the servicer’s compensation is sufficient to pay the subservicer fees.

Servicing and Trustee Fees and Other Compensation and Payment of Expenses

As compensation for its activities as servicer under the pooling and servicing agreement, the servicer will be entitled to the servicing fee, which will be retained by the servicer or payable monthly from amounts on deposit in the collection account. The servicing fee for each distribution date will be an amount equal to one-twelfth of the servicing fee rate for each mortgage loan serviced by the servicer multiplied by the Stated Principal Balance of the mortgage loan as of the prior distribution date (or the cut-off date in the case of the first distribution date). See “Description of the Certificates—Administration Fees” in this free writing prospectus. In addition, the servicer will be entitled to receive, as additional servicing compensation, to the extent permitted by applicable law and the related mortgage notes, any late payment charges, modification fees, assumption fees, non-sufficient fund fees or similar items related to the mortgage loans. The servicer will also be entitled to withdraw from the collection account any net interest or other income earned on deposits in the collection account. In addition, the servicer will be entitled to retain any Prepayment Interest Excesses related to the mortgage loans for any distribution date to the extent they are not required to offset prepayment interest shortfalls resulting from principal prepayments in full that are received by the servicer during the period from the 16th day through the last day of the month prior to that distribution date (or the entire prior calendar month, in the case of the first distribution date). See “—Prepayment Interest Shortfalls” below. The servicer will be responsible for any losses relating to the investment of funds in the collection account. The servicer will be required to pay all expenses incurred by it in connection with its servicing activities under the pooling and servicing agreement and is not entitled to reimbursement for such expenses except as specifically provided in the pooling and servicing agreement.

As compensation for its activities as trustee under the pooling and servicing agreement, the trustee will be entitled with respect to each mortgage loan to the trustee fee, which will be remitted to the trustee monthly by the servicer from amounts on deposit in the collection account. The trustee fee will be an amount equal to one-twelfth of the trustee fee rate for each mortgage loan on the Stated Principal Balance of such mortgage loan as of the first day of the related Interest Accrual Period. See “Description of the Certificates—Administration Fees” in this free writing prospectus. In addition to the trustee fee, the trustee and/or the servicer will be entitled to the benefit of any net interest or other income earned on deposits in the distribution account.

P&I Advances and Servicing Advances

P&I Advances. The servicer (including the trustee as successor servicer and any other successor servicer, if applicable) is required to make P&I Advances on each Servicer Remittance Date with respect to each mortgage loan it services (other than with respect to the principal portion of any balloon payments), subject to its determination in its good faith business judgment that such advance would be recoverable. The servicer will not be required, however, to make any P&I Advances with respect to reductions in the amount of the monthly payment on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act. Such P&I Advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions, and are intended to provide sufficient funds for the payment of interest to the holders of the certificates. Notwithstanding the servicer’s determination in its good faith business judgment that a P&I Advance was recoverable when made, if a P&I Advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund. See “Description of the Certificates—Payments on the Mortgage Loans” in this free writing prospectus.

Servicing Advances. The servicer is required to advance amounts with respect to the mortgage loans it services subject to its determination that such advance would be recoverable, constituting “out-of-pocket” costs and expenses relating to:

•	the preservation, restoration, inspection and protection of the mortgaged property,
•	enforcement or judicial proceedings, including foreclosures, and
•	certain other customary amounts described in the pooling and servicing agreement.

These servicing advances by the servicer are reimbursable to the servicer subject to certain conditions and restrictions. In the event that, notwithstanding the servicer’s good faith determination at the time the servicing advance was made, that it would be recoverable, the servicing advance becomes a nonrecoverable advance, the servicer will be entitled to reimbursement for that advance from the trust fund.

Recovery of Advances. The servicer may recover P&I Advances and servicing advances to the extent permitted by the pooling and servicing agreement, including from the collection of principal and interest on the mortgage loans that is not required to be remitted in the month of receipt on the Servicer Remittance Date, or, if not recovered from such collections or from the mortgagor on whose behalf such servicing advance or P&I Advance was made, from late collections on the related mortgage loan, including Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the servicer from the mortgagor or otherwise relating to the mortgage loan. In the event a P&I Advance or a servicing advance becomes a nonrecoverable advance, the servicer may be reimbursed for such advance from the collection account.

The servicer will not be required to make any P&I Advance or servicing advance which it determines would be a nonrecoverable P&I Advance or nonrecoverable servicing advance. A P&I Advance or servicing advance is “nonrecoverable” if in the good faith business judgment of the servicer (as stated in an officer’s certificate of the servicer delivered to the trustee), the P&I Advance or servicing advance would not ultimately be recoverable from collections on or proceeds of the related mortgage loan.

Prepayment Interest Shortfalls

In the event of any voluntary principal prepayments in full on any mortgage loans during any Prepayment Period (excluding any payments made upon liquidation of any mortgage loan), the servicer will be obligated to pay, by no later than the Servicer Remittance Date in the following month, compensating interest, without any right of reimbursement, for the amount of shortfalls in interest collections resulting from those full voluntary principal prepayments. The amount of compensating interest payable by the servicer will be equal to the difference between the interest paid by the applicable mortgagors for that month in connection with the prepayments in full and thirty days’ interest on the related mortgage loans, but only to the extent of the servicing fee payable to the servicer for that distribution date (“Compensating Interest”). The amount of those shortfalls (for those mortgage loans that prepay in full from the 16th day of the month preceding the month in which the distribution date occurs, or from the first day of the preceding calendar month in the case of the first distribution date, through the end of that preceding month) will be first netted against the amount of interest received on mortgage loans serviced by the servicer that prepay from the 1st day of the month in which the distribution date occurs through the 15th day of that month representing interest that accrued on those mortgage loans during that period (“Prepayment Interest Excesses”).

Servicer Reports

On a date preceding the applicable distribution date, the servicer is required to deliver to the trustee and the depositor a servicer remittance report setting forth the information necessary for the trustee to make the distributions set forth under “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus and containing the information to be included in the distribution report for that distribution date delivered by the trustee. The servicer is required to deliver to the depositor, the trustee and the rating agencies in March of each year, starting in 2007, an officer’s certificate stating that:

•	a review of the activities of the servicer during the preceding calendar year and of performance under the pooling and servicing agreement has been made under such officer’s supervision; and
•

to the best of such officer’s knowledge, based on such review, the servicer has fulfilled in all material respects all of its obligations under the pooling and servicing agreement for such year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status of the failure, including the steps being taken by the servicer to remedy the failure.

In addition, in March of each year, starting in 2007, the servicer and the trustee will be required to deliver an assessment of compliance with applicable servicing criteria that contains the following:

•	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;
•	a statement that the party used the criteria in Item 1122(d) of Regulation AB (17 CFR 229.1122) to assess compliance with the applicable servicing criteria;
•

the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year, setting forth any material instance of noncompliance identified by the party; and

•

a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar year.

Each party that is required to deliver an assessment of compliance will also be required to simultaneously deliver an attestation report of a registered public accounting firm that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria. You may obtain copies of these statements and reports without charge upon written request to the trustee at the address provided in this free writing prospectus.

Collection and Other Servicing Procedures

The servicer will be responsible for making reasonable efforts to collect all payments called for under the mortgage loans and will, consistent with the provisions of the pooling and servicing agreement, follow such collection procedures as it follows with respect to loans held for its own account that are comparable to the mortgage loans. Consistent with the above, the servicer may (i) waive any late payment charge or, if applicable, any penalty interest or (ii) extend the due dates for the monthly payments for a period of not more than 180 days, subject to the provisions of the pooling and servicing agreement.

The servicer will be required to act with respect to mortgage loans in default, or as to which default is reasonably foreseeable, in accordance with procedures set forth in the pooling and servicing agreement. These procedures among other things, may result in (i) foreclosing on the mortgage loan, (ii) accepting the deed to the related mortgaged property in lieu of foreclosure, (iii) granting the borrower under the mortgage loan a modification or forbearance, which may consist of waiving, modifying or varying any term of such mortgage loan (including modifications that would change the mortgage interest rate, forgive the payment of principal or interest, or extend the final maturity date of such mortgage loan) or (iv) accepting payment from the borrower of an amount less than the principal balance of the mortgage loan in final satisfaction of the mortgage loan. In addition, the final maturity date of any mortgage loan may not be extended beyond the Final Scheduled Distribution Date for the Offered Certificates.

The servicer will be required to accurately and fully report its borrower payment histories to three national credit repositories in a timely manner with respect to each mortgage loan.

If a mortgaged property has been or is about to be conveyed by the mortgagor, the servicer will be obligated to accelerate the maturity of the mortgage loan, unless the servicer, in its sole business judgment, believes it is unable to enforce that mortgage loan’s “due-on-sale” clause under applicable law or that such enforcement is not in the best interest of the trust fund. If it reasonably believes it may be restricted for any reason from enforcing such a “due-on-sale” clause or that such enforcement is not in the best interest of the trust fund, the servicer may enter into an assumption and modification agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the mortgage note.

Any fee collected by the servicer for entering into an assumption agreement will be retained by the servicer as additional servicing compensation. In connection with any such assumption, the mortgage interest rate borne by the mortgage note relating to each mortgage loan may not be decreased. For a description of circumstances in which the servicer may be unable to enforce “due-on-sale” clauses, see “Material Legal Aspects of the Loans—Due-on-Sale Clauses” in the accompanying prospectus.

Hazard Insurance

The servicer is required to cause to be maintained for each mortgaged property securing any mortgage loan a hazard insurance policy with coverage which contains a standard mortgagee’s clause in an amount equal to the least of (a) the maximum insurable value of such mortgaged property, (b) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis or (c) the outstanding principal balance of such mortgage loan, but in no event may such amount be less than is necessary to prevent the borrower from becoming a coinsurer under the policy. As set forth above, all amounts collected by the servicer under any hazard policy, except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the servicer’s normal servicing procedures, to the extent they constitute net Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds, will ultimately be deposited in the collection account. The ability of the servicer to assure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy, or upon the extent to which information in this regard is furnished to the servicer by a borrower. The pooling and servicing agreement provides that the servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy issued by an insurer acceptable to the rating agencies, insuring against losses on the mortgage loans. If such blanket policy contains a deductible clause, the servicer is obligated to deposit in the collection account the sums which would have been deposited in the collection account but for such clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the terms of the policies are dictated by respective state laws, and most such policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other weather-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clause generally provides that the insurer’s liability in the event of partial loss does not exceed the greater of (x) the replacement cost of the improvements less physical depreciation or (y) such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Since residential properties, generally, have historically appreciated in value over time, if the amount of hazard insurance maintained on the improvements securing the mortgage loans were to decline as the principal balances owing on the improvements decreased, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss.

Realization Upon Defaulted Mortgage Loans

The servicer will be required to foreclose upon, or otherwise comparably convert to ownership, mortgaged properties securing such of the mortgage loans as come into default when, in the opinion of the servicer, no satisfactory arrangements can be made for the collection of delinquent payments. In connection with such foreclosure or other conversion, the servicer will follow such practices as it deems necessary or advisable and as are in keeping with the servicer’s general loan servicing activities and the pooling and servicing agreement; provided, that the servicer will not be required to expend its own funds in connection with foreclosure or other conversion, correction of a default on a senior mortgage or restoration of any property unless the servicer believes such foreclosure, correction or restoration will increase net Liquidation Proceeds and that such expenses will be recoverable by the servicer.

With respect to any second-lien mortgage loan for which the related first-lien mortgage loan is not included in the mortgage loan pool, if, after such mortgage loan becomes 180 days Delinquent, the servicer determines that a significant net recovery is not possible through foreclosure, the mortgage loan may be charged off and the mortgage loan will be treated as a liquidated mortgage loan, giving rise to a Realized Loss.

Removal and Resignation of the Servicer

The trustee may, and, at the direction of the majority of voting rights in the certificates, is required to, remove the servicer upon the occurrence and continuation beyond the applicable cure period of an event described in clauses (a), (b), (c), (d), (e), (f) and (g) below. Each of the following constitutes a “servicer event of default”:

(a)

any failure by the servicer to remit to the trustee any payment required to be made by the servicer under the terms of the pooling and servicing agreement, which continues unremedied for two business days after the date upon which written notice of such failure, requiring the same to be remedied, is given to the servicer by the depositor or trustee or to the servicer, the depositor and the trustee by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

(b)

any failure on the part of the servicer to duly observe or perform in any material respect any other of the covenants or agreements on the part of the servicer contained in the pooling and servicing agreement, which continues unremedied for a period of 60 days (or a shorter period applicable to certain provisions in the pooling and servicing agreement) after the earlier of (i) the date on which written notice of such failure requiring the same to be remedied, is given to the servicer by the depositor or trustee, or to the servicer, the depositor and the trustee by any holders of certificates entitled to at least 25% of the voting rights in the certificates and (ii) actual knowledge of such failure by a servicing officer of the servicer; or

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, is entered against the servicer and such decree or order remains in force, undischarged or unstayed for a period of 60 days; or

(d)

the servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the servicer or of or relating to all or substantially all of the servicer’s property; or

(e)

the servicer admits in writing its inability generally to pay its debts as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

(f)

any breach of a representation and warranty of the servicer, which materially and adversely affects the interests of the certificateholders and which continues unremedied for a period of thirty days after the date upon which written notice of such breach is given to the servicer by the trustee or the depositor, or to the servicer, the trustee or the depositor by the holders of certificates entitled to at least 25% of the voting rights in the certificates; or

(g)	Fitch reduces its servicer rating of HomEq to “RPS2-” or lower, Moody’s reduces its servicer rating of HomEq to “SQ3” or lower, or S&P reduces its servicer rating of HomEq to “Average” or lower.

Except in the limited circumstances permitted under the pooling and servicing agreement, the servicer may not assign its obligations under the pooling and servicing agreement or resign from the obligations and duties imposed on it by the pooling and servicing agreement except by mutual consent of the servicer, the depositor and the trustee or upon the determination that the servicer’s duties under the pooling and servicing agreement are no longer permissible under applicable law and such incapacity cannot be cured by the servicer without the incurrence of unreasonable expense. No such resignation will become effective until a successor has assumed the servicer’s responsibilities and obligations in accordance with the pooling and servicing agreement.

Upon removal or resignation of the servicer in accordance with the pooling and servicing agreement, the trustee will be the successor servicer to the servicer. The trustee, as successor servicer, will be obligated to make P&I Advances and servicing advances and certain other advances unless it determines reasonably and in good faith that such advances would not be recoverable. If, however, the trustee is unwilling or unable to act as successor servicer, or if the holders of certificates entitled to at least a majority of the voting rights in the certificates so request, the trustee is required to appoint, or petition a court of competent jurisdiction to appoint, in accordance with the provisions of the pooling and servicing agreement, any established mortgage loan servicing institution acceptable to the rating agencies as such successor servicer in the assumption of all or any part of the responsibilities, duties or liabilities of the predecessor servicer.

Any successor to the servicer will be required to give notice to the borrowers of such change of servicer, in accordance with applicable federal and state law, and will be required, during the term of its service as a servicer, to maintain in force the insurance policy or policies that the servicer is required to maintain.

Any successor servicer will be required to be a Fannie Mae-approved or Freddie Mac-approved seller/servicer in good standing, maintain a net worth of at least $30,000,000 (as determined in accordance with generally accepted accounting principles), and maintain its license to do business or service residential mortgage loans in any jurisdictions in which the mortgaged properties related to mortgage loans that it is servicing are located and which require such licensing.

The trustee, as successor servicer, and any other successor servicer is entitled to the same reimbursement for advances and no more than the same servicing compensation (including income earned on the collection account) as the servicer or such greater compensation if consented to by the rating agencies rating the Offered Certificates and a majority of the certificateholders. See “—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” above.

Eligibility Requirements for Trustee; Resignation and Removal of Trustee

The trustee must be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers. The trustee must have a combined capital and surplus of at least $50,000,000, be subject to supervision or examination by federal or state authority and have a credit rating that would not cause any of the rating agencies to reduce their respective then current ratings of the certificates. In case at any time the trustee ceases to be eligible, the trustee will resign in the manner and with the effect as specified below.

The trustee may at any time resign as trustee by giving written notice of resignation to the depositor, the servicer and each rating agency not less than 60 days before the date specified in such notice, when such resignation is to take effect, and acceptance by a successor trustee meeting the trustee eligibility requirements. If no successor trustee meeting the eligibility requirements has been so appointed and has accepted appointment within 30 days after the giving of such notice or resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

If at any time the trustee ceases to meet the eligibility requirements and fails to resign after written request by the depositor, or if at any time the trustee becomes incapable of acting, or is adjudged as bankrupt or insolvent, or a receiver of the trustee or of its property is appointed, or any public officer takes charge or control of the trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the trust by any state in which the trustee or the trust is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the depositor or the servicer may remove the trustee and appoint a successor trustee.

The holders of certificates entitled to a majority of the voting rights may at any time remove the trustee and appoint a successor trustee by written instrument or instruments, signed by such holders or their attorneys-in-fact duly authorized.

Any resignation or removal of the trustee and appointment of a successor trustee will become effective upon acceptance of appointment by the successor trustee.

Termination; Optional Clean-up Call

The servicer may, at its option, purchase all of the mortgage loans and REO properties and terminate the trust on any distribution date when the aggregate Stated Principal Balance of the mortgage loans, as of the last day of the related Due Period, is equal to or less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. The purchase price for the mortgage loans will be an amount equal to the sum of (i) 100% of the unpaid principal balance of each mortgage loan (other than mortgage loans related to any REO property) plus accrued and unpaid interest on those mortgage loans at the applicable interest rate, (ii) the lesser of (x) the appraised value of any REO property, as determined by the higher of two appraisals completed by two independent appraisers selected by the servicer at its expense plus accrued and unpaid interest on the related mortgage loans at the applicable interest rates and (y) the unpaid principal balance of each mortgage loan related to any REO property plus accrued and unpaid interest on those mortgage loans at the applicable interest rate and (iii) any Swap Termination Payment owed to MSCS. That purchase of the mortgage loans and REO properties would result in the payment on that distribution date of the final distribution on the Offered Certificates. Notwithstanding the foregoing, pursuant to the pooling and servicing agreement, the servicer will be permitted to exercise the option to purchase the mortgage loans only if one of the following conditions is met: (i) after distribution of the proceeds of that purchase to the certificateholders (other than the holders of the Class X, Class P and Class R certificates), the distribution of the remaining proceeds to the Class X and Class P certificates will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on any class of debt securities then outstanding that is rated by one or more rating agencies and backed by the Class X and Class P certificates (“Net Interest Margin Securities”), or (ii) (A) prior to that purchase, the servicer remits to the trustee an amount that, together with the purchase price specified in the second sentence of this paragraph, will be sufficient to pay the outstanding principal amount of and accrued and unpaid interest on the Net Interest Margin Securities, and (B) the trustee remits that amount directly to the indenture trustee under the indenture creating the Net Interest Margin Securities.

The trust also is required to terminate upon notice to the trustee of either the later of: (i) the distribution to certificateholders of the final payment or collection with respect to the last mortgage loan, or (ii) the disposition of all funds with respect to the last mortgage loan and the remittance of all funds due under the pooling and servicing agreement; provided, however, that in no event will the trust established by the pooling and servicing agreement terminate later than twenty-one years after the death of the last surviving lineal descendant of the person named in the pooling and servicing agreement.

The pooling and servicing agreement requires the servicer to direct the trustee to send a notice of final distribution to each certificateholder in the event that there are no outstanding mortgage loans and no other funds or assets in the trust fund other than the funds in the collection account. The trustee will be required to promptly send the notice of final distribution by letter to certificateholders mailed not later than the 15th day of the month of such final distribution. Any such notice of final distribution will be required to specify (a) the distribution date upon which final distribution on the certificates will be made upon presentation and surrender of certificates at the office designated in the notice, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such distribution date is not applicable, distributions being made only upon presentation and surrender of the certificates at the office specified in the notice.

In the event a notice of final distribution is given, the servicer will be required to remit all funds in the collection account to the trustee for deposit in the distribution account on the business day prior to the applicable distribution date in an amount equal to the final distribution in respect of the certificates. Upon final deposit with respect to the trust fund and the receipt by the trustee of a request for release of the mortgage loan files, the trustee will be required to promptly release to the servicer or its designee the mortgage loan files.

Upon presentation and surrender of the certificates, the trustee will be required to cause to be distributed to the certificateholders of each class (after reimbursement of all amounts due to the servicer, the depositor and the trustee pursuant to the pooling and servicing agreement) (i) its Class Certificate Balance plus accrued interest in the case of an interest bearing certificate and all other amounts to which such classes are entitled and (ii) as to the Class R certificateholders, the amount, if any, which remains on deposit in the distribution account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

In the event that any affected certificateholder does not surrender certificates for cancellation within six months after the date specified in the notice of final distribution, the trustee will be required to give a second written notice to the remaining certificateholders to surrender their certificates for cancellation and receive the final distribution. If within six months after the second notice all the applicable certificates have been surrendered for cancellation, the trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining certificateholders concerning surrender of their certificates, and the related costs will be paid out of the funds and other assets which remain a part of the trust fund. If within one year after the second notice all certificates have not been surrendered for cancellation, the Class R certificateholders will be entitled to all unclaimed funds and other assets of the trust fund.

Certain Matters Regarding the Depositor, the Servicer and the Trustee

The pooling and servicing agreement provides that none of the depositor, the servicer, the trustee or any of their respective directors, officers, employees or agents will be under any liability to the certificateholders for any action taken, or for refraining from the taking of any action, in good faith pursuant to the pooling and servicing agreement, or for errors in judgment. However, none of the depositor, the servicer or the trustee will be protected against liability arising from any breach of representations or warranties made by it or from any liability which may be imposed by reason of the depositor’s, the servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason of its reckless disregard of obligations and duties under the pooling and servicing agreement.

The depositor, the servicer, the trustee and their respective directors, officers, employees or agents will be indemnified by the trust fund and held harmless against any loss, liability or expense incurred in connection with (i) any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to the pooling and servicing agreement or (ii) incurred in connection with the performance of their respective duties pursuant to the pooling and servicing agreement, the swap agreement or the certificates, other than any loss, liability or expense incurred by reason of the depositor’s, the servicer’s or the trustee’s, as the case may be, willful misfeasance, bad faith or negligence (or gross negligence in the case of the depositor) in the performance of its duties or by reason its reckless disregard of obligations and duties under the pooling and servicing agreement.

None of the depositor, the servicer or the trustee is obligated under the pooling and servicing agreement to appear in, prosecute or defend any legal action that is not incidental to its respective duties which in its opinion may involve it in any expense or liability, provided that, in accordance with the provisions of the pooling and servicing agreement, the depositor, the servicer and the trustee, as applicable, may undertake any action any of them deem necessary or desirable in respect of (i) the rights and duties of the parties to the pooling and servicing agreement and (ii) with respect to actions taken by the depositor, the interests of the trustee and the certificateholders. In the event the depositor, the servicer or the trustee undertakes any such action, the legal expenses and costs of such action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the depositor, the servicer and the trustee will be entitled to be reimbursed for such expenses, costs and liabilities out of the trust fund.

Amendment

The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee by written agreement, without notice to, or consent of, the holders of the Offered Certificates, to cure any ambiguity or mistake, to correct any defective provision or supplement any provision in the pooling and servicing agreement which may be inconsistent with any other provision, to add to the duties of the depositor or the servicer, or to comply with any requirements in the Code. The pooling and servicing agreement may also be amended to add any other provisions with respect to matters or questions arising under the pooling and servicing agreement, or to modify, alter, amend, add to or rescind any of the terms or provisions contained in the pooling and servicing agreement; provided, that such amendment will not adversely affect in any material respect the interest of any holder of the Offered Certificates, as evidenced by (i) an opinion of counsel delivered to, but not obtained at the expense of, the trustee, confirming that the amendment will not adversely affect in any material respect the interests of any holder of the Offered Certificates or (ii) a letter from each rating agency confirming that such amendment will not cause the reduction, qualification or withdrawal of the then current ratings of the certificates.

The pooling and servicing agreement may be amended from time to time by the depositor, the responsible party, the servicer and the trustee, with the consent of holders of certificates evidencing percentage interests aggregating not less than 66-2/3% of each class of certificates affected by the amendment for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of the certificates; provided, however, that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any certificate without the consent of the holder of that certificate, (ii) adversely affect in any material respect the interests of the holders of any class of certificates in a manner other than as described in clause (i) above without the consent of the holders of certificates of that class evidencing percentage interests aggregating not less than 66-2/3% of that class, or (iii) reduce the percentage of the certificates whose holders are required to consent to any such amendment without the consent of the holders of 100% of the certificates then outstanding.

PREPAYMENT AND YIELD CONSIDERATIONS

Structuring Assumptions

The prepayment model used in this free writing prospectus represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and approximately an additional 1.2667% per annum (precisely 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of 28% per annum each month.

Since the tables were prepared on the basis of the assumptions in the following paragraph, there are discrepancies between the characteristics of the actual mortgage loans and the characteristics of the mortgage loans assumed in preparing the tables. Any discrepancy may have an effect upon the percentages of the Class Certificate Balances outstanding and weighted average lives of the Offered Certificates set forth in the tables. In addition, since the actual mortgage loans in the trust fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Offered Certificates may be made earlier or later than as indicated in the tables.

Unless otherwise specified, the information in the tables in this free writing prospectus has been prepared on the basis of the following assumed characteristics of the mortgage loans and the following additional assumptions which collectively are the structuring assumptions:

•	the closing date for the Offered Certificates occurs on April 28, 2006;
•	distributions on the certificates are made on the 25th day of each month, commencing in May 2006, in accordance with the priorities described in this free writing prospectus;
•

the mortgage loan prepayment rates with respect to the assumed mortgage loans are a multiple of the applicable prepayment assumption as stated in the table under the heading “Prepayment Scenarios” under “—Decrement Tables” below;

•	prepayments include 30 days’ interest on the related mortgage loan;
•	the optional termination is not exercised (except with respect to the weighted average life to call);
•	the Specified Subordinated Amount is initially as specified in this free writing prospectus and thereafter decreases in accordance with the provisions in this free writing prospectus;
•

with respect to each adjustable rate mortgage loan, (a) the interest rate for each mortgage loan is adjusted on its next rate Adjustment Date (and on subsequent Adjustment Dates, if necessary) to a rate equal to the Gross Margin plus the Loan Index (subject to the applicable periodic rate cap and minimum and maximum interest rate), (b) the Loan Index remains constant at 5.09%, and (c) the scheduled monthly payment on the mortgage loans is adjusted to equal a fully amortizing payment (except, with respect to mortgage loans that are interest-only for a period of time, during that period of time, and balloon mortgage loans);

•	One-Month LIBOR remains constant at 4.95%;
•	no delinquencies or defaults in the payment by mortgagors of principal of and interest on the mortgage loans are experienced;
•	no Swap Termination Payments are paid or received by the trust;
•

scheduled payments of interest and/or principal on the mortgage loans are received on the first day of each month, commencing in the calendar month following the month in which the closing date occurs, and are computed prior to giving effect to prepayments received on the last day of the prior month;

•	prepayments represent prepayments in full of individual mortgage loans and are received on the last day of each month, commencing in the calendar month in which the closing date occurs;
•	the initial Class Certificate Balance of each class of Offered Certificates is as set forth on the cover page of this free writing prospectus;
•	the mortgage loans accrue interest on the basis of a 360-day year consisting of twelve 30-day months;

•	interest accrues on each class of Offered Certificates at the applicable Pass-Through Rate set forth or described in this free writing prospectus; and
•	the assumed mortgage loans have the approximate initial characteristics described below:

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term (Months)	Remaining Amortization Term (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Current Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
1	ARM	6 Month LIBOR	0	4,210,424.37	9.102	0.520	480	477	357	6.256	21	6	9.102	16.102	1.500	1.500
1	ARM	6 Month LIBOR	0	61,744,348.40	8.441	0.520	480	477	357	6.222	21	6	8.441	15.441	1.500	1.500
1	ARM	6 Month LIBOR	0	12,091,766.75	7.495	0.520	480	476	356	6.020	32	6	7.495	14.495	1.500	1.500
1	ARM	6 Month LIBOR	0	6,277,519.37	8.939	0.520	479	476	357	6.050	33	6	8.939	15.939	1.500	1.500
1	ARM	6 Month LIBOR	0	2,077,636.35	9.067	0.520	480	476	356	6.120	20	6	9.067	16.067	1.500	1.500
1	ARM	6 Month LIBOR	0	1,783,822.22	7.983	0.520	480	477	357	6.047	33	6	7.983	14.983	1.500	1.500
1	ARM	6 Month LIBOR	0	3,634,908.64	8.583	0.520	480	477	357	6.107	21	6	8.583	15.583	1.500	1.500
1	ARM	6 Month LIBOR	0	222,562.63	9.231	0.520	480	477	357	6.039	21	6	9.231	16.231	1.500	1.500
1	ARM	6 Month LIBOR	0	12,368,534.88	9.185	0.520	480	477	357	6.105	21	6	9.185	16.185	1.500	1.500
1	ARM	6 Month LIBOR	0	4,111,871.78	8.867	0.520	480	477	357	6.092	21	6	8.867	15.867	1.500	1.500
1	ARM	6 Month LIBOR	0	171,746.67	7.925	0.520	480	476	356	5.950	32	6	7.925	14.925	1.500	1.500
1	ARM	6 Month LIBOR	0	1,115,465.82	8.387	0.520	480	477	357	6.111	21	6	8.387	15.387	1.500	1.500
1	ARM	6 Month LIBOR	0	625,511.74	8.318	0.520	480	476	356	5.980	32	6	8.318	15.318	1.500	1.500
1	ARM	6 Month LIBOR	0	182,859.34	8.441	0.520	480	477	357	5.996	33	6	8.441	15.441	1.500	1.500
1	ARM	6 Month LIBOR	0	310,128.29	10.650	0.520	480	477	357	6.750	33	6	10.650	17.650	1.500	1.500
1	ARM	6 Month LIBOR	0	68,585.96	8.325	0.520	480	477	357	6.200	33	6	8.325	15.325	1.500	1.500
1	ARM	6 Month LIBOR	0	157,388.87	8.700	0.520	480	477	357	6.200	21	6	8.700	15.700	1.500	1.500
1	ARM	6 Month LIBOR	0	143,923.43	9.650	0.520	480	477	357	6.450	33	6	9.650	16.650	1.500	1.500
1	ARM	6 Month LIBOR	0	47,877,362.22	9.361	0.520	360	357	357	6.177	21	6	9.361	16.315	1.482	1.482
1	ARM	6 Month LIBOR	0	24,693,572.00	7.948	0.520	360	356	356	6.021	32	6	7.948	14.898	1.475	1.475
1	ARM	6 Month LIBOR	0	82,011,783.73	8.386	0.520	360	357	357	6.164	21	6	8.386	15.386	1.500	1.500
1	ARM	6 Month LIBOR	60	2,499,831.00	7.251	0.520	360	357	357	6.073	21	6	7.251	14.251	1.500	1.500
1	ARM	6 Month LIBOR	0	1,257,811.13	9.235	0.520	360	357	357	6.105	21	6	9.235	16.188	1.500	1.500
1	ARM	6 Month LIBOR	60	6,990,756.15	8.410	0.520	360	357	357	6.088	21	6	8.410	15.401	1.496	1.496
1	ARM	6 Month LIBOR	60	5,093,748.05	7.561	0.520	360	356	356	6.046	32	6	7.561	14.514	1.477	1.477
1	ARM	6 Month LIBOR	0	302,200.88	9.237	0.520	360	354	354	5.921	30	6	9.237	16.237	1.500	1.500
1	ARM	6 Month LIBOR	60	10,073,480.72	6.883	0.520	360	356	356	6.033	32	6	6.883	13.883	1.500	1.500
1	ARM	6 Month LIBOR	0	852,743.85	7.679	0.520	360	356	356	6.117	32	6	7.679	14.679	1.500	1.500
1	ARM	6 Month LIBOR	60	2,552,450.00	7.855	0.520	360	357	357	6.027	21	6	7.855	14.855	1.500	1.500
1	ARM	6 Month LIBOR	60	409,949.99	8.255	0.520	360	357	357	5.950	21	6	8.255	15.255	1.500	1.500
1	ARM	6 Month LIBOR	60	47,666,236.22	7.282	0.520	360	357	357	6.026	21	6	7.282	14.282	1.500	1.500
1	ARM	6 Month LIBOR	60	2,051,708.43	7.581	0.520	360	356	356	5.966	20	6	7.581	14.581	1.500	1.500
1	ARM	6 Month LIBOR	0	1,672,187.81	8.671	0.520	360	357	357	6.229	21	6	8.671	15.671	1.500	1.500
1	ARM	6 Month LIBOR	0	8,082,921.65	9.033	0.520	360	357	357	6.139	21	6	9.033	16.033	1.500	1.500
1	ARM	6 Month LIBOR	0	9,254,041.25	7.955	0.520	360	356	356	6.077	32	6	7.955	14.955	1.500	1.500
1	ARM	6 Month LIBOR	0	7,641,555.55	8.438	0.520	360	357	357	6.149	21	6	8.438	15.438	1.500	1.500
1	ARM	6 Month LIBOR	0	6,577,202.88	8.542	0.520	360	357	357	6.167	21	6	8.542	15.542	1.500	1.500
1	ARM	6 Month LIBOR	0	14,541,564.94	9.177	0.520	360	357	357	6.105	21	6	9.177	16.177	1.500	1.500
1	ARM	6 Month LIBOR	0	3,140,425.22	8.938	0.520	360	357	357	6.256	21	6	8.938	15.938	1.500	1.500
1	ARM	6 Month LIBOR	60	172,800.00	6.500	0.520	360	354	354	5.900	30	6	6.500	13.500	1.500	1.500
1	ARM	6 Month LIBOR	0	3,165,259.01	8.289	0.520	360	356	356	6.006	32	6	8.289	15.258	1.500	1.500
1	ARM	6 Month LIBOR	60	111,920.00	6.000	0.520	360	356	356	5.950	32	6	6.000	13.000	1.500	1.500
1	ARM	6 Month LIBOR	0	1,335,925.83	9.543	0.520	360	357	357	6.342	21	6	9.543	16.543	1.500	1.500
1	ARM	6 Month LIBOR	0	710,712.08	10.055	0.520	360	357	357	5.950	21	6	10.055	17.055	1.500	1.500

1	ARM	6 Month LIBOR	0	161,630.74	8.850	0.520	360	356	356	5.950	32	6	8.850	15.850	1.500	1.500
1	ARM	6 Month LIBOR	0	564,872.31	8.932	0.520	360	356	356	6.017	32	6	8.932	15.932	1.500	1.500
1	ARM	6 Month LIBOR	60	575,249.97	8.042	0.520	360	356	356	5.950	32	6	8.042	15.042	1.500	1.500
1	ARM	6 Month LIBOR	60	88,800.00	8.200	0.520	360	357	357	5.950	21	6	8.200	15.200	1.500	1.500
1	ARM	6 Month LIBOR	60	953,749.98	7.420	0.520	360	357	357	6.144	33	6	7.420	14.420	1.500	1.500
1	ARM	6 Month LIBOR	60	283,201.94	6.400	0.520	360	355	355	5.950	31	6	6.400	13.400	1.500	1.500
1	ARM	6 Month LIBOR	0	606,176.61	8.564	0.520	360	356	356	6.248	32	6	8.564	15.564	1.500	1.500
1	ARM	6 Month LIBOR	60	249,640.32	7.425	0.520	360	356	356	5.950	32	6	7.425	14.425	1.500	1.500
1	ARM	6 Month LIBOR	60	521,739.98	7.215	0.520	360	356	356	6.034	32	6	7.215	14.215	1.500	1.500
1	ARM	6 Month LIBOR	60	408,000.00	7.100	0.520	360	357	357	5.950	21	6	7.100	14.100	1.500	1.500
1	ARM	6 Month LIBOR	0	444,120.95	7.765	0.520	360	356	356	5.950	32	6	7.765	14.765	1.500	1.500
1	ARM	6 Month LIBOR	60	800,800.00	7.846	0.520	360	357	357	6.075	21	6	7.846	14.846	1.500	1.500
1	ARM	6 Month LIBOR	60	320,998.60	6.504	0.520	360	357	357	5.950	33	6	6.504	13.504	1.500	1.500
1	ARM	6 Month LIBOR	0	997,147.22	7.329	0.520	360	357	357	6.016	21	6	7.329	14.329	1.500	1.500
1	ARM	6 Month LIBOR	0	231,508.06	7.775	0.520	360	357	357	5.950	33	6	7.775	14.775	1.500	1.500
1	ARM	6 Month LIBOR	60	918,500.00	5.957	0.520	360	355	355	5.950	31	6	5.957	12.957	1.500	1.500
1	ARM	6 Month LIBOR	0	307,820.18	7.475	0.520	360	356	356	5.950	32	6	7.475	14.475	1.500	1.500
1	ARM	6 Month LIBOR	60	206,000.00	7.500	0.520	360	357	357	5.950	21	6	7.500	14.500	1.500	1.500
1	ARM	6 Month LIBOR	0	362,601.30	9.425	0.520	360	357	357	6.650	21	6	9.425	16.425	1.500	1.500
1	ARM	6 Month LIBOR	0	350,613.87	7.263	0.520	360	355	355	5.950	31	6	7.263	14.263	1.500	1.500
1	FRM	N/A	0	10,490,676.61	7.260	0.520	479	476	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	604,549.92	8.654	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	79,921.64	8.575	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,061,940.31	8.355	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	896,428.11	8.196	0.520	479	476	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	155,235.89	9.851	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	551,966.86	7.980	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	147,054.78	8.550	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	49,981.26	10.800	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	12,020,614.48	8.741	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,591,496.46	8.042	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	63,573,427.18	7.623	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	2,644,316.79	7.714	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	6,513,821.29	8.384	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	2,806,413.17	7.171	0.520	360	355	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	513,779.44	7.242	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	7,708,785.58	7.491	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	4,079,910.76	8.159	0.520	359	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,387,712.03	7.546	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	3,526,912.64	7.567	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	309,960.26	8.576	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	264,185.78	7.337	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	184,124.94	9.119	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	190,195.10	7.248	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	131,220.35	9.048	0.520	120	117	117	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	85,039.54	7.600	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	830,422.50	7.723	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A

1	FRM	N/A	0	150,880.54	7.800	0.520	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	85,840.16	8.425	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	345,098.38	6.807	0.520	359	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	232,242.31	6.382	0.520	300	297	297	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	97,302.00	8.900	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	154,629.50	7.925	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	153,546.46	7.175	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	ARM	6 Month LIBOR	0	23,105,315.03	7.450	0.520	480	476	356	6.031	32	6	7.450	14.450	1.500	1.500
2	ARM	6 Month LIBOR	0	2,278,923.69	8.918	0.520	479	476	357	6.139	21	6	8.918	15.918	1.500	1.500
2	ARM	6 Month LIBOR	0	89,169,294.68	8.177	0.520	480	477	357	6.154	21	6	8.177	15.177	1.500	1.500
2	ARM	6 Month LIBOR	0	3,363,527.23	7.516	0.520	480	477	357	6.058	33	6	7.516	14.516	1.500	1.500
2	ARM	6 Month LIBOR	0	2,702,251.48	8.566	0.520	480	477	357	6.330	21	6	8.566	15.566	1.500	1.500
2	ARM	6 Month LIBOR	0	11,006,637.26	8.307	0.520	480	476	356	6.059	32	6	8.307	15.307	1.500	1.500
2	ARM	6 Month LIBOR	0	15,639,574.68	9.086	0.520	479	476	357	6.135	21	6	9.086	16.086	1.500	1.500
2	ARM	6 Month LIBOR	0	9,044,518.93	8.681	0.520	480	477	357	6.116	21	6	8.681	15.681	1.500	1.500
2	ARM	6 Month LIBOR	0	5,281,407.50	8.120	0.520	480	476	356	6.129	20	6	8.120	15.120	1.500	1.500
2	ARM	6 Month LIBOR	0	1,053,923.70	8.722	0.520	480	477	357	6.099	33	6	8.722	15.722	1.500	1.500
2	ARM	6 Month LIBOR	0	840,226.22	7.841	0.520	480	476	356	6.157	20	6	7.841	14.841	1.500	1.500
2	ARM	6 Month LIBOR	0	1,278,911.37	8.544	0.520	480	477	357	6.461	21	6	8.544	15.544	1.500	1.500
2	ARM	6 Month LIBOR	0	749,056.08	6.675	0.520	480	477	357	5.950	33	6	6.675	13.675	1.500	1.500
2	ARM	6 Month LIBOR	0	1,038,194.38	8.560	0.520	480	477	357	6.255	21	6	8.560	15.560	1.500	1.500
2	ARM	6 Month LIBOR	0	1,021,471.65	8.800	0.520	480	476	356	6.031	32	6	8.800	15.800	1.500	1.500
2	ARM	6 Month LIBOR	0	249,665.40	6.976	0.520	480	477	357	5.950	33	6	6.976	13.976	1.500	1.500
2	ARM	6 Month LIBOR	0	206,845.86	9.500	0.520	480	476	356	5.950	32	6	9.500	16.500	1.500	1.500
2	ARM	6 Month LIBOR	0	1,114,659.53	7.490	0.520	480	477	357	6.117	33	6	7.490	14.490	1.500	1.500
2	ARM	6 Month LIBOR	0	331,346.12	7.894	0.520	480	476	356	6.200	32	6	7.894	14.894	1.500	1.500
2	ARM	6 Month LIBOR	0	426,944.51	7.209	0.520	480	476	356	5.950	32	6	7.209	14.209	1.500	1.500
2	ARM	6 Month LIBOR	0	314,280.90	5.550	0.520	480	476	356	5.950	32	6	5.550	12.550	1.500	1.500
2	ARM	6 Month LIBOR	0	47,047,224.38	7.650	0.520	360	356	356	6.047	32	6	7.650	14.617	1.487	1.487
2	ARM	6 Month LIBOR	0	8,887,849.79	9.053	0.520	360	357	357	6.140	21	6	9.053	16.053	1.500	1.500
2	ARM	6 Month LIBOR	60	22,576,639.01	8.682	0.520	360	357	357	6.036	21	6	8.682	15.682	1.500	1.500
2	ARM	6 Month LIBOR	60	120,371,267.74	7.297	0.520	360	357	357	6.051	21	6	7.297	14.297	1.500	1.500
2	ARM	6 Month LIBOR	0	776,428.75	7.558	0.520	360	356	356	6.055	32	6	7.558	14.558	1.500	1.500
2	ARM	6 Month LIBOR	60	10,195,418.47	7.384	0.520	360	356	356	6.039	32	6	7.384	14.384	1.500	1.500
2	ARM	6 Month LIBOR	0	7,437,398.89	8.826	0.520	360	357	357	6.195	21	6	8.826	15.826	1.500	1.500
2	ARM	6 Month LIBOR	0	69,181,682.30	8.940	0.520	360	357	357	6.223	21	6	8.940	15.923	1.492	1.492
2	ARM	6 Month LIBOR	0	105,890,694.92	8.107	0.520	360	357	357	6.144	21	6	8.106	15.105	1.500	1.500
2	ARM	6 Month LIBOR	0	9,378,671.53	7.361	0.520	360	357	357	6.074	33	6	7.361	14.361	1.500	1.500
2	ARM	6 Month LIBOR	0	13,782,667.49	8.098	0.520	360	357	357	6.141	21	6	8.098	15.098	1.500	1.500
2	ARM	6 Month LIBOR	0	1,692,524.03	8.450	0.520	360	357	357	6.075	21	6	8.450	15.450	1.500	1.500
2	ARM	6 Month LIBOR	60	26,510,440.79	6.690	0.520	360	356	356	6.032	32	6	6.690	13.690	1.500	1.500
2	ARM	6 Month LIBOR	0	1,364,620.35	7.600	0.520	359	356	356	6.051	21	6	7.600	14.600	1.500	1.500
2	ARM	6 Month LIBOR	0	6,705,263.92	8.790	0.520	360	357	357	6.243	21	6	8.790	15.790	1.500	1.500
2	ARM	6 Month LIBOR	0	947,750.87	9.374	0.520	360	357	357	6.312	21	6	9.374	16.374	1.500	1.500
2	ARM	6 Month LIBOR	60	2,930,220.84	7.218	0.520	360	357	357	5.964	33	6	7.218	14.218	1.500	1.500
2	ARM	6 Month LIBOR	0	16,927,519.58	7.568	0.520	360	356	356	6.069	32	6	7.568	14.568	1.500	1.500
2	ARM	6 Month LIBOR	60	6,241,390.68	7.913	0.520	360	357	357	6.047	21	6	7.913	14.913	1.500	1.500

2	ARM	6 Month LIBOR	0	3,974,580.26	8.155	0.520	360	356	356	6.015	32	6	8.155	15.155	1.500	1.500
2	ARM	6 Month LIBOR	60	1,834,620.00	6.578	0.520	360	356	356	5.950	32	6	6.578	13.578	1.500	1.500
2	ARM	6 Month LIBOR	0	2,727,936.84	8.274	0.520	360	357	357	6.153	21	6	8.274	15.274	1.500	1.500
2	ARM	6 Month LIBOR	60	1,516,913.53	7.652	0.520	360	357	357	5.986	21	6	7.652	14.652	1.500	1.500
2	ARM	6 Month LIBOR	0	1,796,400.69	8.516	0.520	360	356	356	6.173	32	6	8.516	15.516	1.500	1.500
2	ARM	6 Month LIBOR	60	889,999.96	7.515	0.520	360	356	356	6.091	20	6	7.515	14.515	1.500	1.500
2	ARM	6 Month LIBOR	0	1,486,692.61	7.076	0.520	360	357	357	6.002	33	6	7.076	14.076	1.500	1.500
2	ARM	6 Month LIBOR	0	820,655.64	7.617	0.520	360	357	357	5.993	33	6	7.617	14.617	1.500	1.500
2	ARM	6 Month LIBOR	0	1,056,932.40	7.092	0.520	360	356	356	5.950	32	6	7.092	14.092	1.500	1.500
2	ARM	6 Month LIBOR	60	1,130,177.99	6.375	0.520	360	357	357	5.996	33	6	6.375	13.375	1.500	1.500
2	ARM	6 Month LIBOR	60	50,000.00	6.125	0.520	360	356	356	5.950	32	6	6.125	13.125	1.500	1.500
2	ARM	6 Month LIBOR	60	183,200.00	8.700	0.520	360	356	356	5.950	32	6	8.700	15.700	1.500	1.500
2	ARM	6 Month LIBOR	60	963,184.59	8.340	0.520	360	357	357	6.014	21	6	8.340	15.340	1.500	1.500
2	ARM	6 Month LIBOR	0	366,636.37	8.572	0.520	360	357	357	6.105	21	6	8.572	15.572	1.500	1.500
2	ARM	6 Month LIBOR	60	701,600.00	7.508	0.520	360	357	357	6.014	21	6	7.508	14.508	1.500	1.500
2	ARM	6 Month LIBOR	0	344,213.59	7.685	0.520	360	357	357	6.112	33	6	7.685	14.685	1.500	1.500
2	ARM	6 Month LIBOR	0	115,494.95	6.750	0.520	360	355	355	5.950	31	6	6.750	13.750	1.500	1.500
2	ARM	6 Month LIBOR	0	105,173.37	6.700	0.520	359	355	355	5.950	32	6	6.700	13.700	1.500	1.500
2	ARM	6 Month LIBOR	60	399,999.98	6.100	0.520	360	356	356	5.950	32	6	6.100	13.100	1.500	1.500
2	ARM	6 Month LIBOR	24	473,449.04	6.400	0.520	360	353	353	5.800	17	6	6.400	13.400	1.500	1.500
2	FRM	N/A	0	13,740,169.23	7.715	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	1,501,957.56	9.227	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	941,815.23	7.697	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	493,630.42	8.500	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	337,795.25	9.143	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	105,908.27	8.000	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	385,035.56	8.050	0.520	480	474	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	199,579.66	8.050	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	23,450,216.68	8.190	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	73,291,775.09	7.412	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	1,346,013.31	7.452	0.520	180	176	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	15,052,929.72	11.429	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,089,675.95	7.875	0.520	239	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	580,591.90	11.801	0.520	357	354	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	3,654,441.97	10.886	0.520	359	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	9,360,891.72	11.520	0.520	359	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	20,558,052.82	7.022	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	142,242.33	9.787	0.520	300	297	297	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,475,619.51	7.718	0.520	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	4,720,315.50	7.389	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	985,295.29	10.910	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	983,134.91	7.444	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	3,788,720.46	7.780	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	208,589.38	11.089	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	15,889.22	13.100	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	303,748.55	11.065	0.520	359	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	112,380.27	10.046	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A

2	FRM	N/A	0	104,332.82	9.325	0.520	300	297	297	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,029,617.89	8.374	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	288,635.53	8.056	0.520	120	117	117	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	916,769.14	12.085	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	202,514.62	9.147	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	4,123,182.15	8.433	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	315,718.42	11.981	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	337,722.52	7.317	0.520	180	176	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	262,027.44	8.512	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	187,524.75	7.467	0.520	180	175	175	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	15,371.63	11.800	0.520	180	176	176	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	148,473.67	8.440	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	66,733.51	10.718	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	230,587.87	6.588	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	38,713.05	10.896	0.520	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,029,892.25	7.181	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	4,604,387.59	7.048	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	330,440.86	7.150	0.520	298	294	294	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	92,581.92	9.973	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	128,592.07	10.497	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	90,877.95	9.990	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	46,906.89	11.750	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	55,526.07	8.350	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	115,783.54	7.100	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	255,979.97	8.700	0.520	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	255,811.66	8.050	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	157,271.65	11.332	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	53,135.56	12.184	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	80,875.00	11.527	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	55,613.96	10.625	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	54,845.84	11.400	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A

While it is assumed that each of the mortgage loans prepays at the specified constant percentages of the prepayment assumption, this is not likely to be the case. Moreover, discrepancies exist between the characteristics of the actual mortgage loans that will be delivered to the trustee and characteristics of the mortgage loans assumed in preparing the tables in this free writing prospectus.

Defaults

The yield to maturity of the Offered Certificates, and particularly the Class B and Class M certificates, will be sensitive to defaults on the mortgage loans. If a purchaser of an Offered Certificate calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. Holders of the Offered Certificates may not receive reimbursement for Applied Realized Loss Amounts in the months following the occurrence of those losses. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans. Because the mortgage loans were underwritten in accordance with standards less stringent than those generally acceptable to Fannie Mae and Freddie Mac with regard to a borrower’s credit standing and repayment ability, the risk of delinquencies with respect to, and losses on, the mortgage loans will be greater than that of mortgage loans underwritten in accordance with Fannie Mae and Freddie Mac standards.

Prepayment Considerations and Risks

The rate of principal payments on the Offered Certificates, the aggregate amount of distributions on the Offered Certificates and the yields to maturity of the Offered Certificates will be related to the rate and timing of payments of principal on the mortgage loans in the related loan group. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by a selling party or purchases, pursuant to the optional clean-up call, by the servicer). Because certain of the mortgage loans contain Prepayment Premiums, the rate of principal payments may be less than the rate of principal payments for mortgage loans which did not have Prepayment Premiums. The mortgage loans are subject to the “due-on-sale” provisions included in the mortgage loans. See “The Mortgage Loan Pool” in this free writing prospectus.

Prepayments, liquidations and purchases of the mortgage loans (including any optional repurchase of the remaining mortgage loans in the trust fund in connection with the termination of the trust fund, in each case as described in this free writing prospectus) will result in distributions on the Offered Certificates of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to that rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which that Offered Certificate is purchased at a discount or premium, and the degree to which the timing of payments on that Offered Certificate is sensitive to prepayments, liquidations and purchases of the mortgage loans. Further, an investor should consider the risk that, in the case of any Offered Certificate purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the interest rates on the fixed rate mortgage loans, the mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on the fixed rate mortgage loans would generally be expected to decrease. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

As is the case with fixed rate mortgage loans, the adjustable rate mortgage loans, or ARMs, may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors with ARMs may be inclined to refinance their ARMs with a fixed rate loan to “lock in” a lower interest rate. The existence of the applicable periodic rate cap and Maximum Rate also may affect the likelihood of prepayments resulting from refinancings. In addition, the delinquency and loss experience of the ARMs may differ from that on the fixed rate mortgage loans because the amount of the monthly payments on the ARMs are subject to adjustment on each Adjustment Date. In addition, a substantial majority of the ARMs (the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans) will not have their initial Adjustment Date until two or three years after their origination. The prepayment experience of the 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may differ from that of the other ARMs. The 2/28 Adjustable Rate Mortgage Loans and the 3/27 Adjustable Rate Mortgage Loans may be subject to greater rates of prepayments as they approach their initial Adjustment Dates even if market interest rates are only slightly higher or lower than the interest rates on the 2/28 Adjustable Rate Mortgage Loans or the 3/27 Adjustable Rate Mortgage Loans (as the case may be) as borrowers seek to avoid changes in their monthly payments.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments is consistent with an investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, the greater the effect on an investor’s yield to maturity. The effect on an investor’s yield as a result of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

The Pass-Through Rate for each class of Offered Certificates will be adjusted by reference to One-Month LIBOR, subject to the effects of the applicable limitations described in this free writing prospectus.

The Pass-Through Rate for each class of Offered Certificates may be calculated by reference to the net interest rates of the mortgage loans, which are based on the Loan Index. If the mortgage loans bearing higher interest rates, either through higher margins or an increase in the Loan Index (and consequently, higher net interest rates), were to prepay, the weighted average net interest rate would be lower than otherwise would be the case. Changes in One-Month LIBOR may not correlate with changes in the Loan Index. It is possible that a decrease in the Loan Index, which would be expected to result in faster prepayments, could occur simultaneously with an increased level of One-Month LIBOR. If the sum of One-Month LIBOR plus the applicable fixed margin for a class or classes of Offered Certificates were to be higher than the Group I Loan Cap, the Group II Loan Cap and the WAC Cap, as applicable, the Pass Through Rate on the related Offered Certificates would be lower than otherwise would be the case. Although holders of the Offered Certificates are entitled to receive any Basis Risk CarryForward Amount from and to the extent of funds available in the Excess Reserve Fund Account and the Swap Account, there is no assurance that those funds will be available or sufficient for those purposes. The ratings of the Offered Certificates do not address the likelihood of the payment of any Basis Risk CarryForward Amount.

Overcollateralization Provisions

The operation of the overcollateralization provisions of the pooling and servicing agreement will affect the weighted average lives of the Offered Certificates and consequently the yields to maturity of those certificates. If at any time the Subordinated Amount is less than the Specified Subordinated Amount, Total Monthly Excess Spread and certain amounts available in the Swap Account will be applied as distributions of principal of the class or classes of certificates then entitled to distributions of principal, until the Subordinated Amount equals the Specified Subordinated Amount. This would have the effect of reducing the weighted average lives of those certificates. The actual Subordinated Amount may change from distribution date to distribution date producing uneven distributions of Total Monthly Excess Spread. There can be no assurance that the Subordinated Amount will never be less than the Specified Subordinated Amount.

Total Monthly Excess Spread generally is a function of the excess of interest collected or advanced on the mortgage loans over the interest required to pay interest on the Offered Certificates and expenses at the Expense Fee Rate, as well as Net Swap Payments to the Swap Provider. Mortgage loans with higher net interest rates will contribute more interest to the Total Monthly Excess Spread. Mortgage loans with higher net interest rates may prepay faster than mortgage loans with relatively lower net interest rates in response to a given change in market interest rates. Any disproportionate prepayments of mortgage loans with higher net interest rates may adversely affect the amount of Total Monthly Excess Spread available to make accelerated payments of principal of the Offered Certificates.

As a result of the interaction of the foregoing factors, the effect of the overcollateralization provisions on the weighted average lives of the Offered Certificates may vary significantly over time and from class to class.

Subordinated Certificates

Each class of Subordinated Certificates provides credit enhancement for certain other classes of Offered Certificates that have a higher payment priority, and each class of Subordinated Certificates may absorb losses on the mortgage loans. The weighted average lives of, and the yields to maturity on, the Subordinated Certificates, in order of their relative payment priorities (with the Class M-1 certificates having the highest priority, then the Class M-2 certificates, then the Class M-3 certificates, then the Class M-4 certificates, then the Class M-5 certificates, then the Class M-6 certificates, then the Class B-1 certificates, then the Class B-2 certificates and then the Class B-3 certificates) will be progressively more sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by a holder of a related Subordinated Certificate, the actual yield to maturity on such holder’s certificate may be lower than the yield expected by such holder based on that assumption. Realized Losses on the mortgage loans will reduce the Class Certificate Balance of the class of the related Subordinated Certificates then outstanding with the lowest relative payment priority if and to the extent that the aggregate Class Certificate Balances of all classes of certificates, following all distributions on a distribution date exceeds the aggregate Stated Principal Balance of the mortgage loans. As a result of this reduction of the Class Certificate Balance of a class of Subordinated Certificates, less interest will accrue on those classes than would otherwise be the case.

The Principal Distribution Amount to be made to the holders of the Offered Certificates includes the net proceeds in respect of principal received upon the liquidation of a related mortgage loan. If such net proceeds are less than the unpaid principal balance of the liquidated mortgage loan, the aggregate Stated Principal Balance of the mortgage loans will decline more than the aggregate Class Certificate Balances of the Offered Certificates, thus reducing the amount of the overcollateralization. If such difference is not covered by the amount of the overcollateralization or excess interest, after taking into account certain payments received or paid by the trust pursuant to the interest rate swap agreement, the class of Subordinated Certificates then outstanding with the lowest relative payment priority will bear such loss. In addition, the Subordinated Certificates will generally not be entitled to any principal distributions prior to the Stepdown Date or during the continuation of a Trigger Event (unless all of the certificates with a higher relative payment priority have been paid in full). Because a Trigger Event may be based on the delinquency, as opposed to the loss, experience on the mortgage loans, a holder of a Subordinated Certificate may not receive distributions of principal for an extended period of time, even if the rate, timing and severity of Realized Losses on the applicable mortgage loans is consistent with such holder’s expectations. Because of the disproportionate distribution of principal of the senior certificates, depending on the timing of Realized Losses, the Subordinated Certificates may bear a disproportionate percentage of the Realized Losses on the mortgage loans.

For all purposes, the Class B-3 certificates will have the lowest payment priority of any class of Subordinated Certificates.

Effect on Yields Due to Rapid Prepayments

Any net payment payable to the Swap Provider under the terms of the interest rate swap agreement will reduce amounts available for distribution to certificateholders, and may reduce the Pass-Through Rates on the Offered Certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate scheduled principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the loans that must be applied to make Net Swap Payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Offered Certificates.

Weighted Average Lives of the Offered Certificates

The weighted average life of an Offered Certificate is determined by (a) multiplying the amount of the reduction, if any, of the Class Certificate Balance of the certificate on each distribution date by the number of years from the date of issuance to that distribution date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in Class Certificate Balance of the certificate referred to in clause (a).

For a discussion of the factors which may influence the rate of payments (including prepayments) of the mortgage loans, see “—Prepayment Considerations and Risks” above and “Yield Considerations” in the prospectus.

In general, the weighted average lives of the Offered Certificates will be shortened if the level of prepayments of principal of the mortgage loans increases. However, the weighted average lives of the Offered Certificates will depend upon a variety of other factors, including the timing of changes in the rate of principal payments and the priority sequence of distributions of principal of the classes of certificates. See “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

The interaction of the foregoing factors may have different effects on various classes of Offered Certificates and the effects on any class may vary at different times during the life of that class. Accordingly, no assurance can be given as to the weighted average life of any class of Offered Certificates. Further, to the extent the prices of the Offered Certificates represent discounts or premiums to their respective original Class Certificate Balances, variability in the weighted average lives of those classes of Offered Certificates will result in variability in the related yields to maturity. For an example of how the weighted average lives of the classes of Offered Certificates may be affected at various constant percentages of the prepayment assumption, see “—Decrement Tables” below.

Decrement Tables

The following tables indicate the percentages of the initial Class Certificate Balances of the classes of Offered Certificates that would be outstanding after each of the distribution dates shown at various constant percentages of the applicable prepayment assumption and the corresponding weighted average lives of those classes. The tables have been prepared on the basis of the structuring assumptions. It is not likely that (i) all of the mortgage loans will have the characteristics assumed, (ii) all of the mortgage loans will prepay at the constant percentages of the applicable prepayment assumption specified in the tables or at any other constant rate or (iii) all of the mortgage loans will prepay at the same rate. Moreover, the diverse remaining terms to maturity and interest rates of the mortgage loans could produce slower or faster principal distributions than indicated in the tables at the specified constant percentages of the applicable prepayment assumption, even if the weighted average remaining term to maturity and weighted average interest rates of the mortgage loans are consistent with the remaining terms to maturity and interest rates of the mortgage loans specified in the structuring assumptions.

Prepayment Scenarios

	SCENARIO I	SCENARIO II	SCENARIO III	SCENARIO IV	SCENARIO V
Fixed rate mortgage loans (% of prepayment assumption)	0%	75%	100%	125%	150%
Adjustable rate mortgage loans (% of prepayment assumption)	0%	75%	100%	125%	150%

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class A-1 PREPAYMENT SCENARIO					Class A-2a PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	99	76	68	60	52	99	51	35	19	3
April 2008	98	55	43	31	21	97	8	0	0	0
April 2009	98	38	24	12	2	96	0	0	0	0
April 2010	97	30	21	12	2	94	0	0	0	0
April 2011	96	24	16	10	2	93	0	0	0	0
April 2012	95	19	11	7	2	91	0	0	0	0
April 2013	94	15	8	4	2	88	0	0	0	0
April 2014	93	12	6	3	1	86	0	0	0	0
April 2015	91	9	4	2	1	83	0	0	0	0
April 2016	90	7	3	1	0	80	0	0	0	0
April 2017	88	6	2	1	0	77	0	0	0	0
April 2018	86	5	2	0	0	73	0	0	0	0
April 2019	84	4	1	0	0	69	0	0	0	0
April 2020	82	3	1	0	0	64	0	0	0	0
April 2021	80	2	0	0	0	59	0	0	0	0
April 2022	77	2	0	0	0	54	0	0	0	0
April 2023	74	1	0	0	0	48	0	0	0	0
April 2024	71	1	0	0	0	41	0	0	0	0
April 2025	67	1	0	0	0	34	0	0	0	0
April 2026	63	0	0	0	0	25	0	0	0	0
April 2027	59	0	0	0	0	16	0	0	0	0
April 2028	54	0	0	0	0	6	0	0	0	0
April 2029	49	0	0	0	0	0	0	0	0	0
April 2030	43	0	0	0	0	0	0	0	0	0
April 2031	37	0	0	0	0	0	0	0	0	0
April 2032	32	0	0	0	0	0	0	0	0	0
April 2033	28	0	0	0	0	0	0	0	0	0
April 2034	22	0	0	0	0	0	0	0	0	0
April 2035	16	0	0	0	0	0	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	21.20	3.62	2.64	1.95	1.37	15.26	1.08	0.80	0.64	0.52
Weighted Average Life to Call (years)(2)(3)	21.20	3.34	2.42	1.78	1.28	15.26	1.08	0.80	0.64	0.52

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class A-2b PREPAYMENT SCENARIO					Class A-2c PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	45	0	0	100	100	100	79	31
April 2009	100	18	0	0	0	100	100	46	0	0
April 2010	100	0	0	0	0	100	75	34	0	0
April 2011	100	0	0	0	0	100	46	7	0	0
April 2012	100	0	0	0	0	100	23	0	0	0
April 2013	100	0	0	0	0	100	5	0	0	0
April 2014	100	0	0	0	0	100	0	0	0	0
April 2015	100	0	0	0	0	100	0	0	0	0
April 2016	100	0	0	0	0	100	0	0	0	0
April 2017	100	0	0	0	0	100	0	0	0	0
April 2018	100	0	0	0	0	100	0	0	0	0
April 2019	100	0	0	0	0	100	0	0	0	0
April 2020	100	0	0	0	0	100	0	0	0	0
April 2021	100	0	0	0	0	100	0	0	0	0
April 2022	100	0	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	85	0	0	0	0	100	0	0	0	0
April 2030	45	0	0	0	0	100	0	0	0	0
April 2031	4	0	0	0	0	100	0	0	0	0
April 2032	0	0	0	0	0	83	0	0	0	0
April 2033	0	0	0	0	0	60	0	0	0	0
April 2034	0	0	0	0	0	35	0	0	0	0
April 2035	0	0	0	0	0	7	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	23.90	2.73	2.00	1.57	1.27	27.37	5.02	3.50	2.34	1.89
Weighted Average Life to Call (years)(2)(3)	23.90	2.73	2.00	1.57	1.27	27.37	5.02	3.50	2.34	1.89

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class A-2d PREPAYMENT SCENARIO					Class M-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	86	17	100	100	100	100	100
April 2010	100	100	100	86	17	100	81	58	96	100
April 2011	100	100	100	70	17	100	64	42	26	91
April 2012	100	100	81	47	17	100	51	31	18	36
April 2013	100	100	59	31	15	100	40	22	12	6
April 2014	100	85	43	21	9	100	32	16	8	4
April 2015	100	67	31	14	5	100	25	12	5	0
April 2016	100	53	23	9	1	100	20	9	3	0
April 2017	100	42	17	6	0	100	16	6	0	0
April 2018	100	33	12	2	0	100	12	5	0	0
April 2019	100	26	9	0	0	100	10	3	0	0
April 2020	100	20	6	0	0	100	8	0	0	0
April 2021	100	16	3	0	0	100	6	0	0	0
April 2022	100	13	1	0	0	100	5	0	0	0
April 2023	100	10	0	0	0	100	4	0	0	0
April 2024	100	8	0	0	0	100	2	0	0	0
April 2025	100	5	0	0	0	100	0	0	0	0
April 2026	100	3	0	0	0	100	0	0	0	0
April 2027	100	1	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	100	0	0	0	0	98	0	0	0	0
April 2032	100	0	0	0	0	86	0	0	0	0
April 2033	100	0	0	0	0	73	0	0	0	0
April 2034	100	0	0	0	0	59	0	0	0	0
April 2035	100	0	0	0	0	42	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	29.67	11.36	8.39	6.33	3.62	28.17	7.29	5.59	5.07	5.88
Weighted Average Life to Call (years)(2)(3)	29.67	9.36	6.87	5.14	2.98	28.17	6.58	5.05	4.65	4.58

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-2 PREPAYMENT SCENARIO					Class M-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	81	58	40	100	100	81	58	40	75
April 2011	100	64	42	26	16	100	64	42	26	16
April 2012	100	51	31	18	10	100	51	31	18	10
April 2013	100	40	22	12	6	100	40	22	12	6
April 2014	100	32	16	8	2	100	32	16	8	0
April 2015	100	25	12	5	0	100	25	12	5	0
April 2016	100	20	9	2	0	100	20	9	0	0
April 2017	100	16	6	0	0	100	16	6	0	0
April 2018	100	12	5	0	0	100	12	5	0	0
April 2019	100	10	1	0	0	100	10	0	0	0
April 2020	100	8	0	0	0	100	8	0	0	0
April 2021	100	6	0	0	0	100	6	0	0	0
April 2022	100	5	0	0	0	100	5	0	0	0
April 2023	100	3	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	98	0	0	0	0	98	0	0	0	0
April 2032	86	0	0	0	0	86	0	0	0	0
April 2033	73	0	0	0	0	73	0	0	0	0
April 2034	59	0	0	0	0	59	0	0	0	0
April 2035	42	0	0	0	0	42	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	28.17	7.26	5.52	4.82	4.88	28.17	7.23	5.47	4.68	4.51
Weighted Average Life to Call (years)(2)(3)	28.17	6.58	5.00	4.42	4.49	28.17	6.58	4.98	4.30	4.19

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-4 PREPAYMENT SCENARIO					Class M-5 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	81	58	40	27	100	81	58	40	27
April 2011	100	64	42	26	16	100	64	42	26	16
April 2012	100	51	31	18	10	100	51	31	18	10
April 2013	100	40	22	12	6	100	40	22	12	5
April 2014	100	32	16	8	0	100	32	16	8	0
April 2015	100	25	12	5	0	100	25	12	1	0
April 2016	100	20	9	0	0	100	20	9	0	0
April 2017	100	16	6	0	0	100	16	6	0	0
April 2018	100	12	1	0	0	100	12	0	0	0
April 2019	100	10	0	0	0	100	10	0	0	0
April 2020	100	8	0	0	0	100	8	0	0	0
April 2021	100	6	0	0	0	100	6	0	0	0
April 2022	100	2	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	98	0	0	0	0	98	0	0	0	0
April 2032	86	0	0	0	0	86	0	0	0	0
April 2033	73	0	0	0	0	73	0	0	0	0
April 2034	59	0	0	0	0	59	0	0	0	0
April 2035	42	0	0	0	0	42	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	28.17	7.21	5.43	4.61	4.33	28.17	7.17	5.40	4.54	4.19
Weighted Average Life to Call (years)(2)(3)	28.17	6.58	4.96	4.24	4.02	28.17	6.58	4.96	4.19	3.90

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class M-6 PREPAYMENT SCENARIO					Class B-1 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	81	58	40	27	100	81	58	40	27
April 2011	100	64	42	26	16	100	64	42	26	16
April 2012	100	51	31	18	10	100	51	31	18	10
April 2013	100	40	22	12	0	100	40	22	12	0
April 2014	100	32	16	8	0	100	32	16	2	0
April 2015	100	25	12	0	0	100	25	12	0	0
April 2016	100	20	9	0	0	100	20	6	0	0
April 2017	100	16	1	0	0	100	16	0	0	0
April 2018	100	12	0	0	0	100	12	0	0	0
April 2019	100	10	0	0	0	100	10	0	0	0
April 2020	100	8	0	0	0	100	2	0	0	0
April 2021	100	0	0	0	0	100	0	0	0	0
April 2022	100	0	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	98	0	0	0	0	98	0	0	0	0
April 2032	86	0	0	0	0	86	0	0	0	0
April 2033	73	0	0	0	0	73	0	0	0	0
April 2034	59	0	0	0	0	59	0	0	0	0
April 2035	42	0	0	0	0	42	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	28.17	7.13	5.35	4.47	4.08	28.17	7.07	5.30	4.40	3.97
Weighted Average Life to Call (years)(2)(3)	28.17	6.58	4.94	4.15	3.81	28.17	6.58	4.93	4.12	3.74

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Percent of Initial Class Certificate Balance Outstanding(1)

DISTRIBUTION DATE	Class B-2 PREPAYMENT SCENARIO					Class B-3 PREPAYMENT SCENARIO
	I	II	III	IV	V	I	II	III	IV	V
Initial Percentage	100	100	100	100	100	100	100	100	100	100
April 2007	100	100	100	100	100	100	100	100	100	100
April 2008	100	100	100	100	100	100	100	100	100	100
April 2009	100	100	100	100	100	100	100	100	100	100
April 2010	100	81	58	40	27	100	81	58	40	27
April 2011	100	64	42	26	16	100	64	42	26	16
April 2012	100	51	31	18	2	100	51	31	18	0
April 2013	100	40	22	12	0	100	40	22	0	0
April 2014	100	32	16	0	0	100	32	16	0	0
April 2015	100	25	12	0	0	100	25	1	0	0
April 2016	100	20	0	0	0	100	20	0	0	0
April 2017	100	16	0	0	0	100	16	0	0	0
April 2018	100	12	0	0	0	100	4	0	0	0
April 2019	100	3	0	0	0	100	0	0	0	0
April 2020	100	0	0	0	0	100	0	0	0	0
April 2021	100	0	0	0	0	100	0	0	0	0
April 2022	100	0	0	0	0	100	0	0	0	0
April 2023	100	0	0	0	0	100	0	0	0	0
April 2024	100	0	0	0	0	100	0	0	0	0
April 2025	100	0	0	0	0	100	0	0	0	0
April 2026	100	0	0	0	0	100	0	0	0	0
April 2027	100	0	0	0	0	100	0	0	0	0
April 2028	100	0	0	0	0	100	0	0	0	0
April 2029	100	0	0	0	0	100	0	0	0	0
April 2030	100	0	0	0	0	100	0	0	0	0
April 2031	98	0	0	0	0	98	0	0	0	0
April 2032	86	0	0	0	0	86	0	0	0	0
April 2033	73	0	0	0	0	73	0	0	0	0
April 2034	59	0	0	0	0	59	0	0	0	0
April 2035	42	0	0	0	0	42	0	0	0	0
April 2036	0	0	0	0	0	0	0	0	0	0
Weighted Average Life to Maturity (years)(2)	28.17	6.98	5.23	4.33	3.87	28.17	6.86	5.12	4.23	3.76
Weighted Average Life to Call (years)(2)(3)	28.17	6.58	4.93	4.10	3.68	28.17	6.58	4.92	4.07	3.63

(1)	Rounded to the nearest whole percentage.
(2)

The weighted average life of a certificate of any class is determined by (i) multiplying the net reduction, if any, of the Class Certificate Balance by the number of years from the date of issuance of the certificate to the related distribution date, (ii) adding the results, and (iii) dividing them by the aggregate of the net reductions of the Class Certificate Balance described in clause (i).

(3)	Calculation assumes the exercise of the 10% optional clean-up call on the earliest possible date.

Hypothetical Available Funds and Supplemental Interest Rate Cap Table

Assuming that prepayments on the mortgage loans occur at 100% of the applicable fixed rate or adjustable rate prepayment assumption (i.e., Scenario III), that no losses are experienced with respect to the mortgage loans and that One-Month LIBOR and the Loan Index each remain constant at 20% and that the 10% optional clean-up call is not exercised, the following table indicates the Available Funds and Supplemental Interest Rate Cap that would result for indicated distribution dates under an assumed hypothetical scenario. It is highly unlikely, however, that prepayments on the mortgage loans will occur at a constant rate of 100% of the applicable prepayment assumption or at any other constant percentage. There is no assurance, therefore, of whether or to what extent the actual interest rates on the mortgage loans on any distribution date will conform to the corresponding rate set forth for that distribution date in the following table.

Schedule of Available Funds and

Supplemental Interest Rate Cap Rates (Cash Cap)(1)(2)

Distribution Date	Class A-1 Cap (%) Actual/360	Class A-2a Cap (%) Actual/360	Class A-2b Cap (%) Actual/360	Class A-2c Cap (%) Actual/360	Class A-2d Cap (%) Actual/360	Class M-1 Cap (%) Actual/360	Class M-2 Cap (%) Actual/360	Class M-3 Cap (%) Actual/360	Class M-4 Cap (%) Actual/360	Class M-5 Cap (%) Actual/360	Class M-6 Cap (%) Actual/360	Class B-1 Cap (%) Actual/360	Class B-2 Cap (%) Actual/360	Class B-3 Cap (%) Actual/360
Closing Date	-	–	–	–	–	–	–	–	–	–	–	–	–	–
5/25/2006
6/25/2006
7/25/2006
8/25/2006
9/25/2006
10/25/2006
11/25/2006
12/25/2006
1/25/2007
2/25/2007
3/25/2007
4/25/2007
5/25/2007
6/25/2007
7/25/2007
8/25/2007
9/25/2007
10/25/2007
11/25/2007
12/25/2007
1/25/2008
2/25/2008
3/25/2008
4/25/2008
5/25/2008
6/25/2008
7/25/2008
8/25/2008
9/25/2008
10/25/2008
11/25/2008
12/25/2008
1/25/2009
2/25/2009
3/25/2009
4/25/2009
5/25/2009
6/25/2009
7/25/2009
8/25/2009
9/25/2009

10/25/2009
11/25/2009
12/25/2009
1/25/2010
2/25/2010
3/25/2010
4/25/2010
5/25/2010
6/25/2010
7/25/2010
8/25/2010
9/25/2010
10/25/2010
11/25/2010
12/25/2010
1/25/2011
2/25/2011
3/25/2011
4/25/2011
5/25/2011
6/25/2011
7/25/2011
8/25/2011
9/25/2011
10/25/2011
11/25/2011
12/25/2011
1/25/2012
2/25/2012
3/25/2012
4/25/2012
5/25/2012
6/25/2012
7/25/2012
8/25/2012
9/25/2012
10/25/2012
11/25/2012
12/25/2012
1/25/2013
2/25/2013
3/25/2013
4/25/2013
5/25/2013
6/25/2013
7/25/2013
8/25/2013
9/25/2013

10/25/2013
11/25/2013
12/25/2013
1/25/2014
2/25/2014
3/25/2014
4/25/2014
5/25/2014
6/25/2014
7/25/2014
8/25/2014
9/25/2014
10/25/2014
11/25/2014
12/25/2014
1/25/2015
2/25/2015
3/25/2015
4/25/2015
5/25/2015
6/25/2015
7/25/2015
8/25/2015
9/25/2015
10/25/2015
11/25/2015
12/25/2015
1/25/2016
2/25/2016
3/25/2016
4/25/2016
5/25/2016
6/25/2016
7/25/2016
8/25/2016
9/25/2016
10/25/2016
11/25/2016
12/25/2016
1/25/2017
2/25/2017
3/25/2017
4/25/2017
5/25/2017
6/25/2017
7/25/2017
8/25/2017
9/25/2017

10/25/2017
11/25/2017
12/25/2017
1/25/2018
2/25/2018
3/25/2018
4/25/2018
5/25/2018
6/25/2018
7/25/2018
8/25/2018
9/25/2018
10/25/2018
11/25/2018
12/25/2018
1/25/2019
2/25/2019
3/25/2019
4/25/2019
5/25/2019
6/25/2019
7/25/2019
8/25/2019
9/25/2019
10/25/2019
11/25/2019
12/25/2019
1/25/2020
2/25/2020
3/25/2020
4/25/2020
5/25/2020
6/25/2020
7/25/2020
8/25/2020
9/25/2020
10/25/2020
11/25/2020
12/25/2020
1/25/2021
2/25/2021
3/25/2021
4/25/2021
5/25/2021
6/25/2021
7/25/2021
8/25/2021
9/25/2021

10/25/2021
11/25/2021
12/25/2021
1/25/2022
2/25/2022
3/25/2022
4/25/2022
5/25/2022
6/25/2022
7/25/2022
8/25/2022
9/25/2022
10/25/2022
11/25/2022
12/25/2022
1/25/2023

(1)

Annualized interest rate based on total interest paid to the applicable class of certificates including Accrued Certificate Interest, Unpaid Interest Amounts and Basis Risk CarryForward Amounts divided by the current Class Certificate Balance.

(2)	Assumes 100% of prepayment assumption, no losses, One-Month LIBOR of 20% and the Loan Index of 20% and that the optional clean-up call is not exercised.

Final Scheduled Distribution Date

The “Final Scheduled Distribution Date” for each class of Offered Certificates is the distribution date occurring in March 2036.

The Final Scheduled Distribution Dates for all classes have been calculated as the distribution date in the month following the month in which the latest maturity date of any mortgage loan occurs.

Since the rate of distributions in reduction of the Class Certificate Balance of each class of Offered Certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the Class Certificate Balance of each class could be reduced to zero significantly earlier or later than the Final Scheduled Distribution Date. The rate of payments on the mortgage loans will depend on their particular characteristics, as well as on prevailing interest rates from time to time and other economic factors, and no assurance can be given as to the actual payment experience of the mortgage loans. See “—Prepayment Considerations and Risks” and “—Weighted Average Lives of the Offered Certificates” above in this free writing prospectus and “Yield Considerations” in the prospectus.

FEDERAL INCOME TAX CONSIDERATIONS

The discussion in this section and in the section “Federal Income Tax Consequences” in the prospectus is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below and in the prospectus does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors may wish to consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates. References in this section and in the “ERISA Considerations” section of this free writing prospectus to the “Code” and “Sections” are to the Internal Revenue Code of 1986, as amended.

General

The pooling and servicing agreement provides that the trust (exclusive of the assets held in the Excess Reserve Fund Account, the Swap Account and certain other accounts specified in the pooling and servicing agreement and the right of each class of Offered Certificates to receive Basis Risk CarryForward Amounts and the obligation to make payments to the Swap Account), the Class X and Class P certificates will comprise multiple REMICs organized in a tiered REMIC structure (each a “Trust REMIC”). Each class of Offered Certificates (exclusive of the right to receive Basis Risk CarryForward Amounts and the obligation to make payments to the Swap Account) represents ownership of a regular interest in a Trust REMIC. The Class R certificates will represent ownership of the sole class of residual interest in each of the Trust REMICs. In addition, each class of Offered Certificates will represent a beneficial interest in the right to receive payments of Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account and the obligation to make payments to the Swap Account. Elections will be made to treat each of the Trust REMICs as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, Thacher Proffitt & Wood LLP will deliver its opinion to the effect that, assuming compliance with the pooling and servicing agreement, for federal income tax purposes, each Trust REMIC will qualify as a REMIC within the meaning of Section 860D of the Code.

Taxation of Regular Interests

A holder of a class of Offered Certificates will be treated for federal income tax purposes as owning an interest in the corresponding class of regular interests (each, a “Regular Interest”) in a Trust REMIC. In addition, the pooling and servicing agreement provides that each holder of an Offered Certificate will be treated as owning an interest in a limited recourse interest rate cap contract (each, a “Basis Risk Contract”), representing the right to receive Basis Risk CarryForward Amounts from the Excess Reserve Fund Account and the Swap Account and the obligation to make payments to the Swap Account. The Regular Interest component of an Offered Certificate generally will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) the maximum interest rate of that Regular Interest component will equal the lesser of the Group I Loan Cap or Group II Loan Cap, as applicable, or the WAC

Cap, in each case computed for this purpose without regard to any Swap Termination Payment, (ii) Basis Risk CarryForward Amounts will be deemed to include the excess, if any, of the Group I Loan Cap or Group II Loan Cap, as applicable, or the WAC Cap over the maximum interest rate specified in clause (i), (iii)Basis Risk CarryForward Amounts will be payable from both the Excess Reserve Fund Account and the Swap Account, and (iv) any Swap Termination Payment will be treated as being payable first from Net Monthly Excess Cash Flow and second from amounts distributed on the Regular Interests. As a result of the foregoing, the amount of distributions on the Regular Interest component of an Offered Certificate may be less than or may exceed the actual amount of distributions on the Offered Certificate.

A holder of an Offered Certificate must allocate its purchase price for the Offered Certificate between its components – the Regular Interest component and the Basis Risk Contract component. To the extent the Basis Risk Contract component has significant value, the Regular Interest component will be viewed as having been issued with a lesser premium or an additional amount of original issue discount (“OID”) (which could cause the total amount of OID to exceed a statutorily defined de minimis amount). See “Federal Income Tax Consequences—REMIC—Taxation of Owners of REMIC Regular Certificates” in the prospectus.

Upon the sale, exchange, or other disposition of an Offered Certificate, the holder must allocate the amount realized between the components of the Offered Certificate based on the relative fair market values of those components at the time of sale. Assuming that an Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Basis Risk Contract component should be capital gain or loss and gain or loss on the Regular Interest component will be treated as described in the prospectus under “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Sale, Exchange or Redemption.”

Interest on the Regular Interest component of an Offered Certificate must be included in income by a holder under the accrual method of accounting, regardless of the holder’s regular method of accounting. In addition, the Regular Interest components of the Offered Certificates could be considered to have been issued with OID. See “Federal Income Tax Consequences—REMICS—Taxation of Owners of REMIC Regular Certificates—Sale, Exchange or Redemption” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the applicable prepayment assumption. No representation is made that the mortgage loans will prepay at such a rate or at any other rate. OID must be included in income as it accrues on a constant yield method, regardless of whether the holder receives currently the cash attributable to such OID.

Status of the Offered Certificates

The Regular Interest components of the Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code for a “domestic building and loan association,” and as “real estate assets” under Section 856(c)(5)(B) of the Code for a “real estate investment trust” (“REIT”), generally, in the same proportion that the assets of the trust, exclusive of the Excess Reserve Fund Account and the Swap Account, would be so treated. In addition, to the extent the Regular Interest component of an Offered Certificate represents real estate assets under Section 856(c)(5)(B) of the Code, the interest derived from that component would be interest on obligations secured by interests in real property for purposes of Section 856(c)(3)(B) of the Code for a REIT. The Basis Risk Contract components of the Offered Certificates will not, however, qualify as assets described in Section 7701(a)(19)(C) of the Code or as real estate assets under Section 856(c)(5)(B) of the Code.

The Basis Risk Contract Component

Each holder of an Offered Certificate will be treated for federal income tax purposes as having entered into a notional principal contract pursuant to its rights to receive payment with respect to the Basis Risk Contract component on the date it purchases its certificate. The Basis Risk Contract components are beneficially owned by the holders of the Offered Certificates in the portion of the trust fund, exclusive of the REMICs. The Internal Revenue Service (the “IRS”) has issued final regulations under Section 446 of the Code relating to notional principal contracts (the “Notional Principal Contract Regulations”).

As indicated above, holders of the Offered Certificates must allocate the price they pay for such certificates between the Regular Interest component and the Basis Risk Contract component based on their relative fair market values. To the extent the Basis Risk Contract component is determined to have a value on the closing date that is greater than zero, a portion of such purchase price will be allocable to such rights, and such portion will be treated as a cap premium (the “Cap Premium”) paid by holders of the Offered Certificates. A holder of an Offered Certificate will be required to amortize the Cap Premium under a level payment method as if the Cap Premium represented the present value of a series of equal payments made over the life of the Basis Risk Contract (adjusted to take into account decreases in notional principal amount), discounted at a rate equal to the rate used to determine the amount of the Cap Premium (or some other reasonable rate). Holders are urged to consult their tax advisors concerning the appropriate method of amortizing any Cap Premium. The Notional Principal Contract Regulations treat a nonperiodic payment made under a cap contract as a loan for federal income tax purposes if the payment is “significant.” It is not known whether any Cap Premium would be treated in part as a loan under the Notional Principal Contract Regulations.

Under the Notional Principal Contract Regulations (i) all taxpayers must recognize periodic payments with respect to a notional principal contract under the accrual method of accounting, and (ii) any periodic payments received under the applicable Basis Risk Contract must be netted against payments, if any, deemed made as a result of the Cap Premiums over the recipient’s taxable year, rather than accounted for on a gross basis. Net income or deduction with respect to net payments under a Basis Risk Contract for a taxable year should constitute ordinary income or ordinary deduction. The IRS could contend the amount is capital gain or loss, but such treatment is unlikely, at least in the absence of further regulations. Any regulations requiring capital gain or loss treatment presumably would apply only prospectively.

In addition, any amounts payable on a Regular Interest component in excess of the amount of payments on the Offered Certificates to which it relates as a result of certain Swap Termination Payments will be treated as having been received by the beneficial owners of such Offered Certificates and then paid by such owners to the Swap Account pursuant to the Basis Risk Contract, and such excess may be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Basis Risk Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Basis Risk Contract should be treated as ordinary income or as an ordinary deduction. Alternatively, such payments by beneficial owners of the Offered Certificates may be treated as a guarantee of the obligation of the holder of the Class X certificates to make payments under the interest rate swap agreement.

Any amount of proceeds from the sale, redemption or retirement of an Offered Certificate that is considered to be allocated to the holder’s rights under the applicable Basis Risk Contract would be considered a “termination payment” under the Notional Principal Contract Regulations allocable to that Offered Certificate. A holder of such Offered Certificate will have gain or loss from such a termination of a Basis Risk Contract equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any Cap Premium paid (or deemed paid) by the beneficial owner upon entering into or acquiring its interest in a Basis Risk Contract.

Gain or loss realized upon the termination of a Basis Risk Contract will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Section 582(c) of the Code would likely not apply to treat such gain or loss as ordinary.

A beneficial owner’s ability to recognize a net deduction with respect to the Basis Risk Contract component of an Offered Certificate or any such guarantee payment may be limited under Sections 67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Basis Risk Contract component or any such guarantee payment in computing the beneficial owner’s alternative minimum tax liability. Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Basis Risk Contract or such guarantee but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Basis Risk Contract or guarantee would be subject to the limitations described above. Subject to the foregoing, if for any year the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess is allowable as an ordinary deduction.

Other Matters

For a discussion of information reporting, backup withholding and taxation of foreign investors in the certificates, see “Federal Income Tax Consequences—Administrative Matters” and “—REMIC—Taxation of Owners of Regular Interests—Non-U.S. Persons” in the prospectus.

STATE AND LOCAL TAXES

The depositor makes no representations regarding the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state or local jurisdiction. Investors considering an investment in the Offered Certificates may wish to consult their own tax advisors regarding these tax consequences.

ERISA CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Code, impose requirements on employee benefit plans subject to Title I of ERISA, and on certain other retirement plans and arrangements, including individual retirement accounts and annuities and Keogh plans, as well as on collective investment funds, separate accounts and other entities in which such plans, accounts or arrangements are invested (collectively, the “Plans”) and on persons who bear certain relationships to such Plans. See “ERISA Considerations” in the prospectus.

The U.S. Department of Labor (the “DOL”) has granted to Morgan Stanley & Co. Incorporated, the underwriter, an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the “Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include secured residential, commercial, and home equity loans such as the mortgage loans in the trust fund. The Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including Subordinated Certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Exemption are met. The Exemption will apply to the acquisition, holding and resale of the Offered Certificates (the “ERISA Eligible Certificates”) by a Plan, provided that specific conditions (certain of which are described below) are met.

Among the conditions which must be satisfied for the Exemption, as amended, to apply to the ERISA Eligible Certificates are the following:

(i)    The acquisition of the ERISA Eligible Certificates by a Plan is on terms (including the price for the ERISA Eligible Certificates) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

(ii)   The ERISA Eligible Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from Fitch, Moody’s or S&P;

(iii) The trustee is not an affiliate of any other member of the Restricted Group (as defined below), other than an underwriter;

(iv)               The sum of all payments made to and retained by the underwriter in connection with the distribution of the ERISA Eligible Certificates represents not more than reasonable compensation for underwriting the ERISA Eligible Certificates. The sum of all payments made to and retained by the depositor pursuant to the sale of the ERISA Eligible Certificates to the trust fund represents not more than the fair market value of such mortgage loans. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for such servicer’s services under the pooling and servicing agreement and reimbursement of such servicer’s reasonable expenses in connection with its services; and

(v)   The Plan investing in the ERISA Eligible Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions that may arise when a Plan fiduciary causes a Plan to acquire certificates in a trust containing receivables on which the fiduciary (or its affiliate) is an obligor only if, among other requirements, (i) in the case of the acquisition of ERISA Eligible Certificates in connection with the initial issuance, at least 50% of each class of ERISA Eligible Certificates and at least 50% of the aggregate interests in the trust fund are acquired by persons independent of the Restricted Group (as defined below), (ii) the Plan’s investment in ERISA Eligible Certificates does not exceed 25% of each class of ERISA Eligible Certificates outstanding at the time of the acquisition, (iii) immediately after the acquisition, no more than 25% of the assets of any Plan for which the fiduciary has discretionary authority or renders investment advice are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity, and (iv) the fiduciary or its affiliate is an obligor with respect to obligations representing no more than 5% of the fair market value of the obligations in the trust. This relief is not available to Plans sponsored by the depositor, the underwriter, the Swap Provider, the trustee, the servicer, any obligor with respect to mortgage loans included in the trust fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the trust fund, or any affiliate of such parties (the “Restricted Group”).

Except as provided below with respect to the interest rate swap agreement, the depositor believes that the Exemption will apply to the acquisition and holding by Plans of the ERISA Eligible Certificates sold by the underwriter and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date of this free writing prospectus, there is no obligor with respect to mortgage loans included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the trust fund.

Each purchaser that is a Plan or that is investing on behalf of or with plan assets of a Plan in reliance on the Exemption will be deemed to represent that it qualifies as an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities Act.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- or its equivalent, then certificates of that class will no longer be eligible for relief under the Exemption, and consequently may not be purchased by or sold to a Plan (although a Plan that had purchased the certificates when it had a permitted rating would not be required by the Exemption to dispose of it).

The interest rate swap agreement does not meet all of the requirements for an “eligible swap” under the Exemption, and consequently is not eligible for the exemptive relief available under the Exemption. For ERISA purposes, an interest in a class of Offered Certificates should represent beneficial interest in two assets, (i) the right to receive payments with respect to the applicable class without taking into account payments made or received with respect to the interest rate swap agreement and (ii) the rights and obligations under the interest rate swap agreement. A Plan’s purchase and holding of an ERISA Eligible Certificate could constitute or otherwise result in a prohibited transaction under ERISA and Section 4975 of the Code between the Plan and the Swap Provider unless an exemption is available.

Accordingly, as long as the interest rate swap agreement is in effect, no Plan or other person using Plan assets may acquire or hold any interest in an ERISA Eligible Certificate unless such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (“PTE”) 84-14 (for transactions by independent “qualified professional asset managers”), PTE 91-38 (for transactions by bank collective investment funds), PTE 90-1 (for transactions by insurance company pooled separate accounts), PTE 95-60 (for transactions by insurance company general accounts) or PTE 96-23 (for transactions effected by “in-house asset managers”) or similar exemption under similar law (collectively, the “Investor-Based

Exemptions”). It should be noted, however, that even if the conditions specified in one or more of the Investor-Based Exemptions are met, the scope of relief provided by the Investor-Based Exemptions may not necessarily cover all acts that might be construed as prohibited transactions. Plan fiduciaries should consult their legal counsel concerning these issues. As long as the interest rate swap agreement is in effect, each beneficial owner of an ERISA Eligible Certificate, or any interest in an ERISA Eligible Certificate, will be deemed to have represented that either (i) it is not a Plan or person using Plan assets or (ii) the acquisition and holding of the Offered Certificate are eligible for the exemptive relief available under at least one of the Investor-Based Exemptions.

Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. However, such plans may be subject to applicable provisions of other federal and state laws materially similar to the provisions of ERISA or the Code.

Any Plan fiduciary who proposes to cause a Plan to purchase ERISA Eligible Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of ERISA Eligible Certificates. Assets of a Plan should not be invested in the ERISA Eligible Certificates unless it is clear that the assets of the trust fund will not be plan assets or unless it is clear that the Exemption and, as long as the interest rate swap agreement is in effect, one or more of the Investor-Based Exemptions will apply and exempt all potential prohibited transactions.

LEGAL INVESTMENT

None of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended and, as a result, the appropriate characterization of the Offered Certificates under various legal investment restrictions, and the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

All investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital, or other restrictions.

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the certificates and certain federal income tax matters will be passed upon for the depositor and the underwriter by Thacher Proffitt & Wood LLP, New York, New York.

REPORTS TO CERTIFICATEHOLDERS

The trustee will be required to prepare and make available to the certificateholders statements containing information with respect to principal and interest payments and the trust, as is described in this free writing prospectus. See “Description of the Certificates—Reports to Certificateholders” in this free writing prospectus. Copies of these statements will be filed with the SEC through its EDGAR system located at “http://www.sec.gov” under the name of “Morgan Stanley ABS Capital I Inc. Trust 2006-NC3” as an exhibit to the monthly distribution reports on Form 10-D for the certificates for so long as the trust is subject to the reporting requirement of the Securities Exchange Act of 1934, as amended. In addition, the servicer will be required to furnish to the trustee or the depositor, as applicable, the compliance statements, assessments of compliance and attestation reports detailed under “Pooling and Servicing Agreement—Servicer Reports” in this free writing prospectus. Copies of these statements and reports will be filed with the SEC under the name of the trust as an exhibit to the trust’s annual statement on Form 10-K for the Offered Certificates.

RATINGS

In order to be issued, the Offered Certificates must be assigned ratings not lower than the following by S&P, Fitch and Moody’s:

Class	S&P	Fitch	Moody’s
A-1	AAA	AAA	Aaa
A-2a	AAA	AAA	Aaa
A-2b	AAA	AAA	Aaa
A-2c	AAA	AAA	Aaa
A-2d	AAA	AAA	Aaa
M-1	AA+	AA+	Aa1
M-2	AA	AA	Aa2
M-3	AA-	AA	Aa3
M-4	A+	A+	A1
M-5	A	A	A2
M-6	A-	A-	A3
B-1	BBB+	BBB+	Baa1
B-2	BBB	BBB	Baa2
B-3	BBB-	BBB-	Baa3

A securities rating addresses the likelihood of the receipt by a certificateholder of distributions on the mortgage loans to which they are entitled by the Final Scheduled Distribution Date. The rating takes into consideration the characteristics of the mortgage loans and the structural, legal and tax aspects associated with the certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the mortgage loans, the payment of the Basis Risk CarryForward Amount or the possibility that a holder of an Offered Certificate might realize a lower than anticipated yield. Explanations of the significance of such ratings may be obtained from Standard & Poor’s Ratings Services, 55 Water Street, New York, New York 10041, Fitch, Inc., One State Street Plaza, New York, New York 10007, Moody’s Investors Service, Inc., 99 Church Street, New York, New York 10007 and Dominion Bond Rating Service, Inc, One Exchange Plaza, New York, New York 10006.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. S&P, Fitch and Moody’s will monitor the ratings assigned to the Offered Certificates while the Offered Certificates remain outstanding. In the event that the ratings initially assigned to any of the Offered Certificates by S&P, Fitch or Moody’s are subsequently lowered for any reason, no person or entity is obligated to provide any additional support or credit enhancement with respect to such Offered Certificates.

GLOSSARY

The following terms have the meanings given below when used in this free writing prospectus.

“Accrued Certificate Interest” means, for each class of Offered Certificates on any distribution date, the amount of interest accrued during the related Interest Accrual Period on the related Class Certificate Balance immediately prior to such distribution date at the related Pass-Through Rate, as reduced by that class’s share of net prepayment interest shortfalls and any shortfalls resulting from the application of the Relief Act, as described in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Adjustment Date” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Applied Realized Loss Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Available Funds” means, with respect to any distribution date, the sum of the following amounts, to the extent received by the trustee, with respect to the mortgage loans, net of amounts payable or reimbursable to the depositor, the servicer and the trustee: (i) the aggregate amount of monthly payments on the mortgage loans due on the related due date and received by the servicer on or prior to the related Determination Date, after deduction of the aggregate servicing fee in respect of prior distribution dates and the other components of the Expense Fee Rate for that distribution date, together with any related P&I Advance; (ii) certain unscheduled payments in respect of the mortgage loans received by the servicer during the related Prepayment Period, including prepayments, Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds, excluding Prepayment Premiums; (iii) Compensating Interest payments from the servicer to the trustee, in respect of net prepayment interest shortfalls for that distribution date; (iv) the proceeds from repurchases of mortgage loans, and any Substitution Adjustment Amounts received in connection with substitutions for mortgage loans, with respect to that distribution date; and (v) all proceeds received with respect to any optional clean-up call. The holders of the Class P certificates will be entitled to all Prepayment Premiums received on the mortgage loans and such amounts will not be part of Available Funds or available for distribution to the holders of the Offered Certificates.

“Basic Principal Distribution Amount” means, with respect to any distribution date, the excess of (i) the Principal Remittance Amount for that distribution date over (ii) the Excess Subordinated Amount, if any, for that distribution date.

“Basis Risk CarryForward Amount” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Basis Risk Contract” has the meaning set forth in “Federal Income Tax Considerations—Taxation of Regular Interests” in this free writing prospectus.

“Basis Risk Payment” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Class A” means, collectively, the Class A-1, Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates.

“Class A Certificate Group” means either the Group I Class A Certificates or the Group II Class A Certificates, as applicable.

“Class A Principal Allocation Percentage” for any distribution date is the percentage equivalent of a fraction, determined as follows:

(5)                  with respect to the Group I Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group I mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date; and

(6)

with respect to the Group II Class A Certificates, a fraction, the numerator of which is the portion of the Principal Remittance Amount for that distribution date that is attributable to the principal received or advanced on the group II mortgage loans and the denominator of which is the Principal Remittance Amount for that distribution date.

“Class A Principal Distribution Amount” with respect to any distribution date is the excess of (A) the aggregate Class Certificate Balance of the Class A certificates immediately prior to that distribution date over (B) the lesser of (x) approximately 59.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (y) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class B” means, collectively, the Class B-1, Class B-2 and Class B-3 certificates.

“Class B-1 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), and (H) the Class Certificate Balance of the Class B-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 89.10% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class B-2 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), and (I) the Class Certificate Balance of the Class B-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 91.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class B-3 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal

Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date), (G) the Class Certificate Balance of the Class M-6 certificates (after taking into account the distribution of the Class M-6 Principal Distribution Amount for that distribution date), (H) the Class Certificate Balance of the Class B-1 certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount for that distribution date), (I) the Class Certificate Balance of the Class B-2 certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount for that distribution date), and (J) the Class Certificate Balance of the Class B-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 93.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class Certificate Balance” means, with respect to any class of Offered Certificates as of any distribution date, the aggregate principal amount of that class upon initial issuance on the closing date reduced by the sum of (i) all amounts previously distributed to holders of certificates of that class as distributions of principal and (ii) in the case of any class of Class M or Class B certificates, the amount of any Applied Realized Loss Amounts previously allocated to that class of Class M or Class B certificates; provided, however, that immediately following the distribution date on which a Subsequent Recovery is distributed, the Class Certificate Balance of any class or classes of certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of any Subsequent Recoveries distributed on that distribution date (up to the amount of the Unpaid Realized Loss Amount for such class or classes for that distribution date).

“Class M” means, collectively, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 certificates.

“Class M-1 Enhancement Percentage” means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates (other than the Class M-1 certificates) and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

“Class M-1 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date) and (B) the Class Certificate Balance of the Class M-1 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 67.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class M-2 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date) and (C) the Class Certificate Balance of the Class M-2 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 73.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class M-3 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date) and (D) the Class Certificate Balance of the Class M-3 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 77.20% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class M-4 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date) and (E) the Class Certificate Balance of the Class M-4 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 80.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class M-5 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date) and (F) the Class Certificate Balance of the Class M-5 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 83.50% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Class M-6 Principal Distribution Amount” with respect to any distribution date is the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A certificates (after taking into account the distribution of the Class A Principal Distribution Amount for that distribution date), (B) the Class Certificate Balance of the Class M-1 certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount for that distribution date), (C) the Class Certificate Balance of the Class M-2 certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount for that distribution date), (D) the Class Certificate Balance of the Class M-3 certificates (after taking into account the distribution of the Class M-3 Principal Distribution Amount for that distribution date), (E) the Class Certificate Balance of the Class M-4 certificates (after taking into account the distribution of the Class M-4 Principal Distribution Amount for that distribution date), (F) the Class Certificate Balance of the Class M-5 certificates (after taking into account the distribution of the Class M-5 Principal Distribution Amount for that distribution date) and (G) the Class Certificate Balance of the Class M-6 certificates immediately prior to that distribution date over (ii) the lesser of (A) approximately 86.40% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date and (B) the excess, if any, of the aggregate Stated Principal Balance of the mortgage loans for that distribution date over $7,017,577.

“Code” has the meaning set forth in “Federal Income Tax Considerations” in this free writing prospectus.

“Compensating Interest” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.

“Condemnation Proceeds” means all awards or settlements in respect of a mortgaged property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

“Credit Scores” has the meaning set forth in “The Mortgage Loan Pool—Credit Scores” in this free writing prospectus.

“Cumulative Loss Trigger Event” with respect to any distribution date means the circumstances in which the aggregate amount of Realized Losses incurred since the cut-off date through the last day of the related Prepayment Period divided by the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date exceeds the applicable cumulative loss percentages described below with respect to such distribution date:

Distribution Date Occurring In	Cumulative Loss Percentage
May 2008 through April 2009	1.250% for the first month, plus an additional 1/12th of 1.600% for each month thereafter (e.g., 2.050% in November 2008)
May 2009 through April 2010	2.850% for the first month, plus an additional 1/12th of 1.600% for each month thereafter (e.g., 3.650% in November 2009)
May 2010 through April 2011	4.450% for the first month, plus an additional 1/12th of 1.350% for each month thereafter (e.g., 5.125% in November 2010)
May 2011 through April 2012	5.800% for the first month, plus an additional 1/12th of 0.700% for each month thereafter (e.g., 6.150% in November 2011)
May 2012 through April 2013	6.500% for the first month, plus an additional 1/12th of 0.050% for each month thereafter (e.g., 6.525% in November 2012)
May 2013 and thereafter	6.550%

“DBNTC” has the meaning set forth in “The Trustee” in this free writing prospectus.

“Defaulted Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Delinquency Trigger Event” means (1) with respect to any distribution date until the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 39.50% of the prior period’s Senior Enhancement Percentage and (2) with respect to any distribution date on or after the distribution date on which the aggregate Class Certificate Balance of the Class A certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the rolling three-month average of the aggregate unpaid principal balance of mortgage loans that are 60 days or more Delinquent (including mortgage loans in foreclosure and mortgage loans related to REO property) and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 48.75% of the prior period’s Class M-1 Enhancement Percentage.

“Delinquent,” with respect to any mortgage loan, means any monthly payment due on a due date that is not made by the close of business on the next scheduled due date for that mortgage loan.

“Determination Date” means, with respect to each distribution date, the 18th day (or if that day is not a business day, the immediately preceding business day) in the calendar month in which that distribution date occurs.

“DOL” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Downgrade Terminating Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Due Period” means, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the month in which that distribution date occurs and ending on the first day of the calendar month in which that distribution date occurs.

“ERISA” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Certificates—Excess Reserve Fund Account” in this free writing prospectus.

“Excess Subordinated Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Exemption” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Expense Fee Rate” means, with respect to any mortgage loan, a per annum rate equal to the sum of the servicing fee rate and the trustee fee rate. See “Description of the Certificates—Administration Fees” and “The Pooling and Servicing Agreement—Servicing and Trustee Fees and Other Compensation and Payment of Expenses” in this free writing prospectus.

“Extra Principal Distribution Amount” means, as of any distribution date, the lesser of (x) the related Total Monthly Excess Spread for that distribution date and (y) the related Subordination Deficiency for that distribution date.

“Final Scheduled Distribution Date” has the meaning set forth in “Prepayment and Yield Considerations—Final Scheduled Distribution Date” in this free writing prospectus.

“Fitch” means Fitch, Inc.

“Gross Margin” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Group I Class A Certificates” means the Class A-1 certificates.

“Group I Loan Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Group II Class A Certificates” means the Class A-2a, Class A-2b, Class A-2c and Class A-2d certificates, collectively.

“Group II Loan Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“HomEq” has the meaning set forth in “The Servicer—General” in this free writing prospectus.

“Initial Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Insurance Proceeds” means, with respect to each mortgage loan, proceeds of insurance policies insuring the mortgage loan or the related mortgaged property.

“Interest Accrual Period” means, for any distribution date, the period commencing on the immediately preceding distribution date (or, for the initial distribution date, the closing date) and ending on the day immediately preceding the current distribution date.

“Interest Remittance Amount” means, with respect to any distribution date and the mortgage loans in a loan group, that portion of Available Funds attributable to interest relating to mortgage loans in that loan group.

“Investor-Based Exemptions” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“IRS” means the Internal Revenue Service.

“LIBOR Determination Date” means, with respect to any Interest Accrual Period for the Offered Certificates, the second London business day preceding the commencement of that Interest Accrual Period. For purposes of determining One-Month LIBOR, a “London business day” is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

“Liquidation Proceeds” means any cash received in connection with the liquidation of a defaulted mortgage loan, whether through a trustee’s sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

“Loan Index” has the meaning set forth in “The Mortgage Loan Pool—The Index” in this free writing prospectus.

“Maximum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Minimum Rate” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Moody’s” means Moody’s Investors Service, Inc.

“MSCS” means Morgan Stanley Capital Services Inc.

“MSMC” means Morgan Stanley Mortgage Capital Inc.

“NC Capital” has the meaning set forth in “The Mortgage Loan Pool—Underwriting Guidelines” in this free writing prospectus.

“Net Interest Margin Securities” has the meaning set forth in “The Pooling and Servicing Agreement—Termination; Optional Clean-up Call” in this free writing prospectus.

“Net Monthly Excess Cash Flow” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Net Swap Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Net Swap Receipt” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Offered Certificates” has the meaning set forth in “Description of the Certificates” in this free writing prospectus.

“OID” has the meaning set forth in “Federal Income Tax Considerations” in this free writing prospectus.

“One-Month LIBOR” means, as of any LIBOR Determination Date, the London interbank offered rate for one-month United States dollar deposits which appears in the Telerate Page 3750 as of 11:00 a.m., London time, on that date. If the rate does not appear on Telerate Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m. (London time), on that day to prime banks in the London interbank market. The trustee will be required to request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two quotations are provided, the rate for that day will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the trustee, after consultation with the depositor, at approximately 11:00 a.m. (New York City time) on that day for loans in United States dollars to leading European banks.

“P&I Advances” means advances made by the servicer (including the trustee as successor servicer or any other successor servicer) on each Servicer Remittance Date with respect to delinquent payments of interest and/or principal on the mortgage loans, less the servicing fee.

“Pass-Through Rate” has the meaning set forth in “Description of Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Periodic Cap” has the meaning set forth in “The Mortgage Loan Pool—Adjustable Rate Mortgage Loans” in this free writing prospectus.

“Plan” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Prepayment Interest Excesses” has the meaning set forth in “The Pooling and Servicing Agreement—Prepayment Interest Shortfalls” in this free writing prospectus.

“Prepayment Period” means, with respect to any distribution date either (i) the period commencing on the 16th day of the month preceding the month in which such distribution date occurs (or in the case of the first distribution date, commencing on the cut-off date) and ending on the 15th day of the month in which that distribution date occurs, with respect to any principal prepayments in full, or (ii) the calendar month prior to that distribution date, with respect to partial principal prepayments.

“Prepayment Premium” has the meaning set forth in “The Mortgage Loan Pool—Prepayment Premiums” in this free writing prospectus.

“Principal Distribution Amount” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Principal Remittance Amount” means, with respect to any distribution date, to the extent of funds available for distribution as described in this free writing prospectus, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a mortgage loan due during the related Due Period and received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date; (ii) all full and partial principal prepayments received during the related Prepayment Period; (iii) all net Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the mortgage loans allocable to principal and received during the related Prepayment Period; (iv) the portion allocable to principal of proceeds of repurchases of mortgage loans with respect to that distribution date; (v) all Substitution Adjustment Amounts allocable to principal received in connection with the substitution of any mortgage loan as of that distribution date; and (vi) the allocable portion of the proceeds received with respect to any optional clean-up call (to the extent they relate to principal).

“PTE” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“Rating Agency Condition” means, with respect to any action to which a Rating Agency Condition applies, that each rating agency will have been given ten days (or such shorter period as is acceptable to each rating agency) prior notice of that action and that each of the rating agencies will have notified the trustee, the servicer, the depositor and the trust in writing that such action will not result in a reduction, qualification or withdrawal of the then current rating of the certificates that it maintains.

“Realized Loss” is the excess of the scheduled principal balance of a defaulted mortgage loan over the net liquidation proceeds with respect thereto that are allocated to principal.

“Record Date” means, with respect to the Offered Certificates, the business day immediately preceding the related distribution date, unless the Offered Certificates are issued in definitive form, in which case the Record Date will be the last business day of the calendar month immediately preceding the related distribution date.

“Reference Banks” means leading banks selected by the trustee, after consultation with the depositor, and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

“Regular Interest” has the meaning set forth in “Federal Income Tax Considerations—Taxation of Regular Interests” in this free writing prospectus.

“Relief Act” means the Servicemembers Civil Relief Act and any similar state statutes.

“Replacement Swap Provider Payment” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Required Swap Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term rating by Moody’s, a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) of at least “Aa3” by Moody’s and if rated “Aa3” by Moody’s is not on negative credit watch by Moody’s or (ii) if such counterparty or entity has a Long-Term Rating and a short-term rating by Moody’s, a Long-Term Rating of at least “A1” by Moody’s and a short-term rating of “P-1” by Moody’s and, in each case, such rating is not on negative credit watch by Moody’s, (y) (i) a short-term rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a short-term rating by S&P, a Long-Term Rating of at least “A+” by S&P and (z) (i) short-term rating of at least “F1” by Fitch or (ii) if such counterparty or entity does not have a short-term rating by Fitch, a Long-Term Rating of at least “A+” by Fitch.

“Restricted Group” has the meaning set forth in “ERISA Considerations” in this free writing prospectus.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc.

“Senior Defaulted Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Senior Enhancement Percentage” means, for any distribution date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balances of the Class M and Class B certificates and (ii) the Subordinated Amount, in each case after taking into account the distributions of the related Principal Distribution Amount and any principal payments on those classes of certificates from the Swap Account on that distribution date, by (y) the aggregate Stated Principal Balance of the mortgage loans for that distribution date.

“Senior Specified Enhancement Percentage” on any date of determination is approximately 40.50%.

“Servicer Remittance Date” will be the second business day immediately preceding each distribution date.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984, as amended.

“Specified Subordinated Amount” means, prior to the Stepdown Date, an amount equal to 3.30% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date. On and after the Stepdown Date, an amount equal to 6.60% of the aggregate Stated Principal Balance of the mortgage loans for that distribution date, subject, until the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, to a minimum amount equal to 0.50% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date; provided, however, that if, on any distribution date, a Trigger Event exists, the Specified Subordinated Amount will not be reduced to the applicable percentage of the then aggregate Stated Principal Balance of the mortgage loans, but instead will remain the same as the prior period’s Specified Subordinated Amount until the distribution date on which a Trigger Event no longer exists. When the Class Certificate Balance of each class of Offered Certificates has been reduced to zero, the Specified Subordinated Amount will thereafter equal zero.

“Stated Principal Balance” means, as to any mortgage loan and as of any date of determination, (i) the principal balance of the mortgage loan at the cut-off date after giving effect to payments of principal due on or before such date (whether or not received), minus (ii) all amounts previously remitted to the trustee with respect to the related mortgage loan representing payments or recoveries of principal, including advances in respect of scheduled payments of principal. For purposes of any distribution date, the Stated Principal Balance of any mortgage loan will give effect to any scheduled payments of principal received by the servicer on or prior to the related Determination Date or advanced by the servicer for the related Servicer Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any mortgage loan that has prepaid in full or has been liquidated during the related Prepayment Period will be zero.

“Stepdown Date” means the later to occur of (i) the earlier to occur of (a) the distribution date in May 2009 and (b) the distribution date following the distribution date on which the aggregate Class Certificate Balances of the Class A certificates have been reduced to zero and (ii) the first distribution date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account payments of principal applied to reduce the Stated Principal Balance of the mortgage loans for that distribution date but prior to any allocation of the Principal

Distribution Amount and principal payments from the Swap Account to the certificates on that distribution date) is greater than or equal to the Senior Specified Enhancement Percentage.

“Subordinated Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Subordinated Certificates” means any of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 or Class B-3 certificates.

“Subordination Deficiency” has the meaning set forth in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Subordination Reduction Amount” is described in “Description of the Certificates—Overcollateralization Provisions” in this free writing prospectus.

“Subsequent Recovery” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Substitute Mortgage Loan” means a mortgage loan substituted by NC Capital for a mortgage loan that is in breach of NC Capital representations and warranties regarding the mortgage loans or with respect to which a document defect exists, which must, on the date of such substitution (i) have a principal balance, after deduction of the principal portion of the scheduled payment due in the month of substitution, not in excess of, and not more than 10% less than, the outstanding principal balance of the mortgage loan in breach; (ii) be accruing interest at a rate no lower than and not more than 1% per annum higher than, that of the mortgage loan in breach; (iii) have a loan-to-value ratio no higher than that of the mortgage loan in breach; (iv) have a remaining term to maturity no greater than (and not more than one year less than that of) the mortgage loan in breach; and (v) comply with each representation and warranty made by NC Capital.

“Substitution Adjustment Amount” has the meaning set forth in “Description of the Certificates—Representations and Warranties Relating to the Mortgage Loans” in this free writing prospectus.

“Substitution Event” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Swap Account” has the meaning set forth in “Description of the Certificates—Swap Account” in this free writing prospectus.

“Swap Payment Allocation” has the meaning set forth in “Description of the Certificates—Swap Account” in this free writing prospectus.

“Swap Payment Rate” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

“Swap Provider” has the meaning set forth in “Interest Rate Swap Counterparty” in this free writing prospectus.

“Swap Termination Payment” has the meaning set forth in “Description of the Certificates—Interest Rate Swap Agreement” in this free writing prospectus.

“Telerate Page 3750” means the display page currently so designated on the Bridge Telerate Service (or any other page as may replace that page on that service for the purpose of displaying comparable rates or prices).

“Total Monthly Excess Spread” as to any distribution date equals the excess, if any, of (x) the interest on the mortgage loans received by the servicer on or prior to the related Determination Date (exclusive of Prepayment Interest Excesses) or advanced by the servicer for the related Servicer Remittance Date, net of the aggregate servicing fee and the expenses used to determine the Expense Fee Rate, over (y) the sum of (a) the amounts paid to the classes of certificates pursuant to clause (i) under the eighth full paragraph of “Description of the Certificates—

Distributions of Interest and Principal” in this free writing prospectus and (b) any Net Swap Payments to the Swap Provider.

“Trigger Event” means either a Cumulative Loss Trigger Event or a Delinquency Trigger Event.

“Trust REMIC” has the meaning set forth in “Federal Income Tax Considerations—General” in this free writing prospectus.

“Unpaid Interest Amount” for any class of certificates and any distribution date will equal the sum of (a) the portion of Accrued Certificate Interest from distribution dates prior to the current distribution date remaining unpaid immediately prior to the current distribution date, and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

“Unpaid Realized Loss Amount” means, with respect to any class of Class M or Class B certificates and as to any distribution date, the excess of (i) Applied Realized Loss Amounts with respect to that class over (ii) the sum of (a) all distributions in reduction of Applied Realized Loss Amounts on all previous distribution dates, and (b) the amount by which the Class Certificate Balance of such class has been increased due to the distribution of any Subsequent Recoveries on all previous distribution dates. Any amounts distributed to a class of Subordinated Certificates in respect of any Unpaid Realized Loss Amount will not be applied to reduce the Class Certificate Balance of that class.

“WAC Cap” has the meaning set forth in “Description of the Certificates—Distributions of Interest and Principal” in this free writing prospectus.

ANNEX I

CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Internal Revenue Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, société anonyme, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

1.     from a non-U.S. holder that is classified as a corporation for U.S. federal income tax purposes or is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN (or any successor form);

2.     from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Offered Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

3.     from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the IRS providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

4.     from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of an Offered Certificate):

(a)    if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)            stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(ii)           certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(iii)          certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(iv)          providing any other information, certifications, or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(b)    if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(i)            stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(ii)	certifying that the nonqualified intermediary is not acting for its own account,

(iii)          certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(iv)          providing any other information, certifications or statements that may be required by the IRS Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

5.     from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Offered Certificate, either an IRS Form W-8BEN or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, société anonyme, Euroclear or DTC may be subject to backup withholding unless the holder—

(i)            provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

(ii)           provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

(iii)          can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

ANNEX II

INTEREST RATE SWAP SCHEDULE

Distribution Dates	Notional Amount ($)	Multiplier
May 25, 2006	134,737,472.36	10
June 25, 2006	129,668,957.59	10
July 25, 2006	124,804,276.47	10
August 25, 2006	120,087,883.59	10
September 25, 2006	115,512,255.70	10
October 25, 2006	111,070,526.59	10
November 25, 2006	106,756,465.65	10
December 25, 2006	102,564,454.85	10
January 25, 2007	98,489,464.35	10
February 25, 2007	94,527,026.49	10
March 25, 2007	90,673,208.18	10
April 25, 2007	86,924,581.79	10
May 25, 2007	83,278,225.79	10
June 25, 2007	79,767,794.33	10
July 25, 2007	76,406,504.52	10
August 25, 2007	73,187,973.62	10
September 25, 2007	70,106,093.81	10
October 25, 2007	67,155,020.33	10
November 25, 2007	64,329,160.73	10
December 25, 2007	61,623,161.91	10
January 25, 2008	58,840,949.52	10
February 25, 2008	24,850,446.26	10
March 25, 2008	23,893,523.98	10
April 25, 2008	22,973,798.45	10
May 25, 2008	22,089,807.32	10
June 25, 2008	21,240,146.71	10
July 25, 2008	20,423,468.46	10
August 25, 2008	19,638,477.89	10
September 25, 2008	18,883,865.80	10
October 25, 2008	18,158,510.18	10
November 25, 2008	17,461,264.22	10
December 25, 2008	16,774,333.22	10
January 25, 2009	10,941,020.84	10
February 25, 2009	9,986,907.73	10
March 25, 2009	9,640,296.47	10
April 25, 2009	9,305,557.07	10
May 25, 2009	8,982,288.92	10
June 25, 2009	8,670,104.69	10
July 25, 2009	8,368,629.87	10
August 25, 2009	8,077,486.42	10
September 25, 2009	7,796,339.66	10
October 25, 2009	7,524,853.28	10
November 25, 2009	7,262,700.03	10
December 25, 2009	7,009,563.58	10
January 25, 2010	6,765,138.12	10
February 25, 2010	6,529,124.96	10
March 25, 2010	6,301,241.07	10
April 25, 2010	6,081,210.95	10
May 25, 2010	5,868,767.61	10
June 25, 2010	5,663,653.00	10
July 25, 2010	5,465,617.71	10
August 25, 2010	5,274,420.67	10
September 25, 2010	5,089,828.90	10
October 25, 2010	4,911,617.24	10
November 25, 2010	4,739,568.09	10
December 25, 2010 and thereafter	-	-

ANNEX III

MORTGAGE LOAN TABLES

Aggregate Mortgage Loans

Product Types

Product Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed - 10 Year	7	$419,856	0.03%	8.366%	117	66.73%	603
Fixed - 15 Year	86	8,673,132	0.62	7.936	177	68.46	611
Fixed - 20 Year	76	7,674,093	0.55	7.887	236	76.19	609
Fixed - 25 Year	8	809,258	0.06	7.673	297	83.95	595
Fixed - 30 Year	2,126	272,802,511	19.44	8.076	356	80.07	630
Balloon - 30/40	165	31,743,647	2.26	7.749	356	75.31	629
ARM - 2 Year/6 Month Balloon 30/40	950	216,916,445	15.46	8.459	357	80.96	607
ARM - 3 Year/6 Month Balloon 30/40	293	64,599,537	4.60	7.831	356	81.37	626
ARM - 2 Year/6 Month	2,326	395,194,227	28.16	8.605	357	80.32	606
ARM - 3 Year/6 Month	707	124,764,547	8.89	7.745	356	82.89	622
Interest Only ARM - 2 Year/6 Month - 24 mo. IO term	1	473,449	0.03	6.400	353	85.00	655
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	698	216,935,527	15.46	7.513	357	80.89	649
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	219	62,509,108	4.45	6.939	356	81.28	637
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Aggregate Mortgage Loans

Range of Gross Interest Rates

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
5.000 - 5.999	97	$31,534,712	2.25%	5.754%	356	76.87%	652
6.000 - 6.999	1,079	268,947,459	19.16	6.606	354	76.87	645
7.000 - 7.999	2,024	439,993,878	31.35	7.570	355	79.72	633
8.000 - 8.999	2,023	370,520,877	26.40	8.531	355	81.23	610
9.000 - 9.999	1,342	196,671,739	14.01	9.499	355	83.68	592
10.000 - 10.999	553	63,509,255	4.53	10.443	355	84.67	589
11.000 - 11.999	333	21,587,087	1.54	11.456	354	90.19	620
12.000 - 12.999	189	10,142,862	0.72	12.390	356	95.42	622
13.000 - 13.999	22	607,468	0.04	13.253	357	100.00	631
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Minimum: 5.500%

Maximum: 13.600%

Weighted Average: 8.096%

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1 - 25,000	161	$3,289,970	0.23%	11.155%	354	99.55%	651
25,001 - 50,000	322	12,362,842	0.88	10.875	347	90.81	632
50,001 - 75,000	954	59,551,394	4.24	9.449	349	82.46	603
75,001 - 100,000	1,018	88,978,308	6.34	8.745	350	80.69	607
100,001 - 125,000	804	90,683,825	6.46	8.494	353	79.44	605
125,001 - 150,000	720	98,931,196	7.05	8.265	354	78.97	609
150,001 - 175,000	566	91,577,888	6.52	8.185	353	79.70	605
175,001 - 200,000	497	93,515,972	6.66	8.177	355	78.77	610
200,001 - 225,000	387	82,390,119	5.87	8.073	356	79.30	615
225,001 - 250,000	328	78,002,774	5.56	8.120	356	79.22	617
250,001 - 275,000	318	83,281,148	5.93	7.746	355	79.61	623
275,001 - 300,000	280	80,547,837	5.74	7.731	355	79.23	621
300,001 - 325,000	245	76,673,614	5.46	7.777	357	80.42	626
325,001 - 350,000	186	62,880,935	4.48	7.755	357	80.89	628
350,001 - 375,000	151	54,767,084	3.90	7.718	356	81.96	639
375,001 - 400,000	150	58,196,767	4.15	7.845	355	80.00	631
400,001 - 425,000	118	48,825,726	3.48	7.804	357	82.50	641
425,001 - 450,000	97	42,494,122	3.03	7.845	357	83.22	639
450,001 - 475,000	60	27,690,284	1.97	7.603	356	81.16	639
475,001 - 500,000	81	39,517,759	2.82	7.888	356	82.78	638
500,001 - 750,000	208	120,351,778	8.58	7.538	357	82.37	649
750,001 - 1,000,000	11	9,003,994	0.64	8.318	357	82.54	646
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Minimum: $13,789

Maximum: $940,000

Average: $183,179

Aggregate Mortgage Loans

Stated Original Term

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
120	7	$419,856	0.03%	8.366%	117	66.73%	603
180	86	8,673,132	0.62	7.936	177	68.46	611
240	76	7,674,093	0.55	7.887	236	76.19	609
300	8	809,258	0.06	7.673	297	83.95	595
360	7,485	1,385,938,998	98.75	8.098	357	80.67	622
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Minimum: 120 months

Maximum: 360 months

Weighted Average: 358 months

Aggregate Mortgage Loans

Range of Stated Remaining Terms

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
109 - 120	7	$419,856	0.03%	8.366%	117	66.73%	603
169 - 180	86	8,673,132	0.62	7.936	177	68.46	611
229 - 240	76	7,674,093	0.55	7.887	236	76.19	609
289 - 300	8	809,258	0.06	7.673	297	83.95	595
349 - 360	7,485	1,385,938,998	98.75	8.098	357	80.67	622
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Minimum: 117 months

Maximum: 358 months

Weighted Average: 355 months

Aggregate Mortgage Loans

Range of Combined Original LTV Ratios

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
10.00 or less	1	$49,963	0.00%	8.575%	357	5.31%	629
15.01 - 20.00	5	447,849	0.03	7.521	305	17.88	607
20.01 - 25.00	16	1,812,371	0.13	8.161	357	22.76	582
25.01 - 30.00	25	3,118,958	0.22	7.682	347	28.27	586
30.01 - 35.00	23	4,080,679	0.29	7.685	339	32.32	614
35.01 - 40.00	42	5,580,702	0.40	7.927	347	37.88	598
40.01 - 45.00	66	9,378,469	0.67	7.822	351	42.59	594
45.01 - 50.00	90	14,651,988	1.04	7.519	352	48.07	589
50.01 - 55.00	107	17,822,803	1.27	7.629	345	53.00	602
55.01 - 60.00	161	29,057,645	2.07	7.508	353	58.11	602
60.01 - 65.00	256	48,538,299	3.46	7.608	353	63.16	607
65.01 - 70.00	341	65,569,770	4.67	7.944	355	68.93	591
70.01 - 75.00	506	95,789,336	6.82	8.080	354	73.97	592
75.01 - 80.00	2,596	530,752,536	37.82	7.823	355	79.80	634
80.01 - 85.00	889	171,504,913	12.22	8.185	355	84.48	601
85.01 - 90.00	1,295	251,101,572	17.89	8.344	356	89.68	624
90.01 - 95.00	529	112,188,798	7.99	8.321	356	94.70	640
95.01 - 100.00	714	42,068,685	3.00	10.882	355	99.98	660
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Minimum: 5.31%

Maximum: 100.00%

Weighted Average: 80.57%

Aggregate Mortgage Loans

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,468	$322,122,497	22.95%	8.035%	348	79.19%	629
3.501 - 4.000	3	503,992	0.04	7.039	354	85.36	655
4.501 - 5.000	17	3,546,609	0.25	7.402	355	80.03	637
5.001 - 5.500	6	1,070,440	0.08	8.558	356	82.26	630
5.501 - 6.000	2,718	561,015,104	39.97	7.729	357	81.66	621
6.001 - 6.500	2,102	453,283,202	32.30	8.445	357	81.16	625
6.501 - 7.000	173	33,948,763	2.42	9.036	357	76.72	572
7.001 - 7.500	172	27,476,787	1.96	9.483	357	69.40	564
7.501 - 8.000	3	547,943	0.04	7.285	357	80.00	618
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 3.800%

Maximum: 8.000%

Non-Zero Weighted Average: 6.114%

Aggregate Mortgage Loans

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,468	$322,122,497	22.95%	8.035%	348	79.19%	629
5.001 - 5.500	22	7,417,705	0.53	5.500	356	71.93	650
5.501 - 6.000	74	23,949,706	1.71	5.832	356	78.84	648
6.001 - 6.500	213	60,789,401	4.33	6.320	356	77.08	648
6.501 - 7.000	444	115,774,696	8.25	6.820	356	78.60	643
7.001 - 7.500	558	132,629,421	9.45	7.306	357	80.16	636
7.501 - 8.000	920	213,386,112	15.20	7.796	357	81.27	632
8.001 - 8.500	696	140,906,011	10.04	8.293	357	80.70	614
8.501 - 9.000	844	166,074,197	11.83	8.783	357	82.12	606
9.001 - 9.500	503	83,453,909	5.95	9.276	357	83.24	593
9.501 - 10.000	498	79,611,564	5.67	9.770	357	84.20	588
10.001 -10.500	208	30,473,394	2.17	10.262	357	84.32	585
10.501 - 11.000	147	19,368,796	1.38	10.748	357	83.34	575
11.001 - 11.500	36	3,967,368	0.28	11.234	357	74.63	554
11.501 - 12.000	22	2,279,784	0.16	11.787	357	66.68	539
12.001 - 12.500	9	1,310,777	0.09	12.313	357	75.40	526
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 5.500%

Maximum: 12.500%

Non-Zero Weighted Average: 8.114%

Aggregate Mortgage Loans

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,468	$322,122,497	22.95%	8.035%	348	79.19%	629
12.500 or less	24	7,970,806	0.57	5.511	356	72.76	651
12.501 - 13.000	79	24,414,631	1.74	5.879	356	78.72	646
13.001 - 13.500	213	60,826,257	4.33	6.322	356	77.10	648
13.501 - 14.000	447	116,460,583	8.30	6.832	356	78.67	643
14.001 - 14.500	562	133,181,514	9.49	7.310	357	80.18	636
14.501 - 15.000	914	212,337,691	15.13	7.799	357	81.27	632
15.001 - 15.500	692	140,447,549	10.01	8.295	357	80.68	614
15.501 - 16.000	847	166,305,602	11.85	8.788	357	82.10	606
16.001 - 16.500	507	84,395,520	6.01	9.288	357	83.35	594
16.501 - 17.000	492	78,804,350	5.61	9.770	357	84.22	588
17.001 - 17.500	203	29,321,613	2.09	10.266	357	84.04	583
17.501 - 18.000	147	19,368,796	1.38	10.748	357	83.34	575
18.001 - 18.500	37	4,103,716	0.29	11.266	357	74.64	552
18.501 - 19.000	22	2,279,784	0.16	11.787	357	66.68	539
19.001 - 19.500	8	1,174,429	0.08	12.326	357	75.44	528
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 11.600%

Maximum: 19.500%

Non-Zero Weighted Average: 15.108%

Aggregate Mortgage Loans

Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,468	$322,122,497	22.95%	8.035%	348	79.19%	629
1.000	33	5,742,749	0.41	8.338	356	84.04	619
1.500	5,161	1,075,650,092	76.64	8.113	357	80.96	620
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 1.000%

Maximum: 1.500%

Non-Zero Weighted Average: 1.497%

Aggregate Mortgage Loans

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,468	$322,122,497	22.95%	8.035%	348	79.19%	629
1.000	33	5,742,749	0.41	8.338	356	84.04	619
1.500	5,161	1,075,650,092	76.64	8.113	357	80.96	620
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 1.000%

Maximum: 1.500%

Non-Zero Weighted Average: 1.497%

Aggregate Mortgage Loans

Months to Next Rate Adjustment

Months to Next Rate Adjustment (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	2,468	$322,122,497	22.95%	8.035%	348	79.19%	629
16	1	184,081	0.01	8.500	352	84.09	520
17	3	696,679	0.05	7.097	353	84.31	621
18	31	9,594,754	0.68	7.881	354	84.82	625
19	59	12,762,888	0.91	7.970	355	82.33	604
20	661	135,152,641	9.63	8.149	356	80.39	610
21	3,195	666,210,028	47.47	8.317	357	80.57	619
22	25	4,918,578	0.35	8.592	358	83.87	621
28	1	194,840	0.01	7.625	352	80.00	675
29	15	2,988,486	0.21	7.571	353	85.17	615
30	59	11,462,340	0.82	7.865	354	83.77	618
31	211	48,242,411	3.44	7.023	355	83.66	628
32	465	95,804,298	6.83	7.428	356	82.38	625
33	468	93,180,817	6.64	7.954	357	80.70	630
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 16 months

Maximum: 33 months

Non-Zero Weighted Average: 23 months

Aggregate Mortgage Loans

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
California	1,768	$499,907,685	35.62%	7.741%	356	78.45%	633
Florida	858	133,812,745	9.53	8.413	355	78.99	611
New York	309	86,084,470	6.13	7.627	356	80.67	639
Texas	706	75,312,271	5.37	8.403	344	81.45	608
Arizona	277	46,241,987	3.29	8.165	355	81.17	620
New Jersey	179	44,492,844	3.17	8.304	355	82.03	624
Illinois	267	44,465,779	3.17	8.237	356	83.68	616
Maryland	148	32,256,572	2.30	8.046	356	79.66	601
Nevada	134	30,141,541	2.15	8.077	355	81.32	627
Michigan	279	29,241,151	2.08	8.738	356	84.45	603
Massachusetts	112	28,354,562	2.02	8.211	355	80.66	635
Washington	126	28,178,296	2.01	8.187	356	84.41	606
Georgia	197	25,671,791	1.83	8.523	356	84.17	610
Pennsylvania	232	25,645,074	1.83	8.425	353	83.98	612
Ohio	230	23,726,604	1.69	8.859	355	86.97	613
Other	1,840	249,981,965	17.81	8.390	354	82.23	611
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Number of States/District of Columbia Represented: 51

Aggregate Mortgage Loans

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Primary	6,787	$1,264,827,449	90.12%	8.008%	355	80.25%	619
Investment	680	103,896,370	7.40	9.031	355	83.73	642
Second Home	195	34,791,518	2.48	8.484	357	82.73	669
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Single Family Residence	5,914	$1,050,309,004	74.83%	8.087%	354	80.29%	618
Planned Unit Development	867	169,585,405	12.08	8.098	355	81.80	619
2-4 Family	390	94,499,516	6.73	8.113	355	80.99	652
Condominium	491	89,121,413	6.35	8.176	356	81.07	636
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Aggregate Mortgage Loans

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Refinance - Cashout	3,860	$735,003,045	52.37%	7.977%	354	77.88%	607
Purchase	3,112	545,191,842	38.84	8.331	356	83.80	642
Refinance - Rate Term	690	123,320,450	8.79	7.763	353	82.30	618
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Full Documentation	4,603	$789,080,265	56.22%	7.703%	354	80.34%	612
Stated Documentation	2,955	591,267,625	42.13	8.640	356	80.86	634
Limited Documentation	104	23,167,446	1.65	7.579	357	80.90	628
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Aggregate Mortgage Loans

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
500 - 524	444	$65,270,913	4.65%	9.407%	355	73.31%	512
525 - 549	478	70,602,800	5.03	8.994	355	75.99	537
550 - 574	924	151,587,187	10.80	8.645	353	77.93	562
575 - 599	1,076	188,935,379	13.46	8.158	355	79.20	588
600 - 624	1,416	264,971,338	18.88	7.914	355	81.61	612
625 - 649	1,348	247,728,821	17.65	7.897	355	82.32	637
650 - 674	957	197,209,358	14.05	7.741	354	82.26	661
675 - 699	482	98,850,174	7.04	7.695	356	82.85	686
700 - 724	251	54,576,155	3.89	7.898	355	82.22	711
725 - 749	155	32,991,113	2.35	7.803	357	82.73	736
750 - 774	87	20,494,998	1.46	7.628	357	81.75	762
775 - 799	38	8,694,709	0.62	7.336	357	81.36	784
800 +	6	1,602,391	0.11	7.602	357	78.57	806
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 500

Maximum: 813

Non-Zero Weighted Average: 622

Aggregate Mortgage Loans

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	1,969	$332,156,411	23.67%	8.636%	354	82.18%	620
12	367	103,343,320	7.36	7.890	356	80.61	639
24	3,321	630,549,408	44.93	8.141	357	80.66	618
36	2,005	337,466,197	24.04	7.542	352	78.81	625
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Non-Zero Minimum: 12 months

Maximum: 36 months

Non-Zero Weighted Average: 27 months

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1st Lien	7,002	$1,371,217,450	97.70%	8.018%	355	80.12%	621
2nd Lien	660	32,297,887	2.30	11.389	355	99.77	661
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Aggregate Mortgage Loans

Original Interest Only Term

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	6,744	$1,123,597,253	80.06%	8.273%	354	80.47%	616
24	1	473,449	0.03	6.400	353	85.00	655
60	917	279,444,635	19.91	7.385	357	80.98	646
Total/Weighted Average/ % of Mortgage Loan Pool:	7,662	$1,403,515,337	100.00%	8.096%	355	80.57%	622

Group I Mortgage Loans

Product Types

Product Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed - 10 Year	2	$131,220	0.02%	9.048%	117	79.54%	610
Fixed - 15 Year	43	4,543,989	0.85	7.818	177	67.28	614
Fixed - 20 Year	22	2,095,254	0.39	7.741	237	73.08	613
Fixed - 25 Year	2	232,242	0.04	6.382	297	83.85	643
Fixed - 30 Year	695	102,579,172	19.17	7.798	356	77.02	625
Balloon - 30/40	78	14,037,755	2.62	7.553	357	71.36	628
ARM - 2 Year/6 Month Balloon 30/40	460	89,643,142	16.76	8.616	357	80.23	598
ARM - 3 Year/6 Month Balloon 30/40	118	21,655,864	4.05	8.051	357	83.55	630
ARM - 2 Year/6 Month	1,247	176,209,202	32.94	8.784	357	80.66	599
ARM - 3 Year/6 Month	284	40,934,560	7.65	7.994	356	85.56	623
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	262	63,674,532	11.90	7.452	357	80.05	642
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	87	19,275,030	3.60	7.073	356	83.38	634
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Group I Mortgage Loans

Range of Gross Interest Rates

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
5.000 - 5.999	34	$8,672,888	1.62%	5.761%	356	77.05%	643
6.000 - 6.999	435	91,599,590	17.12	6.601	353	74.91	642
7.000 - 7.999	846	150,367,578	28.11	7.578	354	78.92	629
8.000 - 8.999	983	150,785,072	28.18	8.556	355	81.45	605
9.000 - 9.999	697	95,766,235	17.90	9.497	355	83.90	591
10.000 - 10.999	265	33,116,915	6.19	10.417	356	83.08	583
11.000 - 11.999	32	3,679,838	0.69	11.334	357	73.55	563
12.000 - 12.999	8	1,023,846	0.19	12.257	357	76.09	525
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Minimum: 5.500%

Maximum: 12.500%

Weighted Average: 8.211%

Group I Mortgage Loans

Range of Cut-off Date Principal Balances

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
25,001 - 50,000	29	$1,442,913	0.27%	9.267%	301	65.65%	584
50,001 - 75,000	498	31,134,864	5.82	9.176	352	81.99	602
75,001 - 100,000	533	46,436,568	8.68	8.514	351	80.83	608
100,001 - 125,000	425	47,973,176	8.97	8.536	355	79.30	605
125,001 - 150,000	380	52,225,009	9.76	8.261	355	79.74	613
150,001 - 175,000	280	45,353,823	8.48	8.143	352	80.96	615
175,001 - 200,000	217	40,930,525	7.65	8.245	354	78.66	611
200,001 - 225,000	194	41,193,562	7.70	8.175	357	79.08	616
225,001 - 250,000	148	35,177,055	6.58	8.257	355	78.02	607
250,001 - 275,000	132	34,621,594	6.47	7.781	357	77.79	612
275,001 - 300,000	111	31,954,802	5.97	7.864	353	78.79	605
300,001 - 325,000	101	31,563,138	5.90	7.806	357	79.69	623
325,001 - 350,000	71	24,023,399	4.49	7.819	356	81.65	628
350,001 - 375,000	69	25,037,886	4.68	7.886	356	83.77	640
375,001 - 400,000	56	21,746,440	4.06	8.256	357	80.29	613
400,001 - 425,000	39	15,942,369	2.98	7.884	357	83.82	631
425,001 - 450,000	2	863,369	0.16	10.237	358	85.00	648
450,001 - 475,000	2	937,457	0.18	8.572	356	77.25	674
475,001 - 500,000	8	3,881,980	0.73	7.738	357	83.16	648
500,001 - 750,000	5	2,572,032	0.48	7.422	357	83.05	682
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Minimum: $48,061

Maximum: $522,573

Average: $162,125

Group I Mortgage Loans

Stated Original Term

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
120	2	$131,220	0.02%	9.048%	117	79.54%	610
180	43	4,543,989	0.85	7.818	177	67.28	614
240	22	2,095,254	0.39	7.741	237	73.08	613
300	2	232,242	0.04	6.382	297	83.85	643
360	3,231	528,009,255	98.69	8.217	357	80.16	614
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Minimum: 120 months

Maximum: 360 months

Weighted Average: 358 months

Group I Mortgage Loans

Range of Stated Remaining Terms

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
109 - 120	2	$131,220	0.02%	9.048%	117	79.54%	610
169 - 180	43	4,543,989	0.85	7.818	177	67.28	614
229 - 240	22	2,095,254	0.39	7.741	237	73.08	613
289 - 300	2	232,242	0.04	6.382	297	83.85	643
349 - 360	3,231	528,009,255	98.69	8.217	357	80.16	614
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Minimum: 117 months

Maximum: 358 months

Weighted Average: 355 months

Group I Mortgage Loans

Range of Combined Original LTV Ratios

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
10.00 or less	1	$49,963	0.01%	8.575%	357	5.31%	629
15.01 - 20.00	3	184,711	0.03	8.685	357	18.00	593
20.01 - 25.00	8	796,584	0.15	7.829	357	22.37	619
25.01 - 30.00	17	2,224,202	0.42	7.620	352	28.44	586
30.01 - 35.00	13	2,092,773	0.39	7.653	333	32.48	613
35.01 - 40.00	28	3,870,709	0.72	8.213	351	38.02	591
40.01 - 45.00	39	5,429,932	1.01	7.827	351	43.06	606
45.01 - 50.00	49	7,825,230	1.46	7.674	349	48.16	586
50.01 - 55.00	59	9,462,905	1.77	7.743	341	53.01	605
55.01 - 60.00	82	16,087,886	3.01	7.481	352	57.99	603
60.01 - 65.00	110	20,990,713	3.92	7.688	355	63.07	604
65.01 - 70.00	143	28,127,374	5.26	7.896	356	68.97	597
70.01 - 75.00	230	42,645,391	7.97	8.179	355	73.95	592
75.01 - 80.00	969	146,074,132	27.30	8.091	355	79.69	622
80.01 - 85.00	388	63,173,897	11.81	8.496	354	84.50	591
85.01 - 90.00	767	117,933,195	22.04	8.540	356	89.79	621
90.01 - 95.00	345	61,167,153	11.43	8.228	356	94.72	640
95.01 - 100.00	49	6,875,210	1.29	9.071	356	99.99	650
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614
Minimum: 5.31%

Maximum: 100.00%

Weighted Average: 80.02%

Group I Mortgage Loans

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	842	$123,619,633	23.11%	7.769%	347	75.97%	625
3.501 - 4.000	2	352,605	0.07	7.335	354	85.51	663
4.501 - 5.000	8	1,424,865	0.27	8.109	354	82.04	620
5.001 - 5.500	3	308,533	0.06	9.645	357	74.67	533
5.501 - 6.000	1,268	205,897,950	38.48	7.926	357	82.58	616
6.001 - 6.500	1,021	174,471,681	32.61	8.656	357	81.11	613
6.501 - 7.000	86	17,302,087	3.23	9.256	357	76.89	570
7.001 - 7.500	69	11,582,664	2.16	9.729	357	65.88	558
7.501 - 8.000	1	51,943	0.01	10.950	357	80.00	582
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 3.800%

Maximum: 8.000%

Non-Zero Weighted Average: 6.124%

Group I Mortgage Loans

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	842	$123,619,633	23.11%	7.769%	347	75.97%	625
5.001 - 5.500	8	1,977,742	0.37	5.500	356	72.86	635
5.501 - 6.000	27	6,864,986	1.28	5.842	356	80.08	646
6.001 - 6.500	84	21,661,210	4.05	6.347	356	75.07	642
6.501 - 7.000	159	33,738,033	6.31	6.828	357	77.60	636
7.001 - 7.500	213	39,372,306	7.36	7.304	357	80.19	629
7.501 - 8.000	404	72,974,874	13.64	7.804	357	81.27	626
8.001 - 8.500	323	49,695,030	9.29	8.299	357	80.40	607
8.501 - 9.000	429	72,098,158	13.48	8.794	357	82.58	601
9.001 - 9.500	281	40,066,371	7.49	9.279	357	84.07	594
9.501 - 10.000	283	40,833,548	7.63	9.772	357	84.18	589
10.001 -10.500	130	17,691,368	3.31	10.257	357	83.79	586
10.501 - 11.000	90	11,228,218	2.10	10.751	357	82.98	579
11.001 - 11.500	15	1,564,977	0.29	11.289	357	74.39	551
11.501 - 12.000	6	747,120	0.14	11.768	357	55.63	535
12.001 - 12.500	6	878,389	0.16	12.286	357	77.10	525
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 5.500%

Maximum: 12.500%

Non-Zero Weighted Average: 8.344%

Group I Mortgage Loans

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	842	$123,619,633	23.11%	7.769%	347	75.97%	625
12.500 or less	8	1,977,742	0.37	5.500	356	72.86	635
12.501 - 13.000	28	6,964,649	1.30	5.858	356	80.08	646
13.001 - 13.500	85	21,777,748	4.07	6.352	356	75.15	642
13.501 - 14.000	162	34,380,116	6.43	6.848	357	77.58	637
14.001 - 14.500	216	39,740,318	7.43	7.314	357	80.27	629
14.501 - 15.000	401	72,384,762	13.53	7.807	357	81.35	625
15.001 - 15.500	320	49,420,649	9.24	8.304	357	80.33	606
15.501 - 16.000	434	72,753,738	13.60	8.806	357	82.55	601
16.001 - 16.500	285	41,007,982	7.66	9.304	357	84.28	595
16.501 - 17.000	277	40,026,333	7.48	9.770	357	84.22	589
17.001 - 17.500	125	16,539,587	3.09	10.265	357	83.25	583
17.501 - 18.000	90	11,228,218	2.10	10.751	357	82.98	579
18.001 - 18.500	16	1,701,325	0.32	11.362	357	74.44	548
18.501 - 19.000	6	747,120	0.14	11.768	357	55.63	535
19.001 - 19.500	5	742,041	0.14	12.302	357	77.49	528
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 12.500%

Maximum: 19.500%

Non-Zero Weighted Average: 15.334%

Group I Mortgage Loans

Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	842	$123,619,633	23.11%	7.769%	347	75.97%	625
1.000	20	3,302,180	0.62	9.212	356	85.25	621
1.500	2,438	408,090,148	76.28	8.337	357	81.21	611
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 1.000%

Maximum: 1.500%

Non-Zero Weighted Average: 1.496%

Group I Mortgage Loans

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	842	$123,619,633	23.11%	7.769%	347	75.97%	625
1.000	20	3,302,180	0.62	9.212	356	85.25	621
1.500	2,438	408,090,148	76.28	8.337	357	81.21	611
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 1.000%

Maximum: 1.500%

Non-Zero Weighted Average: 1.496%

Group I Mortgage Loans

Months to Next Rate Adjustment

Months to Next Rate Adjustment (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	842	$123,619,633	23.11%	7.769%	347	75.97%	625
17	1	96,349	0.02	9.200	353	80.00	595
18	15	2,763,778	0.52	8.207	354	83.49	625
19	33	5,434,506	1.02	8.351	355	79.17	593
20	253	41,893,564	7.83	8.471	356	82.01	607
21	1,649	276,311,115	51.65	8.486	357	80.12	607
22	18	3,027,563	0.57	8.621	358	85.69	616
28	1	194,840	0.04	7.625	352	80.00	675
29	12	1,830,403	0.34	7.487	353	86.31	632
30	28	4,760,574	0.89	7.774	354	84.21	619
31	92	16,507,561	3.09	7.148	355	85.53	620
32	166	27,883,407	5.21	7.670	356	85.03	627
33	190	30,688,669	5.74	8.271	357	83.46	632
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 17 months

Maximum: 33 months

Non-Zero Weighted Average: 23 months

Group I Mortgage Loans

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
California	667	$165,177,355	30.87%	7.736%	355	73.22%	615
Florida	345	53,684,493	10.03	8.411	354	79.25	614
Texas	276	27,338,334	5.11	8.521	347	82.65	610
New York	108	25,025,334	4.68	7.921	356	82.52	624
Illinois	123	19,005,163	3.55	8.342	355	85.58	616
Arizona	115	18,892,593	3.53	8.119	356	81.43	619
Ohio	157	15,811,492	2.96	8.833	355	88.76	617
Michigan	137	14,531,033	2.72	8.752	357	85.99	607
New Jersey	67	14,075,193	2.63	8.375	353	81.44	612
Pennsylvania	112	12,139,318	2.27	8.517	353	85.98	623
Georgia	91	11,756,287	2.20	8.528	356	85.55	608
Maryland	49	10,357,339	1.94	8.366	354	80.08	601
Nevada	47	9,611,720	1.80	8.220	357	81.97	632
Minnesota	48	9,051,905	1.69	7.799	356	85.49	645
Massachusetts	38	8,180,542	1.53	8.574	356	83.67	640
Other	920	120,373,860	22.50	8.522	354	83.49	608
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Number of States/District of Columbia Represented: 50

Group I Mortgage Loans

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Primary	2,749	$450,387,089	84.18%	8.066%	354	79.23%	608
Investment	451	66,852,199	12.50	9.108	355	84.47	640
Second Home	100	17,772,673	3.32	8.515	357	83.34	666
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Single Family Residence	2,621	$410,487,550	76.72%	8.183%	354	79.68%	610
Planned Unit Development	303	52,131,705	9.74	8.287	356	82.10	618
2-4 Family	185	41,112,314	7.68	8.394	353	80.72	643
Condominium	191	31,280,392	5.85	8.206	356	80.14	630
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Group I Mortgage Loans

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Refinance - Cashout	1,834	$339,796,317	63.51%	8.085%	354	77.63%	607
Purchase	1,182	148,836,361	27.82	8.579	356	84.46	631
Refinance - Rate Term	284	46,379,283	8.67	7.956	353	83.28	616
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Group I Mortgage Loans

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Full Documentation	1,950	$302,860,103	56.61%	7.798%	354	80.85%	610
Stated Documentation	1,301	223,148,493	41.71	8.801	355	78.89	619
Limited Documentation	49	9,003,365	1.68	7.484	357	80.27	619
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Group I Mortgage Loans

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
500 - 524	203	$30,014,596	5.61%	9.432%	356	73.17%	512
525 - 549	233	32,469,238	6.07	9.048	356	74.65	538
550 - 574	440	67,776,344	12.67	8.835	354	78.24	562
575 - 599	549	85,500,303	15.98	8.346	355	79.24	587
600 - 624	616	100,699,330	18.82	7.938	354	81.18	612
625 - 649	508	84,789,025	15.85	7.828	354	81.93	637
650 - 674	370	64,081,952	11.98	7.742	353	82.26	661
675 - 699	190	35,199,835	6.58	7.819	356	82.54	685
700 - 724	78	13,620,464	2.55	7.793	353	81.55	710
725 - 749	59	10,647,770	1.99	7.906	357	83.17	734
750 - 774	39	7,545,482	1.41	7.787	357	82.11	762
775 - 799	12	1,850,375	0.35	7.186	357	71.31	783
800 +	3	817,247	0.15	8.439	357	83.85	808
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 500

Maximum: 813

Non-Zero Weighted Average: 614

Group I Mortgage Loans

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	778	$118,290,889	22.11%	8.801%	354	83.18%	614
12	128	31,034,454	5.80	8.220	357	81.75	628
24	1,494	247,634,813	46.29	8.260	357	79.39	605
36	900	138,051,805	25.80	7.615	351	78.06	627
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Non-Zero Minimum: 12 months

Maximum: 36 months

Non-Zero Weighted Average: 27 months

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1st Lien	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Group I Mortgage Loans

Original Interest Only Term

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	2,951	$452,062,400	84.50%	8.366%	354	79.87%	610
60	349	82,949,561	15.50	7.364	356	80.83	640
Total/Weighted Average/ % of Mortgage Loan Pool:	3,300	$535,011,961	100.00%	8.211%	355	80.02%	614

Group II Mortgage Loans

Product Types

Product Types	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed - 10 Year	5	$288,636	0.03%	8.056%	117	60.91%	600
Fixed - 15 Year	43	4,129,143	0.48	8.067	176	69.76	609
Fixed - 20 Year	54	5,578,839	0.64	7.941	236	77.35	608
Fixed - 25 Year	6	577,016	0.07	8.193	297	83.99	575
Fixed - 30 Year	1,431	170,223,339	19.60	8.243	356	81.91	633
Balloon - 30/40	87	17,705,891	2.04	7.904	356	78.45	629
ARM - 2 Year/6 Month Balloon 30/40	490	127,273,303	14.65	8.348	357	81.47	613
ARM - 3 Year/6 Month Balloon 30/40	175	42,943,673	4.94	7.720	356	80.28	624
ARM - 2 Year/6 Month	1,079	218,985,026	25.21	8.461	357	80.06	611
ARM - 3 Year/6 Month	423	83,829,988	9.65	7.623	356	81.58	622
Interest Only ARM - 2 Year/6 Month - 24 mo. IO term	1	473,449	0.05	6.400	353	85.00	655
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	436	153,260,996	17.65	7.539	357	81.23	652
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	132	43,234,078	4.98	6.879	356	80.35	638
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Group II Mortgage Loans

Range of Gross Interest Rates

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
5.000 - 5.999	63	$22,861,823	2.63%	5.751%	356	76.80%	656
6.000 - 6.999	644	177,347,869	20.42	6.609	354	77.88	647
7.000 - 7.999	1,178	289,626,300	33.35	7.567	355	80.13	636
8.000 - 8.999	1,040	219,735,805	25.30	8.514	355	81.08	614
9.000 - 9.999	645	100,905,504	11.62	9.500	355	83.47	593
10.000 - 10.999	288	30,392,341	3.50	10.471	354	86.40	594
11.000 - 11.999	301	17,907,250	2.06	11.481	354	93.61	631
12.000 - 12.999	181	9,119,016	1.05	12.405	356	97.59	633
13.000 - 13.999	22	607,468	0.07	13.253	357	100.00	631
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Minimum: 5.500%

Maximum: 13.600%

Weighted Average: 8.025%

Group II Mortgage Loans

Range of Cut-off Date Principal Balances

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1 - 25,000	161	$3,289,970	0.38%	11.155%	354	99.55%	651
25,001 - 50,000	293	10,919,928	1.26	11.088	353	94.14	639
50,001 - 75,000	456	28,416,530	3.27	9.748	346	82.98	605
75,001 - 100,000	485	42,541,740	4.90	8.996	349	80.53	605
100,001 - 125,000	379	42,710,649	4.92	8.447	351	79.60	605
125,001 - 150,000	340	46,706,187	5.38	8.270	352	78.10	605
150,001 - 175,000	286	46,224,066	5.32	8.225	354	78.47	597
175,001 - 200,000	280	52,585,447	6.05	8.124	356	78.85	609
200,001 - 225,000	193	41,196,557	4.74	7.971	355	79.52	615
225,001 - 250,000	180	42,825,719	4.93	8.008	357	80.21	625
250,001 - 275,000	186	48,659,554	5.60	7.722	354	80.90	630
275,001 - 300,000	169	48,593,035	5.60	7.643	357	79.52	632
300,001 - 325,000	144	45,110,476	5.19	7.756	357	80.94	627
325,001 - 350,000	115	38,857,536	4.47	7.716	357	80.41	628
350,001 - 375,000	82	29,729,198	3.42	7.576	357	80.44	639
375,001 - 400,000	94	36,450,327	4.20	7.600	355	79.82	641
400,001 - 425,000	79	32,883,357	3.79	7.765	357	81.86	645
425,001 - 450,000	95	41,630,753	4.79	7.796	357	83.18	638
450,001 - 475,000	58	26,752,827	3.08	7.569	356	81.30	637
475,001 - 500,000	73	35,635,780	4.10	7.905	356	82.73	637
500,001 - 750,000	203	117,779,747	13.56	7.541	356	82.35	648
750,001 - 1,000,000	11	9,003,994	1.04	8.318	357	82.54	646
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Minimum: $13,789

Maximum: $940,000

Average: $199,107

Group II Mortgage Loans

Stated Original Term

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
120	5	$288,636	0.03%	8.056%	117	60.91%	600
180	43	4,129,143	0.48	8.067	176	69.76	609
240	54	5,578,839	0.64	7.941	236	77.35	608
300	6	577,016	0.07	8.193	297	83.99	575
360	4,254	857,929,743	98.78	8.025	357	80.99	627
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Minimum: 120 months

Maximum: 360 months

Weighted Average: 358 months

Group II Mortgage Loans

Range of Stated Remaining Terms

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
109 - 120	5	$288,636	0.03%	8.056%	117	60.91%	600
169 - 180	43	4,129,143	0.48	8.067	176	69.76	609
229 - 240	54	5,578,839	0.64	7.941	236	77.35	608
289 - 300	6	577,016	0.07	8.193	297	83.99	575
349 - 360	4,254	857,929,743	98.78	8.025	357	80.99	627
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Minimum: 117 months

Maximum: 358 months

Weighted Average: 355 months

Group II Mortgage Loans

Range of Combined Original LTV Ratios

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
15.01 - 20.00	2	$263,137	0.03%	6.704%	268	17.79%	616
20.01 - 25.00	8	1,015,787	0.12	8.421	357	23.06	552
25.01 - 30.00	8	894,756	0.10	7.836	332	27.84	586
30.01 - 35.00	10	1,987,905	0.23	7.717	344	32.15	615
35.01 - 40.00	14	1,709,993	0.20	7.280	338	37.56	612
40.01 - 45.00	27	3,948,537	0.45	7.814	352	41.95	578
45.01 - 50.00	41	6,826,758	0.79	7.342	355	47.97	594
50.01 - 55.00	48	8,359,898	0.96	7.500	349	52.99	598
55.01 - 60.00	79	12,969,759	1.49	7.541	354	58.26	601
60.01 - 65.00	146	27,547,585	3.17	7.547	351	63.22	609
65.01 - 70.00	198	37,442,396	4.31	7.980	355	68.89	587
70.01 - 75.00	276	53,143,944	6.12	8.001	353	73.98	593
75.01 - 80.00	1,627	384,678,404	44.29	7.722	355	79.84	639
80.01 - 85.00	501	108,331,017	12.47	8.004	355	84.47	608
85.01 - 90.00	528	133,168,378	15.33	8.169	356	89.59	627
90.01 - 95.00	184	51,021,646	5.87	8.431	356	94.68	640
95.01 - 100.00	665	35,193,475	4.05	11.236	355	99.98	662
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Minimum: 17.42%

Maximum: 100.00%

Weighted Average: 80.91%

Group II Mortgage Loans

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,626	$198,502,864	22.86%	8.200%	349	81.20%	631
3.501 - 4.000	1	151,386	0.02	6.350	355	85.00	636
4.501 - 5.000	9	2,121,745	0.24	6.927	355	78.69	648
5.001 - 5.500	3	761,907	0.09	8.117	355	85.34	670
5.501 - 6.000	1,450	355,117,154	40.89	7.615	357	81.13	624
6.001 - 6.500	1,081	278,811,521	32.10	8.312	357	81.20	632
6.501 - 7.000	87	16,646,676	1.92	8.807	357	76.53	573
7.001 - 7.500	103	15,894,123	1.83	9.304	357	71.96	568
7.501 - 8.000	2	496,000	0.06	6.901	357	80.00	622
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 3.810%

Maximum: 8.000%

Non-Zero Weighted Average: 6.108%

Group II Mortgage Loans

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,626	$198,502,864	22.86%	8.200%	349	81.20%	631
5.001 - 5.500	14	5,439,964	0.63	5.500	356	71.60	656
5.501 - 6.000	47	17,084,720	1.97	5.827	356	78.33	649
6.001 - 6.500	129	39,128,191	4.51	6.305	356	78.20	651
6.501 - 7.000	285	82,036,663	9.45	6.817	356	79.01	645
7.001 - 7.500	345	93,257,115	10.74	7.307	357	80.14	640
7.501 - 8.000	516	140,411,239	16.17	7.791	357	81.28	636
8.001 - 8.500	373	91,210,981	10.50	8.290	357	80.87	618
8.501 - 9.000	415	93,976,040	10.82	8.775	357	81.76	610
9.001 - 9.500	222	43,387,538	5.00	9.272	357	82.48	593
9.501 - 10.000	215	38,778,017	4.46	9.769	357	84.22	588
10.001 -10.500	78	12,782,026	1.47	10.268	357	85.06	584
10.501 - 11.000	57	8,140,577	0.94	10.742	357	83.85	570
11.001 - 11.500	21	2,402,391	0.28	11.199	357	74.79	556
11.501 - 12.000	16	1,532,664	0.18	11.796	357	72.07	540
12.001 - 12.500	3	432,388	0.05	12.368	357	71.93	528
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 5.500%

Maximum: 12.400%

Non-Zero Weighted Average: 7.973%

Group II Mortgage Loans

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,626	$198,502,864	22.86%	8.200%	349	81.20%	631
12.500 or less	16	5,993,065	0.69	5.515	356	72.73	656
12.501 - 13.000	51	17,449,983	2.01	5.887	356	78.18	646
13.001 - 13.500	128	39,048,509	4.50	6.305	356	78.19	651
13.501 - 14.000	285	82,080,467	9.45	6.825	356	79.13	646
14.001 - 14.500	346	93,441,196	10.76	7.309	357	80.15	639
14.501 - 15.000	513	139,952,929	16.11	7.794	357	81.23	636
15.001 - 15.500	372	91,026,900	10.48	8.289	357	80.86	618
15.501 - 16.000	413	93,551,864	10.77	8.775	357	81.75	610
16.001 - 16.500	222	43,387,538	5.00	9.272	357	82.48	593
16.501 - 17.000	215	38,778,017	4.46	9.769	357	84.22	588
17.001 - 17.500	78	12,782,026	1.47	10.268	357	85.06	584
17.501 - 18.000	57	8,140,577	0.94	10.742	357	83.85	570
18.001 - 18.500	21	2,402,391	0.28	11.199	357	74.79	556
18.501 - 19.000	16	1,532,664	0.18	11.796	357	72.07	540
19.001 - 19.500	3	432,388	0.05	12.368	357	71.93	528
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 11.600%

Maximum: 19.400%

Non-Zero Weighted Average: 14.968%

Group II Mortgage Loans

Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,626	$198,502,864	22.86%	8.200%	349	81.20%	631
1.000	13	2,440,569	0.28	7.156	356	82.39	617
1.500	2,723	667,559,943	76.86	7.976	357	80.82	625
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 1.000%

Maximum: 1.500%

Non-Zero Weighted Average: 1.498%

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,626	$198,502,864	22.86%	8.200%	349	81.20%	631
1.000	13	2,440,569	0.28	7.156	356	82.39	617
1.500	2,723	667,559,943	76.86	7.976	357	80.82	625
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 1.000%

Maximum: 1.500%

Non-Zero Weighted Average: 1.498%

Group II Mortgage Loans

Months to Next Rate Adjustment

Months to Next Rate Adjustment (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	1,626	$198,502,864	22.86%	8.200%	349	81.20%	631
16	1	184,081	0.02	8.500	352	84.09	520
17	2	600,330	0.07	6.759	353	85.00	625
18	16	6,830,975	0.79	7.749	354	85.36	625
19	26	7,328,382	0.84	7.687	355	84.67	612
20	408	93,259,077	10.74	8.004	356	79.66	612
21	1,546	389,898,913	44.89	8.197	357	80.89	628
22	7	1,891,014	0.22	8.546	358	80.97	629
29	3	1,158,083	0.13	7.705	353	83.37	588
30	31	6,701,767	0.77	7.929	354	83.46	617
31	119	31,734,851	3.65	6.957	355	82.69	633
32	299	67,920,891	7.82	7.328	356	81.29	624
33	278	62,492,148	7.20	7.799	357	79.35	628
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 16 months

Maximum: 33 months

Non-Zero Weighted Average: 24 months

Group II Mortgage Loans

Geographic Distribution of Mortgaged Properties

Geographic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
California	1,101	$334,730,329	38.54%	7.743%	356	81.03%	643
Florida	513	80,128,252	9.23	8.414	355	78.82	608
New York	201	61,059,136	7.03	7.507	355	79.91	646
Texas	430	47,973,936	5.52	8.335	343	80.76	607
New Jersey	112	30,417,652	3.50	8.271	356	82.31	629
Arizona	162	27,349,394	3.15	8.196	355	80.99	621
Illinois	144	25,460,616	2.93	8.159	356	82.26	616
Maryland	99	21,899,233	2.52	7.895	356	79.46	601
Washington	87	20,633,761	2.38	8.217	356	84.28	603
Nevada	87	20,529,821	2.36	8.010	354	81.01	624
Massachusetts	74	20,174,020	2.32	8.064	354	79.44	634
Michigan	142	14,710,118	1.69	8.724	356	82.94	599
Georgia	106	13,915,504	1.60	8.519	355	83.01	611
Pennsylvania	120	13,505,756	1.56	8.342	352	82.19	602
Virginia	72	13,329,237	1.53	8.262	356	77.73	600
Other	912	122,686,610	14.13	8.333	354	81.48	612
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Number of States/District of Columbia Represented: 50

Group II Mortgage Loans

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Primary	4,038	$814,440,360	93.78%	7.976%	355	80.82%	625
Investment	229	37,044,172	4.27	8.892	355	82.38	644
Second Home	95	17,018,844	1.96	8.451	356	82.09	671
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Single Family Residence	3,293	$639,821,454	73.67%	8.025%	355	80.68%	624
Planned Unit Development	564	117,453,700	13.52	8.014	355	81.67	619
Condominium	300	57,841,021	6.66	8.159	356	81.57	640
2-4 Family	205	53,387,201	6.15	7.897	356	81.20	659
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Group II Mortgage Loans

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Purchase	1,930	$396,355,481	45.64%	8.238%	356	83.55%	647
Refinance - Cashout	2,026	395,206,728	45.50	7.885	354	78.10	607
Refinance - Rate Term	406	76,941,167	8.86	7.647	352	81.71	620
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Full Documentation	2,653	$486,220,163	55.98%	7.644%	354	80.02%	613
Stated Documentation	1,654	368,119,132	42.39	8.542	356	82.06	644
Limited Documentation	55	14,164,081	1.63	7.639	357	81.30	633
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Group II Mortgage Loans

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
500 - 524	241	$35,256,317	4.06%	9.385%	355	73.42%	512
525 - 549	245	38,133,561	4.39	8.949	354	77.12	537
550 - 574	484	83,810,843	9.65	8.492	353	77.68	562
575 - 599	527	103,435,076	11.91	8.003	355	79.16	588
600 - 624	800	164,272,008	18.91	7.900	355	81.88	612
625 - 649	840	162,939,796	18.76	7.933	355	82.52	637
650 - 674	587	133,127,406	15.33	7.741	355	82.25	661
675 - 699	292	63,650,339	7.33	7.627	356	83.01	686
700 - 724	173	40,955,691	4.72	7.933	356	82.45	712
725 - 749	96	22,343,344	2.57	7.754	356	82.53	736
750 - 774	48	12,949,516	1.49	7.534	357	81.54	761
775 - 799	26	6,844,334	0.79	7.377	357	84.08	784
800 +	3	785,144	0.09	6.730	356	73.07	804
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626
Non-Zero Minimum: 500

Maximum: 808

Non-Zero Weighted Average: 626

Group II Mortgage Loans

Original Prepayment Penalty Term

Original Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	1,191	$213,865,522	24.62%	8.545%	354	81.62%	623
12	239	72,308,865	8.33	7.749	356	80.12	643
24	1,827	382,914,596	44.09	8.064	357	81.48	626
36	1,105	199,414,393	22.96	7.491	352	79.33	624
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Non-Zero Minimum: 12 months

Maximum: 36 months

Non-Zero Weighted Average: 26 months

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1st Lien	3,702	$836,205,489	96.28%	7.895%	355	80.18%	625
2nd Lien	660	32,297,887	3.72	11.389	355	99.77	661
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626

Group II Mortgage Loans

Original Interest Only Term

Original Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	3,793	$671,534,853	77.32%	8.210%	354	80.87%	620
24	1	473,449	0.05	6.400	353	85.00	655
60	568	196,495,074	22.62	7.393	357	81.04	649
Total/Weighted Average/ % of Mortgage Loan Pool:	4,362	$868,503,376	100.00%	8.025%	355	80.91%	626